UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D. C. 20549

                                    FORM 10

                  GENERAL FORM FOR REGISTRATION OF SECURITIES
    PURSUANT TO SECTION 12(B) OR (G) OF THE SECURITIES EXCHANGE ACT OF 1934

                                  Sustainable
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                                   Power Corp



                             Sustainable Power Corp
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             (Exact name of registrant as specified in its charter)


              Nevada                               20-5830122
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 (State or other jurisdiction of       (I. R. S. Employer Identification No.)
  incorporation or organization)



                     7100 Hwy 146 South, Baytown, TX 77520
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              (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (281) 573-9260
                                                    --------------

                                    Copy to:

                                Cutler Law Group
                             3206 West Wimbledon Dr
                               Augusta, GA 30909
                            Attn:  M. Richard Cutler
                                 (706) 737-6600
                               (706) 738-1966 fax

Securities to be registered pursuant to Section 12(b) of the Act:

     Title of each class                    Name of each exchange on which
     to be so registered                    each class is to be registered

  None                                        N/A
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Securities to be registered pursuant to Section 12(g) of the Act:

  Common Stock, $0.001 par value
--------------------------------------------------------------------------------
                                (Title of Class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer," and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer     [ ]       Accelerated filer          [ ]
Non-accelerated filer       [ ]       Smaller reporting company  [x]
(Do not check if a
smaller reporting company)


























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TABLE OF CONTENTS

PART I

Item 1. Description of Business. ..............................................2

Item 1A. Risk Factors. .......................................................31

Item 2. Financial Information. ...............................................46

Item 3. Properties. ..........................................................51

Item 4. Security Ownership of Certain Beneficial Owners and Management. ......52

Item 5. Directors and Executive Officers. ....................................55

Item 6. Executive Compensation. ..............................................59

Item 7. Certain Relationships and Related, Transactions and
           Director Independence. ............................................68

Item 8. Legal Proceedings. ...................................................69

Item 9. Market Price of and Dividends on the Registrant's Common Equity and
           Related Stockholder Matters. ......................................70

Item 10. Recent Sales of Unregistered Securities. ............................72

Item 11. Description of Registrant's Securities to be Registered. ............79

Item 12. Indemnification of Directors and Officers. ..........................81

Item 13.  Financial Statements and Supplementary Data. .......................82

Item 14. Changes in and Disagreements with Accountants on Accounting and
             Financial Disclosure. ...........................................83

Item 15. Financial Statements and Exhibits. ..................................84

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                                  Sustainable
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                                   Power Corp

ITEM 1.  DESCRIPTION OF BUSINESS.

A.     BUSINESS  DEVELOPMENT.

Sustainable Power Corp., a development stage company (the "Company"), is a green energy provider focused on production and sale of our environmentally safe biofuel known as Vertroleum(R), as well as power generation utilizing this biofuel in generators. The Company has the exclusive right to develop, construct and manage a portfolio of green energy plants in the United States utilizing renewable Vertroleum(R) fuel sources. Our feedstock is principally municipal solid waste because of its economic and societal advantages, but we can also utilize other non-food feedstock. Our initial production facility is in final stages of completion in Baytown, Texas. Activities during our development have included completion of our business and development plans, raising capital, and research and development of the Rivera Process for processing biomass and municipal solid waste into Vertroleum(R) biofuels and biogas for the production of Vertroleum(R) fuels and generation of electrical power.

Sustainable Power Corp. was incorporated on February 4, 2004 in the state of Nevada under the name Sandy Creek Corporation. In 2007 the name was changed to Sustainable Power Corp. We currently are listed for trading on the "Pink Sheets" under the symbol "SSTP.PK".

The  Opportunity  for  "Gas  from  Trash"

Would being able to sell fuel at $1.00 a gallon or less help solve the world's energy crisis? Would reducing dependence on foreign oil to a trickle bring overall increased national productivity and improved GNP? How about producing clean burning environmentally friendly fuels which not only have no harmful emissions themselves, but also remediate greenhouse gases, CO2, and improve the so-called global warming and are 100% "green"? What if the production of these fuels reduced the global disaster associated with increasing municipal solid waste dumps by utilizing this waste as fuel in the process and also in fact remediating the existing landfills? What if this resulting biofuel could be utilized to produce electricity virtually anywhere at rates which make current rates obsolete?

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
Sustainable Power Corp. has the ability to meet all of these objectives and many more. Our technology for the production of biofuels from municipal solid waste is essentially the holy grail of energy production and emission remediation - the creation of high energy biofuels and biogas, and the generation of electricity through the utilization and gasification of ordinary trash.

Biofuels are now a tremendous alternative to fossil fuels. The well-known problem historically has been that biofuels, in particular ethanol and biodiesel, have been too expensive and inefficiently produced (estimated to cost as much as $2.10 per gallon), and in many cases have negatively impacted the food supply because of the use of food products diverted to production of fuel. Many ethanol manufacturers have been driven to terminate operations because of the high cost of fuel supply. The production of ethanol has been stated to drive up food costs by as much as 75% in some instances.

The focus of Sustainable Power Corp. has been the production of biofuel which is
(1) cost efficient beyond anything previously achieved with ethanol or other biofuels and (2) not reliant on food crops or other viable bio materials for fuel. The result of this research and development has been the completion of a process which not only accomplishes these objectives, but does so with positive environmental impact and explosive Company revenues as the Company changes the world as we know it with respect to energy.

The next step for Sustainable Power will be completion of our Baytown, Texas facility and commencing the production of revenues either through the manufacture and sale of biofuels, the generation of electricity through our own interconnection to the grid and/or the generation and sale of electricity through the acquisition of or partnership with existing electrical generation facilities with existing connections to the grid.

History  of  the  Company

The Company was originally incorporated as Sandy Creek Corporation on February 4, 2004 for the purpose of raising capital to undertake an Ostrich farm. The Company was unable to raise development money and the Company's operations ceased. On April 27, 2004 the Company merged with Offshore Creations, Inc., a Nevada corporation, and changed its name from Sandy Creek Corporation to Offshore Creations, Inc. The Company's focus at that time was to seek and develop opportunities in an international software and information technologies business. Offshore Creations commenced trading on the Pink Sheets in August 2004 under the symbol "OFSC". The business of Offshore Creations did not have long term success, and consequently the Company was introduced to the Sustainable Power Corp. team.


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
On February 7, 2007 the Company commenced its current operations and changed its name to Sustainable Power Corp. to better reflect the Company's new vision. The Company also changed its symbol to "SSTP."

Since February 7, 2007, we have been in the development stage and have commenced our current business plan. Our common shares are currently listed for trading on the Pink Sheets under the symbol SSTP.PK.

B.     FINANCIAL INFORMATION ABOUT SEGMENTS

As defined by generally accepted accounting principles ("GAAP"), we do not have any segments separate and apart from its business as a whole. Accordingly, there are no measures of revenue from external customers, profit and loss, or total assets aside from what is reported in the Financial Statements attached to this Form 10.

C.     BUSINESS OF THE COMPANY

SUMMARY

Sustainable Power Corp. (a development stage company) (the "Company"), is a green energy provider focused on production and sale of our environmentally safe biofuel known as Vertroleum(R), as well as power generation. We have the exclusive rights in the United States to develop, construct and manage a portfolio of green energy plants utilizing renewable Vertroleum(R) fuel sources including municipal solid waste and other non-food feedstock. Our operations are dependent upon and utilize the "Rivera Process," a method developed to convert biomass into fuel as more fully described immediately below.

THE  RIVERA  PROCESS

The Rivera Process is a method developed by John H. Rivera to convert almost any form of cellulosic biomass into very important products - Vertroleum(R) liquid biofuels, gaseous fuel known as Vertroleum(R) biogas, biochar and fertilizer. This type of process is particularly important in today's world. Because global warming may be caused by the use of fossil fuels which increase the CO2 levels in our atmosphere, we must seek to replace fossil fuels with biofuels that do not increase CO2 levels. Technologies that remove CO2 from the atmosphere and store it permanently in the earth are also key to develop.

For national security and other economic reasons, as a country we must also reduce the importation of foreign fuels by increasing domestic biofuel production. A secondary national security concern that will become more obvious as climate changes progress is the need to maintain our global food supply by improving crop yields, as well as increasing the nutrient levels in food beyond that typical of crops grown in depleted soils. The Rivera Process is a technology that can assist with accomplishing all of these crucial goals.

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

The Rivera Process is a chemical/mechanical process utilizing a modified gas pyrolysis but does not exhibit any of the problems typical of pyrolysis reactions. The most significant difference between the Rivera Process and pyrolysis is the use of a proprietary catalyst developed by Mr. Rivera. The Rivera Process is best understood if we take a step by step look at the process.

Liquid fossil fuels are chemicals made up of hydrogen and carbon atoms linked together in long molecular chains which sometimes contain other substances such as oxygen and nitrogen. Interestingly enough, all living matter is also made up of these four elements. This is true of trees, grasses, grains, agricultural crops, algae, and other plant life, all of which are known as biomass. In nature, biomass becomes buried underground and over millions of years of exposure to heat and pressure converts it into fossil fuels. This occurs as the carbon, hydrogen, oxygen and nitrogen atoms in the biomass are chemically modified and rearranged into the long molecular chains that make up fossil fuel. Thus, solid forms of biomass become converted into liquid forms of fossil fuels over eons of time. The Rivera Process essentially accomplishes this same eons-long process in approximately eight and one half minutes.

The first step is to collect the biomass feedstock that will be converted into fuel. The Rivera Process can use a vast number of renewable biomass feedstocks which include but are not limited to non-food agricultural waste such as inedible soybeans or other waste from production of food crops, switchgrass, animal manure, byproducts of the lumber industry, restaurant food waste, sludge from wastewater treatment plants, coconut husks, jatropha nuts, invasive plant species, seaweed, algae, and most importantly municipal solid organic wastes
(MSW). The Company has currently focused its process on use of MSW because of its other two benefits - (i) the positive environmental impact of the removal of garbage and waste from landfills and (ii) the fact that we are paid to take it. Nevertheless, all of these feedstocks contain the all important atoms of carbon, hydrogen, oxygen and nitrogen.

                              [GRAPHIC OMITTED]

The feedstock is continuously fed in batches into a collection chamber at the input end of the machinery used in the Rivera Process, thus it is a continuous batch fed process. This machinery includes a number of components that are all connected together. They are the primary feedstock collection chamber, a secondary collection chamber, a heated sixty-five foot long processing tube measuring 12 inches in diameter, two cleaning chambers known as a cyclonic cleaners, a primary condensation chamber, a secondary condensation chamber, a heavy oil storage tank, a light oil storage tank, a biochar storage bin and a

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compressed gas storage tank. The primary feedstock collection chamber is exposed to the open air. The remaining components of the equipment up to the oil and biochar storage tanks have all the air removed from them and are constantly maintained under a vacuum.

                              [GRAPHIC OMITTED]

Delivery vehicles bring the feedstock to the Rivera facility and deposit it into silos or large bins. Augers or conveyors deliver the feedstock into the primary feedstock collection chamber. When the primary feedstock collection chamber is filled, it is sealed airtight and all the air is removed by vacuum pumps. When the primary feedstock collection chamber is emptied of all air, a valve at the bottom opens and dumps the feedstock into the attached secondary collection chamber which already contains a vacuum. Once all the feedstock has been transferred into the secondary collection chamber, the valve connecting it to the primary feedstock collection chamber is closed in order to maintain the vacuum. The primary feedstock collection chamber is then reopened to the atmosphere to receive the next batch of feedstock from the auger or conveyor.
The above process is then repeated until the secondary feedstock collection chamber is filled, being careful that a vacuum is constantly being maintained in the secondary collection chamber and the rest of the Rivera Process equipment.

                              [GRAPHIC OMITTED]

The feedstock that now fills the evacuated secondary collection is then delivered by an auger into the attached receiving end of the sixty-five foot long processing tube. At this point, a proprietary catalyst invented by Mr. Rivera is mixed with the feedstock as it enters the processing tube. The processing tube is heated along its length by a number of separate electrical heating elements which are wrapped around the tube. Each heating element heats a one foot section of the tube and temperature gauges read the internal temperature every eleven feet along the tube.

                              [GRAPHIC OMITTED]

The temperature in the first eleven foot section of the tube is maintained at approximately 600 degrees Fahrenheit. This causes the proprietary catalyst to become active in two steps. The first is the energizing step where a component of the catalyst is energized and causes the main mass of the catalyst to become active. The energizing component then dies, leaving the remainder of the catalyst in an active state. The catalyst will remain active as long as the processing tube remains heated above 350

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degrees  Fahrenheit. When the feedstock mixes with the activated catalyst in the heated tube, a unique, highly energetic, catalytic thermochemical reaction begins to take place whereby the carbon, hydrogen, nitrogen, and oxygen atoms in the feedstock become separated from each other at extraordinary reaction speeds that also release the energy that held them together in their molecular bonds. This energy is released in the form of heat which is hot enough to allow the electrical heating elements to be mostly turned off. Most of the Rivera Process is heated by this released energy which is known as an exothermic reaction. At the completion of this stage of the process, the only materials in the processing tube are now gases and feedstock ashes known as biochar. During this reaction state, it is critical that the vacuum is maintained because any introduction of outside atmospheric oxygen will cause the reaction to exceed the desired reaction rate and the entire process will be automatically shut down by a massive infusion of nitrogen gas held in attached storage tanks.

                              [GRAPHIC OMITTED]

The feedstock, which has now been converted into gases and biochar, moves along the remainder of the processing tube where the temperatures are gradually reduced and the reaction is completed. The cooled gases and biochar are then fed into the first of the two cyclonic cleaners which removes the largest of the particles of biochar and soot particles. The second cyclonic cleaner then removes the finer soot particles which are even finer than talcum powder. The cleaned gases then proceed into the primary condensation chamber that causes the gases to condense. As the condensation process proceeds a single carbon atom combines with hydrogen atoms to produce methane gas. Other carbon atoms connect to one or more carbon atoms as well as more hydrogen atoms into molecular chains. Some chains have only two carbon atoms; others have three, four, and even up to 20 or more. As these chains of increasing length are formed during the condensation process, they leave the condensation chambers in the form of light and heavy liquid biofuels. The heavier biofuels leave at the primary condensation chamber and the lighter liquid biofuels exit at the secondary condensation chamber and are stored in tanks. These Rivera Process liquid biofuels have been trademarked under the Vertroleum(R) brand name.


                                        7
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                              [GRAPHIC OMITTED]

The Rivera Process also produces significant amounts of virtually pure hydrogen and methane with no additional toxic or corrosive gases. These gases are collected after the condensation process is complete and compressed and stored into tanks and can be used to drive gas turbine generators which are used to provide electricity. During this entire process, the Rivera Process equipment is maintained under vacuum and no emissions are introduced into the atmosphere.

This process is repeated continuously as each batch of feedstock is introduced into the processing equipment until all the feedstock is processed. We believe this process can go uninterrupted for up to one year without the introduction of new catalyst. Each batch of feedstock takes about eight and one half minutes to go from the input end of the equipment to the output, thus millions of years of chemical reactions are condensed into a time span of only a few minutes!

The Vertroleum(R) products of the Rivera Process process are even more significant as they outperform other current biofuel processes, whether by gas pyrolysis techniques, biomass gasification, corn based ethanol, cellulose based ethanol, biodiesel, or butanol. Here is why.

Other gas pyrolysis techniques produce oils which are highly acidic, unstable, or laden with up to 30% or more water content. These fuels are very primitive and unsuitable for long term use due to those qualities. The Rivera Process produces no toxic gases, only hydrogen and/or methane and its Vertroleum(R) brand liquid biofuels exhibit none of these qualities and contain only about 1% of water content. The gases produced by other gas pyrolysis reactions can also contain toxic gases and substances. The Rivera Process does not produce these toxic gases and its Vertroleum(R) can be used in its pure form to power diesel engines without any further refinement. Vertroleum(R) can be mixed in a 50/50 ratio with gasoline to run both single stroke and two stroke gasoline engines. It can be mixed with biodiesel as well. The cold weather qualities of Vertroleum(R) are also superior in that diesel fuels become thick, or gel, at temperature of minus 10 degrees Fahrenheit; biodiesel gels at 30 degrees
Fahrenheit, yet Vertroleum(R) remains liquid at temperatures below minus 90 degrees Fahrenheit!

Just as exciting is the fact that if Vertroleum(R) is processed using traditional crude oil refining processes, the resulting substances can include bio-plastic feedstocks, bioasphalt, 94 octane biogasoline, biokerosene, biojetfuel, light biosolvents, and more than 40 additional bioproducts!

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The  Rivera  Process  gives us all that without the use of water in the process, atmospheric emissions, or the need for excessive amounts of energy consumption during processing. To appreciate this we need only remember that for every watt of input energy, the Rivera Process produces approximately 10 watts of high grade fuel. Corn-based ethanol uses 129 watts of energy to produce 100 watts of fuel and requires immense amounts of water. In fact, to produce enough corn based ethanol to travel one mile, we must use 28 gallons of precious water. Biodiesel also uses significant amounts of water, energy, and fossil fuel methanol while outputting biodiesel along with glycerin waste products.

The Rivera Process produces only one "waste" product: the biochar resulting from introducing biomass into the very hot Rivera Process equipment. In fact, this is not truly a waste product because the biochar is as valuable as the Vertroleum(R) brand fuel itself. It might be even more exciting because it has been shown to actually reduce greenhouse gases by removing CO2 from the atmosphere!

How can the Rivera Process "waste" biochar do this? There are five ways. First, Rivera Process biochar is a valuable 7-3-7 fertilizer. By mixing this with soil, it helps farmers replace other fertilizers which are made from fossil fuels. Second, when the Rivera Process biochar is mixed with soils, it remineralizes them and increases the amount of organic matter in the soil. Every 1.5% increase in organic matter in an acre of soil causes that soil to absorb an additional 50 tons per year of CO2 from the atmosphere. This has also been shown to increase the amount of crops grown per acre from 50% to 300% depending on the soil. This results in even more CO2 absorption from the atmosphere as well as increased crop output to feed the world. The remineralization of the soil also results in crops that have a much higher nutritional density than crops grown in soils depleted by over-farming or by the use of toxic pesticides and herbicides. This makes the crops safer, healthier, and beneficial in areas where lack of nutrition is a significant problem. Third, Rivera Process biochar is composed of almost 90% active carbon. This has been tested and proven to bind and render harmless up to 80% or more of the most toxic agricultural aflotoxins which now plague our grain farmers! Fourth, (although we currently have no plans to implement in this fashion) Rivera Process biochar has been tested by a major coal fired power plant and found to be a suitable replacement for coal, the greatest contributor to global warming in the world's electric generation industry. Finally, when Rivera Process biochar is mixed into soils, because it is composed mostly of carbon, it actually removes CO2 from the atmosphere and returns it permanently to the earth in what is known as carbon sequestration. Not only does this potentially reverse global warming, but it also has been shown to reduce the amounts of nitrogen oxides released from soils into the atmosphere. Nitrogen oxides are 27 times more damaging than CO2 as a global warming gas. Calculations show that when one considers the displacement of fossil fuels and biochar sequestration attainable using the Rivera Process, we can actually remediate eleven million cubic feet of atmospheric gases for every bushel of soybeans processed.

IN THESE VERY CRITICAL TIMES IN OUR ENVIRONMENTAL HISTORY, WE FACE EITHER A BLEAK FUTURE OR A FUTURE OF HOPE WHERE BIOFUELS CAN REPLACE FOSSIL FUELS, DOMESTIC SOURCES PROVIDE OUR FUELS RATHER THAN UNFRIENDLY NATIONS, AND THE SKIES ARE CLEANED OF THE HARMFUL GLOBAL WARMING GASES THAT THREATEN THE STABILITY OF OUR PLANETARY ENVIRONMENT AND MAYBE EVEN THE FUTURE OF THE HUMAN SPECIES. AT SUSTAINABLE POWER CORP., WE BELIEVE WE CAN PUSH THESE OBJECTIVES FORWARD WHILE ACHIEVING OUR BUSINESS MODEL AND SUCCESS.

                              [GRAPHIC  OMITTED]

BUSINESS  DEVELOPMENT  STRATEGY

Sources  of  Feedstock

One of our initial focal points of research was to find a methodology to produce cost efficient Vertroleum(R) biofuels, a goal that had not been previously achieved by other producers of biofuels. Typically, the cost for producing one gallon of biofuel (generally ethanol or biodiesesl) from such crops as corn, or soy is as high as $2.10 per gallon. The amount of biofuel that can be produced from 1 ton of a particular food crop is about 70-80 gallons. This does not allow for any consumer advantage. Another and more dire consequence of typical food-based biofuels is how their production affects food prices.

A recent report from the World Bank estimated that the production of biofuels utilizing food crops has increased the cost of foods by 75%. This number is worse than what has been stated in previous public announcements. Previous theory was that the increase in food costs by producing biofuels would only be 2 to 3%. Because of this implication, continuation with this line of technology is disfavored as ultimately the

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
potential for food shortages could become widespread. This is due to diverting more food crops away from consumer use to biofuel production, from farmers devoting more and more land to crops specifically for biofuel production, and to speculators causing an increase in food crop prices through investing. We determined that the absolute key to making biofuels economical lies in using waste crops and unusable portions of food crops as feedstock source material. We also determined that standard municipal solid waste ("MSW") could be used as a reactor feedstock. This process is far more economical and can be done at a price per gallon of less than $0.50, more than 75% less than the cost per gallon of feed crop biofuels. In fact our cost for biofuels when created from MSW is substantially less than even that figure because the suppliers of MSW as a feedstock PAY US to take the materials. Consequently, our technology puts no strain on food resources. This factor simply cannot be overstated. With burgeoning population, the premise of food shortages and or inability of people to afford adequate food looms large. Our technology not only doesn't add to the problem but it can also improve the situation as costs for fuel to deliver foods will be cut and garbage removed. A further advantage of the Rivera Process is that it produces biochar as a waste product. Biochar can be used as a substitute for coal, but it has recently created worldwide excitement due to its other extraordinary properties. As a soil amendment, it can increase crop output by up to 300% per acre, restore barren lands to fertile conditions, reduce the gasification of nitrogen oxides from the soil, increase soil absorption of CO2, increase exchange rates between soil nutrients and plant roots, detoxify the most common aflotoxins, and sequester significant amounts of CO2 from the atmosphere back into the earth. Additionally, our Vertroleum(R) process is far more efficient than traditional biofuels processes. We can produce approximately 200 gallons of fuel oil from one ton of crop waste, almost three times more that the conversion ratio of food crops to fuel by other methods.

We consider our development of technology to convert municipal solid waste to usable clean energy as our most important current technology. This is energy that can be produced in a cost efficient manner. In many ways, this quite literally becomes the holy grail of energy production. This municipal waste is processed and converted through our technology to biofuel. A key and very interesting aspect of this process is that the waste facilities actually pay us to take possession of the waste. These "tipping fees" can range from $35 per ton to as much as $190 per ton paid to us to take the materials. The waste material is converted to Vertroleum(R) oil and biogas and used in a generator to produce electricity. Incredibly, in this scenario, at the bottom line, not only does it not cost us anything to produce a gallon of fuel oil, we actually can come out showing a profit for every gallon produced utilizing municipal waste - even before we produce electricity or sell the Vertroleum(R) biofuels!. With this technology we believe that we offer a novel service that can literally change the world. Not only can we produce clean burning cost effective fuel that places no strain on the environment or natural resources, we can actually help to reduce the total amount of municipal waste, a major concern to all modern societies.

Reduction  of  Reliance  on  Fossil  Fuels

With the concept of global warming, reliance on fossil fuels, rising gasoline prices, air pollution, and so on, the list of concerns that relate to the use of fossil oil is staggering. Several political structures on a global scale revolve around the use of oil and who controls its supply and demand.
Unfortunately, as more and more countries, large and small, move towards modernization as well as advancements in infrastructure, the competition for oil continues to heighten. Demand outstrips supply and this trend will only worsen. The production of oil in various countries is a changing landscape. As the US goes down in rank in number of barrels of oil produced, constant pressure exists to conduct offshore drilling. Many consider this a major threat to the environment. It also may take many years from the commencement of drilling to actually seeing availability of fuel for consumer use.

Russia now produces more oil than anybody in the world including Saudi Arabia, while the US is ranked 4th. As the production of oil in the US continues to decrease proportionately to other countries, reliance on foreign oil reaches addictive levels. In addition, major supplies in the US can be drastically affected by severe weather, which in turn causes temporary turmoil in the economy.

As each day passes more and more CO2 is sent into the atmosphere. The reduction of greenhouse gases from oil burning engines can only help the environment. But even with the Kyoto Protocol and a move towards lessening emissions, the number of cars that will be on the road (consider China alone) may quickly offset any progress made towards the positive. As gas prices rise, every segment of the economy is affected. The cost of all consumables goes up. Service industries raise prices. The inflation of medical care costs is escalated even more. The cost of living continues to escalate pushing more and more families closer to the poverty scale. On a geo-political scale, oil is the lynchpin to world economy and either prosperity or poverty. In addition, oil control affects governments, both domestically and foreign. Control of oil may be the single biggest factor that instigates armed conflicts.

We determined early on that biofuels are a tremendous alternative to dependence on these fossil fuels. Through development of our technology, we have learned that waste from food crops or municipal waste can be used to create gasoline and oil for engines through our process. Our Vertroleum(R) biofuels offer several advantages. They are clean burning, meaning virtually no greenhouse gases, and they can be produced domestically reducing reliance on foreign oil (for any country producing biofuels). This in turn can foster healthier economies in any country that has the ability to produce and distribute biofuels. Our
Vertroleum(R)  biofuels  are  also  less  expensive  to  produce than crude oil.

We determined that there are two primary goals to focusing society as a whole on biofuels. The first is an overall improvement to the economy by becoming energy self-sufficient. As each country produces more and more of its own clean sources of energy, they need not be held "hostage" by rising prices of foreign oil. Not only do energy supplies go down in price, but also there is an entire new industry created within that country that provides countless jobs and opportunities. Secondly, each country that focuses more on biofuels as a source of energy, as opposed to fossil fuels, will make a significant improvement within their environment. Air quality will improve on a consistent basis, and the decrease and or elimination of greenhouse gases will not only help to stop destruction of the ozone layer but will also allow already existing problems to be repaired.

CURRENT  BUSINESS  STRATEGIES

Our  primary  current  business  strategies  are  as  follows:

- To produce Vertroleum(R) biofuels and generate electricity with feedstock at little or even negative cost, with high gross margins and profitability.

- To eliminate and remediate environmental risk through the use of green energy only and the use of non-food biomass and municipal solid waste as our production feedstock.

- To effectively reduce landfills and other negative impact of municipal solid waste by utilizing municipal solid waste as our principal feedstock.

- To diversify and expand our Vertroleum(R) biofuels and electricity production throughout the world through joint ventures or other arrangements for production of Vertroleum(R) biofuels, biofuel manufacturing equipment and electricity in different countries, in order to effectively protect our interests from adverse changes in any one country or industry;

- To establish strong in-country ties and partnerships in and outside of the United States to get an inside track on new acquisitions;

GENERATION  OF  ELECTRICITY

We intend to principally utilize our Vertroleum(R) biofuels and gas to generate electricity. Initially, we intend to either acquire or joint venture with existing electrical generation facilities who have the ability to utilize our Vertroleum(R) biofuels or biogas to produce electricity. We have identified several such opportunities and are currently exploring development of these facilities. We have determined that there are dozens of potential resources available with unused or underutilized power generation facilities that we can either acquire or enter into agreements with as partners. Effectively, we can take facilities which have reduced their capacity or been shuttered because of high fuel costs which made production imprudent and utilize these facilities to produce electricity through our model. This methodology would without a doubt substantially reduce the time required to get our electricity into the market - our intention is to seek to immediately produce revenues. We have initially discussed a joint venture with one such opportunity in the Houston, Texas area which we could initially utilize to produce electricity and generate revenues.

We also intend to employ our own acquired generators to begin immediately selling electricity into the ERCOT grid in Baytown Texas under circumstances which do not require a full interconnect agreement.

In our somewhat longer term planning, we have applied for and intend to sell electricity into the ERCOT market in Baytown, Texas. We are in the process of applying for an "Interconnection Agreement" with ERCOT to sell up to 462 MWH of our electricity into the retail electricity market.

The generation, distribution and sale of electricity in Texas is managed by ERCOT, which operates the high voltage transmission and distribution grid and manages the deregulated market for approximately 75% of the State. Unlike other regions in the United States, the ERCOT grid functions as a single regulated system instead of as a network of cooperating utility companies. While the high voltage transmission and distribution of electricity are regulated, the production and retail sale of electricity are deregulated.

Within the ERCOT system, there are over 100 power generating companies that own facilities for the generation of electricity, approximately 130 certified retail electric providers ("REPs") that sell electricity to end-users and approximately 180 registered power marketers that act as wholesale intermediaries between the power generating companies and the REPs. Under Texas law, only REPs and registered marketers can purchase electricity from power generating companies and sell to retail end-users. Most electric power in ERCOT is sold under bilateral contracts, but long-term contracts of two years or more are very rare. Much of the electricity generated is sold in very short-term contracts and roughly 5% is sold in a daily "balancing market" based on bids submitted the previous evening. Most wholesale electric prices are indexed in some way to natural gas prices. For all but the periods of very low system load, gas units (which constitute 72% of the generating capacity in ERCOT) are the marginal units and are dispatched on their relative efficiency of converting natural gas to electricity. As a consequence, ERCOT wholesale prices closely track the price of natural gas in Texas, even for generators not fueled by gas. Municipal utilities, state power authorities and electrical cooperatives are not required to participate in the competitive retail electric market, although some of these do purchase power in the competitive wholesale market."

Any power generation facility which desires to enter the "grid" must interconnect to the Texas bulk power system using an interconnection agreement. An interconnection agreement is between the power generator and both ERCOT and the local Transmission and Distribution Service Provider (TDSP - which is CenterPoint Energy in the case of Baytown, Texas.) The requirements for operating and selling power into the ERCOT market and the physical capabilities and other key electrical parameters are defined in the Interconnection Agreement.

Interconnection is a complicated process and generally requires up to 18 months to get the agreements in place. We are well into the process. The process is initially guided by studies that ERCOT and the affected TDSP conduct to determine what, if anything, will be required to allow the interconnection of a new generation facility in a manner that will maintain the reliability and stability of the ERCOT system. The initial step, which we have already completed, is the Security Screening Study. The basic parameters of the generation facility are submitted to ERCOT, along with the location for the plant. ERCOT performs a basic reliability simulation of the new plant against a selected base case analysis of the existing ERCOT system. This simulation identifies the parts of the system that will exceed their allowed operating limits and the required reinforcement or upgrade to mitigate these areas of concern and potential overload/weakness.

In September 2008 ERCOT notified us of the results of this initial security screening study and the reinforcements that will be required to allow us to operate the 462 MW plant at the Baytown site. PUC rules designed to encourage new power generation installations in constrained areas such as Houston stipulate that the rate base (the end users paying the utility bills) will benefit from additional generation in the wholesale bulk markets and therefore the required upgrades to interconnect these new facilities will be installed at no cost to the generation facility as long as it is commercially in operation by the date set as part of the interconnection process.

The next step we anticipate is a detailed interconnection study. This requires detailed information on the generation installation such as various electrical performance parameters, protective relay system parameters, and other information. We provide specific generation and switchgear (transformers specifically) equipment determined by us in order to be able to submit the required data. There will be charges associated with the study as well and it may take up to two years to finish. This requires a high level of involvement between our management, ERCOT, and the TDSP. We anticipate engaging a consulting/engineering firm with experience in this part of the process. We will base this study on the assumption that our fuel processing component - the reactors in the Rivera Process - will deliver fuel at volumes and quality required by the power generation equipment that we have selected for the interconnection study. Based on our AmSpec reports on the test of MSW in the principal reactor, this assumption is reasonable, though the number of reactors required will depend on the commercial capacity we intend to achieve and which are presented in this study.

The results of the Security Screening Study conducted for our Baytown, Texas plant advise that certain upgrades will be required to existing substation equipment and one transmission feeder. These are upgrades that should be relatively basic and not require the very long lead times associated with transmission feeder additions or extensions. The one feeder upgrade is a replacement of conductors and will be done on the existing run and towers.

The relationship between retail rates and the wholesale market is not direct - the retail rates are typically set by the utilities with the oversight of the PUC. Power generators cannot look at the retail rates and draw any conclusions about what their power production will be worth in the wholesale market.

SOURCES  OF  SUPPLY-MUNICIPAL  SOLID  WASTE

Historically the municipal solid waste industry has four components: recycling, composting, landfilling, and waste-to-energy via incineration. Municipal solid waste is total waste excluding industrial waste, agricultural waste, and sewage sludge. As defined by the U.S. Environmental Protection Agency, it includes durable goods, non-durable goods, containers and packaging, food wastes, yard wastes, and miscellaneous inorganic wastes from residential, commercial, institutional, and industrial sources. Examples from these categories include: appliances, newspapers, clothing, food scrapes, boxes, disposable tableware, office and classroom paper, wood pallets, rubber tires, and cafeteria wastes. Waste-to-energy combustion and landfill gas are byproducts of municipal solid waste.

Utilizing just 100 pounds of municipal waste, we produce as much as 93 pounds of biogas, with an approximate BTU value of 121,000 BTU per pound. We have historically also utilized otherwise useless cellulosic biological materials such as soybean waste (not a food stock), and other green waste products such as palm and jatropha. Our process results in the production of approximately 200 gallons of fuel oil from 1 ton of crop waste, whereas typical biofuel production has resulted in closer to 70 to 80 gallons of fuel oil from feed stocks.

We believe that there is a never ending supply of municipal solid waste available to fuel our reactors. In the United States alone, we generated approximately 254 million tons of municipal solid waste in 2007- which was similar to the amount generated in 2006. This is 4.62 pounds per person per day (an increase from approximately 2.5 pounds per day in 1960). While efforts continue to encourage recycling, only 63 million tons of this municipal solid waste are currently recycled. The vast majority of this waste is sent to landfills, with only 31.9 million pounds utilized for combustion to produce electricity - a process which is 15 times less effective than the Rivera process.

As is referenced by the following table, this market is currently largely untapped, with the majority of municipal solid waste energy resources utilizing either traditional methane generation from landfills or incineration technology:

    Waste Energy Consumption by Type of Waste and Energy Use Section - 2006*
--------------------------------------------------------------------------------
                                                            Independent
                                                            Power
Type            Commercial  Industrial  Electric Utilities  Producers    TOTAL
--------------  ----------  ----------  ------------------  -----------  -----
TOTAL                   38         140                  15          216    407
--------------  ----------  ----------  ------------------  -----------  -----
Landfill Gas             4          74                   8           64    150
--------------  ----------  ----------  ------------------  -----------  -----
MSW Biogenic1           26           6                   4          135    171
--------------  ----------  ----------  ------------------  -----------  -----
Other Biomass2           7          61                   3           16     86
--------------  ----------  ----------  ------------------  -----------  -----

*Trillion  Btu;  MSW  is  Municipal  Solid  Waste
1 Includes paper and paper board, wood, food, leather, textiles and yard trimmings.
2 Agriculture byproducts/crops, sludge waste, and other biomass solids, liquids and gases.

Sources: Energy Information Administration, Form EIA-906, "Power Plant Report," Form EIA-920, "Combined Heat and Power Plant Report," and Government Advisory Associates, Resource Recovery Yearbook and Methane Recovery Yearbook; U.S. Environmental Protection Agency, Landfill Methane Outreach Program estimates; and analysis conducted by the Energy Information Administration, Office of Coal, Nuclear, Electric and Alternate Fuels.

We have entered into an agreement with Amecks, Inc. in Cherokee, Iowa for delivery of up to 300 tons of municipal solid waste ("MSW") per day to our Baytown, Texas facility. Amecks has agreed to pay us $35 per ton for all such waste delivered. The MSW produced by Amecks is run through a process which removes substantially all metal and glass, in which the MSW is densitized and pelletized, to specifications mutually agreed upon by Amecks and our management.

We anticipate seeking additional sources of MSW supply as we continue to expand our production facilities. We are in preliminary discussions with several sources of supply, many of which will provide us with "tipping fees" in excess of the $35 per ton we received from Amecks.

INDUSTRY  BACKGROUND

Overview

Biofuels are a clean-burning alternative to traditional, hydrocarbon-based fuels. Biofuels, in particular biodiesel, have historically been manufactured from renewable feedstock such as soybean, canola, palm and sunflower oil, as well as from animal fats, fish oils and recycled cooking oils. Biodiesel is produced by reacting feedstock with methanol in the presence of a catalyst, which yields biodiesel and glycerin as a co-product. Ethanol is not generally used as a direct substitute for gasoline but is used in a blended mixture with gasoline. Biodiesel can be a direct replacement of diesel and can be blended between 1% and 99% with diesel. Vertroleum(R) biofuels can be used as a direct replacement of other fuels.

The U.S. government, and many state and local governments, have enacted renewable fuel standards that require the use of alternative fuels. For example, some states including Washington and Minnesota currently mandate 2% biofuels blends.

                              [GRAPHIC OMITTED]

According to National Biodiesel Board, as of September 29, 2008, there were 176 biodiesel production facilities in operation in the U.S. with reported production of approximately 450 million gallons in 2007. There were approximately an additional 39 facilities under construction or expansion.

According to the Renewable Fuels Association, there were 172 ethanol plants in operation at December 8, 2008 with 10.4 billion gallons per year capacity, as well as an additional 21 ethanol refineries under construction. This has grown from approximately 50 ethanol plants in 1999 with 1.7 billion gallons per year capacity. Ethanol producers believe that wholesale costs of ethanol to petroleum producers are as low as approximately $1.20 per gallon, but $1.70 per gallon is more the average for ethanol sales.

                              [GRAPHIC OMITTED]

Without a doubt, the United States has historically been a net importer of petroleum products. According to American Petroleum Institute, U.S. petroleum imports in October 2008 were 13,684,000 barrels per day, which was 71% of all total domestic petroleum deliveries. Of this amount 22.2 percent was from Persian Gulf petroleum imports at an average price for a barrel of OPEC crude of $58.80. The average U.S. refiner acquisition cost for a barrel of crude oil was $103.90. In addition, U.S. petroleum refining capacity has been operating at more than 90% capacity for more than a decade. We expect that large fuel imports in the U.S. and Europe will continue to generate strong biofuels market opportunities.

U.S. Market Opportunity for Biofuels

Since our Vertroleum(R) biofuels can be used as a direct replacement for virtually any fuel, the potential market for our fuel includes nearly all current fuel users. According to the EIA, the U.S. consumed an average of approximately 19.6 billion gallons of petroleum per month for the first eight months of 2008. These averages are relatively consistent with the prior ten years, and are slightly declined from 2007 monthly averages.

International Market Opportunity for Biofuels

Although the U.S biofuels industry has grown rapidly in recent years, it still lags behind the European and South American markets. The European Union has implemented a target of 5.75% renewable fuel usage by 2010, which we expect could create demand for approximately 5.5 billion gallons of biofuels per year. Europe also is a strong proponent of renewable fuels and energy. In December 2008 Nobuo Tanaka, Executive Director of the International Energy Agency, advised that "[t]he current volatility in global energy markets and the broader economic slowdown must not push us off-track from our efforts to address climate change. We must put in place the framework that will guide investment during the recovery and we must start the green infrastructure that will enable the sustainable economy going forward. We think there is an enormous opportunity to develop a 'Clean Energy New Deal' to achieve energy security, economic and environmental goals."

Countries such as China, India, Indonesia, Japan, Malaysia and South Korea have also expressed interest in increasing renewable fuel usage within their borders both for the environmental benefits and energy security.

JOINT VENTURE AND INTERNATIONAL OPPORTUNITIES

We are now and have been looking at expansion by placing production facilties for our Vertroleum(R) biofuels into the Dominican Republic, Africa, Central America, Sweden, Illinois, Hawaii and other key strategic locations in the United States. We have commenced discussions, entered into joint venture agreements with entities in some of these regions and intend to work to develop these relationships through implementation of our biofuels and electricity generation strategies.

We believe that the real only factors that may inhibit the success of this project would be monetary. Given the historical opportunities we have experienced, we do not anticipate substantial political opposition.

Once we determine that moving forward with a facility for any specific region or country, we intend to provide our own staff on location to coordinate and monitor the complete construction process. This includes planning, site selection, procurement of materials, construction, quality and assurance testing prior to launch, training of indigenous people as employees of the facility, and on-site management for a minimum of six months after initial launch. Thereafter, one of our representatives will visit the facility at least once a year. This visit is to assure continued peak operation as well as to continue to engender good will between us and the management and staff operating the facility. Also, prior to the initial launch and annually thereafter, we will provide our proprietary catalyst to the plant. This catalyst is the essential component required to for the plant to successfully process waste crops and municipal waste into Vertroleum(R) biofuel.

While we have pursued discussions with numerous other opportunities (including without limitation the Dominican Republic, Illinois, Sweden, Spain, other European sites, Washington State), we intend to pursue opportunities beyond Baytown in the following timeframe order:

DOMINICAN REPUBLIC

In connection with numerous relationships we have developed with current and former government officials in the Dominican Republic, we are exploring opportunities to implement our technology throughout that country. Like many island nations, the Dominican Republic is 100% dependent on foreign imports for energy and, given the large quantities of available and cheap biomass, views our technology as a solution to their crisis. We are in discussions to continue pursuing opportunities with several parties in the Dominican Republic. Effective February 9, 2009, we entered into a Memorandum of Understanding with the Direcci n General de Mineria, Secretar a de Estada de Industria y Comercio (the Director General of Mining of the Office of the Secretary of State of Industry and Commerce) of the Dominican Republic for the development, exploitation and commercialization of the resources within the domain of that office in the Dominican Republic

ACCRA, GHANA

We have been approached by the developer of a 400 MWH power plant in Accra, Ghana. This project is being done for a group of 15 West African countries and is currently in the feasibility stage in which the technology to be employed will be determined. The principals of this project have expressed substantial interest in the utilization of the Vertroleum(R) biofuels process to produce the fuel necessary to power this plant. A transmission grid is currently being installed by virtue of a $350 million funding by the World Bank and approximately $350 million by the European Union. This project will be one of the first of four generating facilities to distribute the energy over this network. The project has received a written expression from the World Bank to provide approximately $290 million of financing support. We will aggressively pursue this opportunity particularly given the World Bank investment and its long term potential.

CENTRAL AMERICA

We have entered into a Memorandum of Understanding with respect to a joint venture in Central America to produce a total of 7 gigawatts of electricity. In accordance with this agreement, all land necessary for the development, construction and implementation of our process would be contributed to the project by parties principally in Guatemala. Effectively, we would produce and sell electricity to all seven Central American countries. This project has been supported by the Parlacen of the Central American States through its President, Julio Gamarra Gonzalez who sits on our Board of Advisors.

HAWAII

Hawaii has perhaps one of the worst problems in the world relating to disposition of municipal solid waste. As with other Pacific Rim countries, Hawaii's beaches are littered with plastic and other debris and Hawaii has sought numerous alternatives to dispose of its waste. There are currently massive "plastic islands" surrounding Hawaii which continue to grow. Our technology could substantially assist with the reduction of this problem by utilizing this waste in our process and power generation.

Recently Hawaii, together with the various Hawaiian Electric Companies and the US Department of Energy, entered into an "Energy Agreement" to aggressively pursue biofuels as an alternative to the utilization of fossil fuels. This agreement provides substantial subsidies and incentives for the introduction of biofuels into their energy system and also eliminates numerous federal and state roadblocks to implementation of clean energy solutions.

We have been in discussions with Senators and others directly involved in the energy markets in Hawaii which will lead to implementation of our Vertroleum(R) production process utilizing municipal solid waste as fuel in Hawaii. Of particular interest, Hawaii municipalities currently pay as much as $190 per ton to rid themselves of waste. Our cost of fuel will be substantially reduced as we help the State to clean its landfills.

GOVERNMENTAL  REGULATION

Impact  of  United  States  Energy  Regulations  on  the  Company's  Operations
-------------------------------------------------------------------------------

Like all fuel based technologies, the biofuels industry is highly regulated by the United States government, in particular by the Department of Energy. Unlike petroleum based production, however, renewable and sustainable fuels have almost the opposite type of regulations - in which their production and distribution is not only highly favored, but is ripe with subsidies and tax credits.

For example, the energy and environmental policies of the recently elected Obama Administration mark a substantial shift for the nation. President Obama has announced that he intends to move the U.S. away from petroleum as its primary energy source and towards renewable energy, advanced biofuels, efficiency and low greenhouse-gas-emitting technologies. These policies have been marked with a plan to provide substantial tax incentives and subsidies for renewable fuels. As a very recent example, on February 5, 2009 Energy Secretary Steven Chu announced a program with $25 million in grants for research and development on fuels made from non-food energy crops. There are numerous other similar programs and grants.

Substantial green energy subsidies and credits already exist in the biofuels business.

Energy  Policy  Act  of  2005

The Energy Policy Act of 2005 was signed into law by President George W. Bush in 2005. The Act addressed a wide range of U.S. energy issues, and mandated that specified amounts of biofuel (which at the date of enactment of the Act were principally ethanol) be blended with gasoline annually. The required volumes of biofuel were set at 4 billion gallons by 2006, 6.1 billion gallons by 2009, and
7.5  billion  gallons  by  2012.

As required by the Energy Policy Act, the U.S. Environmental Protection Agency (the "EPA") published regulations on May 1, 2007 to implement the Renewable Fuel Standard (the "RFS"). The rules became effective September 1, 2007. The RFS imposed annual biofuel volume requirements on gasoline refiners and gasoline importers. The rules also imposed a broad array of registration, reporting, and record-keeping requirements on biofuels producers, distributors, and blenders and on gasoline refiners, importers, and exporters.

The RFS rules have raised a number of compliance issues and problems for parties subject to the new requirements - which have had and will continue to have a direct positive impact on our production ability and facilities.

The Energy Policy Act set a goal for the United States to use specified volumes of biofuel each year. The RFS rules adopted by the EPA implemented that goal by requiring each "obligated party" (a gasoline refiner or gasoline importer) to show each year that it has purchased renewable fuel equal to or exceeding a specified percentage of its total gasoline production or imports for that year. Alternatively, an obligated party can achieve the required percentage through credits purchased from others or through a combination of renewable fuel purchases and credits purchased from others. Our produced Vertroleum(R) biofuels create these "credits" which consequently provides us a "currency" to sell to these required parties. The required percentage for 2008, set by the EPA, was 7.76 percent.

Gasoline refiners and importers demonstrate compliance with the RFS by showing that they have acquired sufficient credits. Credits are acquired by purchasing renewable fuel or by purchasing credits from others. This is where we come in - selling either the fuels or the fuel credits. These credits are called Renewable Identification Numbers ("RINs"). RINs are generated by renewable fuel producers and importers, such as Sustainable Power.

The RFS defines "renewable fuel" as any motor vehicle fuel produced from grain, oilseeds, fish or animal matter, or other biomass or from natural gas produced from a biogas source, such as a landfill, sewage plant, or feedlot. Our Vertroleum(R) biofuels fall well within these definitions. Essentially, the RFS provides a $1.00 per gallon subsidy with respect to produced biofuels, but certain types of renewable fuels have a higher equivalence value and are counted at a higher ratio than 1-to-1. Here are the higher equivalence values:

     Fuel                          Equivalence Value
     ----------------------------  -----------------
     Cellulosic biomass                          2.5
     Waste-derived                               2.5
     Biodiesel (mono-alkyl ester)                1.5
     Non-ester renewable diesel                  1.7
     Butanol                                     1.3

The Vertroleum(R) biofuels produced by Sustainable Power fall within the definition of "Cellulosic biomass", as well as "waste-derived", and consequently all Vertroleum(R) biofuel produced by us qualifies for a TWO AND ONE HALF TIMES biofuels subsidy and credit.

We anticipate substantial demand for our Vertroleum(R) biofuels or RIN credits as noncompliance by energy suppliers with the RFS can result in stiff penalties. The EPA can assess civil fines of up to $32,500 per day for each violation, plus any benefit or savings from the violation. Violators whose noncompliance causes another party to be in violation are liable for the other party's violation (the other party is also still liable). Corporate parents have liability for any noncompliance by a subsidiary, and each partner in a joint venture is fully liable for noncompliance by the joint venture.

Energy  Independence  and  Security  Act  of  2007

The Energy Independence and Security Act of 2007 (the "EISA") was signed into law December 19, 2007, and takes effect January 1, 2009. The EISA requires increased biofuel production and provides additional funding to encourage production of cellulosic and advanced biofuels. Under the EISA, the RFS will be expanded from the original mandate of 7.5 billion gallons by 2012 to 15.2 billion gallons by 2012, and to 36 billion gallons by 2022. Minimum portions of the mandate must be satisfied by advanced biofuel, cellulosic biofuel, and biodiesel. The following simplified table summarizes the new RFS mandate for 2008, 2012, and 2022 (intervening years are omitted):

                            (IN BILLIONS OF GALLONS)
     -----------------------------------------------------------------
           CONVENTIONAL  ADVANCED  CELLULOSIC  BIOMASS-
     YEAR  BIOFUEL       BIOFUEL   BIOFUEL     BASED DIESEL  TOTAL RFS
     ----  ------------  --------  ----------  ------------  ---------
     2008           9.0         -           -             -        9.0
     ----  ------------  --------  ----------  ------------  ---------
     2012          13.2       2.0         0.5           1.0       15.2
     ----  ------------  --------  ----------  ------------  ---------
     2022            15      21.0        16.0           tbd       36.0
     ----  ------------  --------  ----------  ------------  ---------

The EISA introduces several definitions applicable to the production of biofuels:

A "Conventional Biofuel" is ethanol derived from corn starch. Those facilities that commence construction after the date of enactment must achieve at least a 20 percent reduction in life-cycle greenhouse gas emissions compared with baseline life-cycle greenhouse gas emissions.

"Advanced Biofuel" means renewable fuel, other than ethanol derived from corn starch, that has life-cycle greenhouse gas emissions that achieve at least a 50 percent reduction over baseline life-cycle greenhouse gas emissions. The types of fuels eligible for consideration as advanced biofuel may include ethanol derived from cellulose or lignin, sugar or starch (other than corn starch), or waste material, including crop residue, other vegetative waste material, animal waste, and food waste and yard waste; biomass-based diesel; biogas produced through the conversion of organic matter from renewable biomass; butanol or other alcohols produced through the conversion of organic matter from renewable biomass; and other fuel derived from cellulosic biomass.

Our Vertroleum(R) products qualify as "Cellulosic Biofuel", which means renewable fuel derived from any cellulose or lignin that is derived from renewable biomass and that has life-cycle greenhouse gas emissions that achieve at least a 60 percent reduction over baseline life-cycle greenhouse gas emissions.

Finally "Biomass-based diesel" means renewable fuel that is biodiesel as defined in section 312(f) of the Energy Policy Act of 1992 and that has life-cycle greenhouse gas emissions that achieve at least a 50 percent reduction over baseline life-cycle greenhouse gas emissions. Biomass-based diesel is included as a component of advanced biofuels.

Under the EISA, the Secretary of Energy will establish a grant program to encourage the production of advanced biofuel. The award of grants will be based on proposals with the greatest reduction in life-cycle greenhouse gas emissions compared with the comparable motor vehicle fuel life-cycle emissions during 2005, and will be available only to those projects that achieve at least an 80 percent reduction in such life-cycle greenhouse gas emissions. The available funding will be $500 million for fiscal years 2008 through 2015. We intend to seek funding and grants under this program.

The EISA became effective January 1, 2009. It requires major changes to the RFS, including new categories of biofuel and new qualification requirements for those biofuels. It aggressively sets higher required annual volumes of biofuels. Our production facilities stand to benefit substantially from the implementation of EISA.

Effect  of  Other  Regulations  on  the  Company  for  its  US  operations

The production and development of biofuels is subject to regulation by a number of other federal and state government authorities. These include the United States Environmental Protection Agency and the Bureau of Land Management as well as the various state environmental protection agencies. The regulations address many environmental issues relating to air, soil and water contamination and apply to many related activities including construction, development, water use, waste disposal and use of toxic substances. In addition, we are subject to regulations relating to labor standards, occupational health and safety, general land use, export of products and taxation. Many of the regulations require permits or licenses to be obtained, the absence of which or inability to obtain will adversely affect the ability for us to conduct our construction, production, development and operation activities. The failure to comply with the regulations and terms of permits and licenses may result in fines or other penalties or in revocation of a permit or license.

Compliance  with  Environmental  Laws

Although the Company believes the Rivera Process does not result in environmental issues, the Company's activities could be subject to environmental regulations promulgated by government agencies from time to time. Environmental legislation generally provides for restrictions and prohibitions on spills, releases or emissions of various substances produced in association with certain operations, such as seepage from disposal areas, which could result in environmental pollution. A breach of such legislation may result in imposition of fines and penalties. In addition, certain types of operations require the submission and approval of environmental impact assessments. Environmental assessments of proposed projects carry a heightened degree of responsibility for companies and their directors, officers and employees. The cost of compliance with changes in governmental regulations has a potential to reduce the profitability of operations.

While the Company is not presently aware of any environmental liabilities present on any of its properties, we have engaged the Houston office of Ecology and Environment, Inc. to complete an environmental compliance study on behalf of the Company.

State  and  Local  Biofuels  Mandates

There are over 50 state and local statutes, regulations and ordinances that encourage or mandate the use of alternative fuels. Tax credits or incentives for the use of renewable fuels are available in virtually every state. Renewable fuel requirements, including requirements only applicable to government vehicles, have been widely enacted. Additionally, renewable fuel grant or loan programs, such as production facility construction loans or research grants, have been adopted in numerous states.

While details of each of these incentives is beyond the scope of this Registration Statement, the chart on the following page provides a summary of what type and where these various incentives are available:

                              [GRAPHIC OMITTED]

Effect of Regulation on the Company for its Caribbean and Central American
--------------------------------------------------------------------------
operations
----------

As the Company begins operations in the Dominican Republic, Guatemala and other Caribbean and Central American countries, there is unlikely to be any significant United States-based governmental regulation on operations which are only in these countries, other than compliance with Federal Securities laws and regulations with respect to reporting and other matters.

The operations of the Company in the Dominican Republic and Central America, including development activities and commencement of production of Vertroleum(R) on its properties, could require permits from various national, provincial and local governmental authorities and such operations are and will be governed by laws and regulations governing development, production, exports, taxes, labor standards, occupational health, waste disposal, toxic substances, land use, environmental protection, safety and other matters. Given our government contacts and their mandates to encourage utilization of our technology, we do not anticipate substantial problems. However, companies such as Sustainable Power which are engaged in the development and operation of production facilities and related facilities can experience increased costs and delays as a result of the need to comply with applicable laws, regulations and permits.

In addition, the Company could be subject to possible political or economic instability in such countries, which may result in the impairment or loss of its rights, operations and properties. Development may be affected in varying degrees by government regulations with respect to restrictions on future exploitation and production, price controls, export controls, foreign exchange controls, income taxes, expropriation of property, environmental legislation, and site safety.

RESEARCH  AND  DEVELOPMENT

As it is in the developmental stage, virtually all of the Company's expenditures In the fiscal year ending December 31, 2007 and September 30, 2008 would be considered research and development activities. The technology of the Company is under constant review, research, improvement and development and consequently we anticipate that there will continue to be substantial ongoing expenses for research and development.

EMPLOYEES

As of December 31, 2008, the Company employed three management level employees, two of who are full-time employees and one of whom devotes approximately 90% of his time to operations of the Company. The Company has contractually engaged a third management level employee who functions as our Chief Financial Officer. The Company also employs 16 additional full time employees. We believe that our relations with our employees are good.

COMPETITION

In the biofuels industry, we have substantial competitive advantages directly related to our utilization of the Rivera Process. First and foremost, our cost of fuel is less than 25% of the cost of fuel of virtually all competitive technologies, and in many cases substantially less than 25%.

In addition, our process results in substantially higher yields and BTU values than competitive technologies, which will result in increased biofuel production and substantial increases in the generation of electricity.

Nevertheless, the biofuels industry is extremely competitive and growing more intense as more production facilities are built and the industry expands globally. We may not be able to compete successfully against current or potential competitors. In the United States, we primarily compete with (i) ethanol manufacturers, (ii) biodiesel producers and (iii) companies producing biofuels and other products from municipal solid waste. In the area of Municipal Solid Waste, we compete for example with Covanta, which produces methane gas and electricity by burning waste in combustion incinerators. We also compete to some extent with biodiesel production facilities, including companies that have divisions devoted to biodiesel production, such as Archer Daniels Midland Company and Cargill, Inc.; start-up biofuels and biodiesel refineries that are entering the market; and also traditional large petroleum refining companies that are developing large-scale refineries that use natural gas, coal and other non-renewable feedstock. Many of these competitors have greater financial resources than we do.

In addition, we will face competition from international biofuels suppliers outside the United States if we attempt to sell into international markets, such as the Dominican Republic, Central America and Europe. Some of these markets are more mature than the market in the U.S., and there could be more competitors with greater production capacity than in the U.S. Any increase in domestic or foreign competition could cause us to reduce our prices and take other steps to compete effectively, which could adversely affect our results of operations and financial condition.

We believe that because of the results of the Vertroleum(R) biofuels and biogas which we are able to produce at substantially less cost and more efficiently than the biofuels produced by current competitors, we currently have a substantial competitive advantage. We intend to use this advantage to leverage our market opportunities in the production and sale of Vertroleum(R) biofuels and the production of electricity.

INTELLECTUAL  PROPERTY

The Company currently holds a trademark on its Vertroleum(R) product, and has a license for the Rivera Process. The Company owns no other traditional "intellectual property" in the form of patents, trademarks, licenses, or franchises. The Company protects the Rivera Process as a trade secret.

ITEM 1A.  RISK FACTORS.

The Company faces a number of risks and uncertainties which in some cases also represent opportunities for its business.

RISKS  RELATING  TO  OUR  BUSINESS
----------------------------------

WE REQUIRE ADDITIONAL FUNDING, WHICH MAY MAKE IT DIFFICULT FOR INVESTORS TO PREDICT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

The Company's Baytown, Texas production facility is in the final development stage and, as a result, the Company has not yet developed an operating cash flow from operations. The Company intends to raise additional funds to complete the construction of its Baytown, Texas production facility and other planned production facilities. We do not know whether the Company will be able to raise additional funds on reasonable terms or at all. The completion of the production facility depends on the Company's ability to obtain financing through equity financing, debt financing, joint ventures or other means. Even if the Company's initial production is successful and revenues are produced, additional funds may be required to develop further facilities and, if successful, to place them into commercial production. The only sources of future funds presently available to the Company are the sale of equity capital of the Company, the imposition of debt on the properties, or the sale by the Company of an interest in any of its properties in whole or in part. We do not know if the Company will be successful in raising additional funds or that additional funds can be obtained on acceptable terms. If additional financing is raised by the issuance of shares of the Company, shareholders may suffer additional dilution. If adequate funds are not available, the Company may be required to delay, reduce the scope of, or eliminate one or more planned production facilities.

OUR FINANCIAL CONDITION AND RESULTS OF OPERATIONS ARE SOMEWHAT DEPENDENT ON THE PRICE OF CRUDE OIL AND BIOFUELS, WHICH ARE SUBJECT TO SIGNIFICANT VOLATILITY AND UNCERTAINTY. FLUCTUATIONS IN THE SELLING PRICE AND PRODUCTION COST OF CRUDE OIL AND BIOFUELS MAY REDUCE OUR GROSS MARGINS.

Biofuel prices are influenced by the supply and demand for crude oil. Historically, the price of biofuels has correlated closely to the price of crude oil and refined petroleum. The prices of crude oil fluctuate substantially and are difficult to forecast due to factors such as war, political unrest, worldwide economic conditions, seasonal weather conditions, changes in refining capacity, fluctuations in exchange rates and natural disasters. A perceived reduction of such threats could result in a significant reduction in crude oil prices which could materially adversely affect our revenue potential.

OUR CURRENT STAGE OF DEVELOPMENT MAKES IT DIFFICULT FOR INVESTORS TO PREDICT FUTURE PERFORMANCE BASED ON HISTORICAL RESULTS.

The Company's production facility has not yet commenced commercial operation and the Company has no history of earnings or cash flow from its operations. The Company cannot assure that its activities will generate positive cash flow. The Company will not have paid any dividends and it is unlikely to enjoy earnings or pay dividends in the immediate or foreseeable future. A prospective investor in the Company must be prepared to rely solely upon the ability, expertise, judgment, discretion, integrity and good faith of the Company's management in all aspects of the development and implementation of the Company's business activities which makes it more difficult for an investor to predict return on investment.

OUR BUSINESS IS SUBJECT TO SEASONAL FLUCTUATIONS, WHICH COULD ADVERSELY AFFECT OUR FINANCIAL RESULTS.

Our operating results could be influenced by seasonal fluctuations in the price of crude oil, biofuels and demand for electricity. The price of fuel tends to rise both in summer, due to the summer driving season, and in winter, due to home heating needs. Given our limited history, we do not know yet how these seasonal fluctuations will affect our financial results over time. However, it is possible that such fluctuations could materially adversely affect the continuity of our revenue stream and thus the overall stability of our financial condition.

WE WILL FOR THE NEAR FUTURE SUBSTANTIALLY DEPEND ON ONE NEW PRODUCTION FACILITY, AND ANY OPERATIONAL DISRUPTION COULD RESULT IN A REDUCTION OF OUR SALES VOLUMES AND COULD CAUSE US TO INCUR SUBSTANTIAL LOSSES.

Nearly all of our anticipated revenue for at least the next 12 months will be derived from the sale of biofuels and biogas, as well as production of electricity, that we plan to produce at our facility in Baytown, Texas. We anticipate that actual production with revenue streams will begin in 2009. Our operations would be subject to significant interruption if this production facility were to experience an accident or were damaged by severe weather (such as a hurricane) or other natural disaster. In addition, our operations may be subject to labor disruptions and unscheduled downtime, or other operational hazards inherent in manufacturing industries, such as equipment failures, fires, explosions, abnormal pressures, blowouts, pipeline ruptures and transportation accidents. Some of these operational hazards may cause personal injury or loss of life, severe damage to or destruction of property and equipment or environmental damage, and may result in suspension or termination of operations and the imposition of civil or criminal penalties. In addition, our insurance may not be adequate to fully cover the potential operational hazards described above, and we may not be able to renew our insurance on commercially reasonable terms or at all.

OPERATIONS AT OUR BAYTOWN FACILITY, OR AT OUR ADDITIONAL PLANNED PRODUCTION FACILITIES, MAY NOT ACHIEVE OUR EXPECTED RESULTS.

We anticipate beginning production at Baytown, Texas production facility in 2009. We have not yet demonstrated the production capacity of our facility and do not expect to achieve production capacity until the second quarter of 2009 at the earliest. If the facility does not operate as planned, we may need to incur additional expense, and spend additional time, to commence or increase production at that facility, either of which would reduce our production capacity and increase our production costs. Any failure of our production facility to produce biofuels and biogas at anticipated cost and capacity levels, or to produce any biofuels at all, would adversely affect our ability to build other planned production facilities, which will be based on the technology employed at our Baytown production facility. Such failure would adversely affect our financial condition and results of operations.

OUR BUSINESS GROWTH STRATEGY SUBSTANTIALLY DEPENDS ON OUR ABILITY TO BUILD NEW PRODUCTION FACILITIES TO ADD TO OUR BAYTOWN PRODUCTION FACILITY. WE MAY NOT BE ABLE TO IMPLEMENT THIS EXPANSION STRATEGY AS PLANNED OR AT ALL.

We plan to grow our business by building new facilities, in addition to our Baytown production facility, over the next 18 months at sites in the Dominican Republic, in Hawaii, in Guatemala, in Norway, in Spain and potentially in other U.S. facilities. These new production facilities are in various stages of planning and development. We are also currently evaluating several additional sites globally for possible additional production facilities. Development, construction and expansion of production facilities is subject to a number of risks, any of which could prevent us from commencing operations at a particular facility as expected or at all, including adverse weather conditions, defects in materials and workmanship, labor and material shortages or delays, zoning delays, opposition from local groups, transportation constraints, construction change orders, site changes, labor issues and other unforeseen difficulties. For example, if we are unable to obtain sufficient capacity of supply of municipal solid waste or such waste is not delivered on time, we may suffer delays in production of biofuels and biogas. We must also obtain numerous regulatory approvals and permits to construct and operate new production facilities. These requirements may not be satisfied in a timely manner or at all. In addition, we may be adversely affected by environmental, health and safety laws, regulations and liabilities," federal and state governmental requirements may substantially increase our costs, which could have a material adverse effect on our results of operations and financial condition. Our expansion plans may also result in other adverse consequences, such as the diversion of management's attention from our existing operations.

IF WE ARE DELAYED IN THE CONSTRUCTION OF OUR FACILITIES, WE MAY LOSE CUSTOMERS OR OTHER IMPORTANT BUSINESS RELATIONSHIPS.

We believe that our currently planned capitalization will only be sufficient to fund the construction costs of our Baytown production facility. Total construction costs to finish the final construction of the four reactors at our Baytown production facility are approximately $3 million, with total costs of approximately $20 million, but construction costs in other regions could be more expensive. For example, construction costs of our planned production facility in Hawaii are expected to be approximately at least 50% higher than our Baytown construction cost for a production facility with the same capacity. Likewise, construction costs for a facility in the Dominican Republic is anticipated to be lower than the cost in Baytown.

Our cash on hand and cash generated from operations are not sufficient to fund the construction costs of our production facilities in development and consequently additional financing will be required. Additional financing may also be required in connection with the construction of our production facilities under evaluation. We may not have access to required financing or such financing may not be available to us on acceptable terms or at all. We may finance the expansion of our business with additional indebtedness or by issuing additional equity securities. We could face financial risks associated with incurring additional indebtedness, such as reducing our liquidity, cash flow and access to financial markets, and increasing the amount of cash flow required to service such indebtedness, or associated with issuing additional stock, such as dilution of ownership and earnings.

PROBLEMS WITH PRODUCT QUALITY OR PRODUCT PERFORMANCE COULD RESULT IN A DECREASE IN CUSTOMERS AND REVENUE, UNEXPECTED EXPENSES AND LOSS OF MARKET SHARE.

The production of biofuels and biogas that meets stringent quality requirements is complex, including compliance with ASTM certifications. Concerns about fuel quality may impact our ability to successfully market or otherwise employ our products. If we are unable to produce biofuels and/or biogas that meets the industry quality standard, our credibility and the market acceptance and sales of our products and/or the employment of our products to product electricity could be negatively affected.

OUR FUTURE GROWTH WILL DEPEND ON OUR ABILITY TO ESTABLISH AND MAINTAIN STRATEGIC RELATIONSHIPS WITH ELECTRICITY COMPANIES, DISTRIBUTORS OF BIOFUELS AND FEEDSTOCK SUPPLIERS, IN PARTICULAR SOURCES OF PELLETIZED MUNICIPAL SOLID WASTE. IF WE ARE UNABLE TO ESTABLISH AND MAINTAIN SUCH RELATIONSHIPS OUR BUSINESS GROWTH STRATEGY COULD BE SIGNIFICANTLY LIMITED.

Our future growth generally depends on our ability to establish and maintain relationships with third parties, including alliances with electricity companies, distributors of biofuels and suppliers of municipal solid waste. For example, we currently rely on an agreement with Amecks, Inc. to supply us with 300 tons per day of densitized and pelletized municipal solid waste which is required to feed our biofuels reactors in

Baytown, Texas. We will need to enter into additional agreements with Amecks or other third parties to supply us with required quantities of municipal solid waste for our additional planned production facilities. In addition, we will rely to a certain extent on third parties to produce electricity from our products and/or sell and market our biofuels. We may not be able to establish strategic relationships with third parties on terms satisfactory to us or at all, and any arrangements that we enter into may not result in the type of collaborative relationship with the third party that we are seeking. Further, these third parties may not regard their relationship with us as important to their own business and operations and may not perform their obligations as agreed. Any failure to develop and maintain satisfactory relationships with electricity companies, distributors of biofuels and suppliers of municipal solid waste would have a material adverse effect on our business.

WE HAVE A LIMITED OPERATING HISTORY AND HAVE GENERATED LOSSES AND NEGATIVE CASH FLOW SINCE COMMENCING OPERATIONS, WHICH WE EXPECT TO CONTINUE THROUGH AT LEAST THE END OF 2009.

We began our business in February 2007, and intend to commence commercial operations at our Baytown production facility in 2009. Accordingly, we have a limited operating history from which you can evaluate our business and prospects. We have generated net losses and negative cash flow from operations since we commenced our operations. For example, for fiscal 2007 and for the nine month period ended September 30, 2008, we incurred net losses of approximately $54,613,394 and $5,565,434 respectively, and our net cash used in operating activities was approximately $3,099,988 and $2,494,690, respectively. At September 30, 2008 our accumulated deficit was approximately $60,389,374. While many of these losses reflected paper losses from the issuance of equity securities, we expect to incur net losses and negative cash flow from operations through at least the end of 2009 and possibly in future periods as we build new productions facilities, hire additional employees, apply for regulatory approvals, continue development of our technology, expand our operations and incur the additional costs of operating as a public company.

In addition, our prospects must be considered in light of the risks and uncertainties encountered by an early-stage company in the rapidly-evolving biofuels market, where supply and demand may change significantly in a short amount of time.

Some  of  these  risks  relate  to  our  potential  inability  to:

-    effectively  manage  our  business  and  operations;
- effectively respond to political and social factors concerning our supply of raw materials;
- recruit and retain key personnel, including engineering personnel who are critical to our growth prospects;
- successfully achieve a low-cost structure as we expand the scale of our business; and
-    manage  rapid  growth in personnel, facilities and business operations; and

We may in the future need to implement a credit facility or seek other additional financing, which would require significant time and expense. In addition, financing may not be available if and when we need it or may not be available on acceptable terms. If we need and are unable to secure alternative financing, the development, construction and expansion of our production facilities, including our current Baytown, Texas production facility, could be delayed, which would have a material adverse effect on our ability to grow and manage our business. The terms of any such future debt financing agreements may also contain financial, maintenance, organizational, operational and other restrictive covenants. If we are unable to comply with these covenants or service any such debt, we may lose control of our business and be forced to reduce or delay planned capital expenditures, sell assets, restructure our indebtedness or submit to foreclosure proceedings, all of which could result in a material adverse effect upon our business, results of operations and financial condition. Any such future debt arrangements may also include subordinated debt, which may contain even more restrictions and be on less favorable terms than our senior debt. To secure subordinated debt, we may have to give the lender warrants, put rights, conversion rights, the right to take control of our business in the event of a default or other rights and benefits as the lender may require. This could further dilute equity ownership interest.

OUR PRODUCTION FACILITIES, STORAGE FACILITIES AND TERMINALS MAY HAVE UNKNOWN ENVIRONMENTAL PROBLEMS THAT COULD BE EXPENSIVE AND TIME CONSUMING TO CORRECT, WHICH MAY DELAY OR HALT CONSTRUCTION AND OPERATIONS AND DELAY OUR ABILITY TO GENERATE REVENUES AND PROFITS.

Although we have not previously encountered them, we may encounter hazardous conditions at or near each of our production facilities, storage facilities and terminals that may delay or prevent construction or operation of a particular facility. If we encounter a hazardous condition at or near a site or our operations result in contamination of the environment or expose individuals to hazardous substances, work may be suspended and we may be required to correct the condition prior to continuing construction or further production. The presence of a hazardous condition or contamination would likely delay or prevent construction of a particular production facility and may require significant expenditure of resources to correct the condition. If we encounter any hazardous condition during or after construction, or our operations result in contamination of the environment or expose individuals to hazardous substances, estimated sales and profitability would likely be adversely affected.

WE MAY BE UNABLE TO PROTECT OUR INTELLECTUAL PROPERTY, WHICH COULD NEGATIVELY AFFECT OUR ABILITY TO COMPETE.

Although we have not been involved in any material disputes regarding confidentiality agreements, patent matters or unauthorized access to or use of our proprietary information, we rely or may rely on a combination of trademark, tradename, trade secrets, confidentiality agreements and other contractual restrictions on disclosure to protect our intellectual property rights. We also enter into confidentiality agreements with our employees, consultants and other third parties, and control access to and distribution of our confidential information - in particular the catalyst for our process. Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy or otherwise obtain and use our proprietary information. Monitoring unauthorized use of our confidential information is difficult and the steps we take to prevent unauthorized use of our confidential information may not be effective. If we are unable to protect our intellectual property, the commercial value of our technology and our competitive position will be harmed.

THE USE OF FOREIGN CURRENCY IN OUR OPERATIONS MAY AFFECT OUR ABILITY TO REPATRIATE REVENUE TO THE UNITED STATES.

A portion of the Company's proposed activities are expected to be carried on outside of the United States. Accordingly, such proposed activities are subject to risks associated with fluctuations of the rate of exchange of the U.S. dollar and foreign currencies. The Company does not intend to hedge its currency exposure.

LITIGATION OR OTHER PROCEEDINGS RELATING TO INTELLECTUAL PROPERTY RIGHTS COULD RESULT IN SUBSTANTIAL COSTS AND LIABILITIES.

We must operate in a way that does not infringe the intellectual property rights of others in the U.S. and foreign countries. Third parties may claim that our production process or related technologies infringe their patents or other intellectual property rights. Competitors may have filed patent applications or have issued patents and may obtain additional patents and proprietary rights related to production processes that are similar to ours. We may not be aware of all of the patents potentially adverse to our interests. We may need to participate in interference proceedings in the U.S. Patent and Trademark Office or in similar agencies of foreign governments to determine the priority of invention involving issued patents and pending applications of another entity.

Although we have not faced litigation or other proceedings relating to intellectual property rights, the cost to us of any such litigation or proceeding, even if resolved in our favor, may cause us to incur significant expenses, divert the attention of our management and key personnel from other business concerns and, in certain cases, result in substantial additional expenses to license technologies from third parties. Some of our competitors may be able to sustain the costs of complex patent litigation more effectively than we can because they have substantially greater resources. An unfavorable outcome in an interference proceeding or patent infringement suit could require us to pay substantial damages, cease using the technology or to license rights, potentially at a substantial cost, from prevailing third parties. There is no guarantee that any prevailing party would offer us a license or that we could acquire any license made available to us on commercially acceptable terms. Even if we are able to obtain rights to a third party's intellectual property, those rights may be non-exclusive and therefore our competitors may obtain access to the same intellectual property. Ultimately, we may be unable to produce and sell our products, produce electricity, or may have to cease some of our business operations as a result of infringement claims, which could severely harm our business. Our technologies may conflict with the intellectual property rights of others. Additionally, any involvement in litigation in which we are accused of infringement may result in negative publicity about us and injure our relations with any then-current or prospective customers or vendors.

WE DEPEND ON OUR OFFICERS FOR MANAGEMENT AND DIRECTION, AND THE LOSS OF ANY OF THESE PERSONS COULD HARM OUR BUSINESS.

We depend on our officers for implementation of our expansion strategy and execution of our business plan. The loss of any of our officers could harm our business. The employment of each of our officers or other key personnel is "at will" and each officer or other key employee can terminate his or her employment with us at any time. The loss of any of our officers could delay or prevent the achievement of our business objectives.

POTENTIAL FUTURE ACQUISITIONS COULD BE DIFFICULT TO FIND AND INTEGRATE, DIVERT THE ATTENTION OF KEY PERSONNEL, DISRUPT OUR BUSINESS, DILUTE SHAREHOLDER VALUE
AND  ADVERSELY  AFFECT  OUR  FINANCIAL  RESULTS.

Although we currently have no arrangements, understandings or agreements that obligate us to make any acquisitions or significant capital expenditures, other than in connection with the construction and operation of our proposed and current production facilities, as part of our business strategy, we may consider acquisitions of building sites, other production facilities, storage or distribution facilities and selected infrastructure. We may not find suitable acquisition opportunities.

OUR BUSINESS AND FINANCIAL CONDITION MAY BE ADVERSELY AFFECTED BY TECHNOLOGICAL ADVANCES IF WE ARE UNABLE TO ADOPT OR INCORPORATE SUCH ADVANCES INTO OUR OPERATIONS AT REASONABLE COSTS.

The development and implementation of new technologies may result in a significant reduction in the costs of biofuels production. For example, in the U.S. in 2006, approximately 90% of ethanol, biodiesel and other biofuels were produced from soybean oil, although any such fuels could also be produced from canola, palm and other vegetable oils and animal fat. Although we anticipate utilization of municipal solid waste, our current production facility and our planned facilities are designed, or are being designed, to be a "multi-feedstock" production facility, meaning that each facility will be able to produce biofuels from multiple feedstock sources such as soybean waste, municipal solid waste, palm waste or other non-feedstock biomass. However, efforts to produce other feedstocks with higher yields, or volume of feedstock per acre, are ongoing, and our cost of production could increase if higher yield feedstocks were developed by us or our competitors that would require us to reconfigure our production facilities to operate on such new feedstocks. As refining technology develops, biofuel producers may become less dependent on any one source as the primary feedstock, and technological advances by other biofuel producers in methods to refine feedstocks could increase efficiency and decrease the cost of production, which could increase competition, decrease prices and cause us to incur additional capital expenditures to modify our production methods to remain competitive. We cannot predict when new technologies may become available, the rate of acceptance of new technologies by our competitors or the costs associated with new technologies.

Advances and changes in production technology may make the Vertroleum(R) biofuels production technology installed in our Baytown, Texas production facility or any of our future production facilities, if any, inefficient, less desirable or obsolete. These advances may also allow competitors to produce biofuels at a lower cost than us. If we are unable to adopt or incorporate technological advances, our production methods and processes could be less efficient than our competitors, which could reduce our cost competitiveness or cause us to become uncompetitive. If competitors develop, obtain or license technology that is superior to ours or that makes our technology obsolete, we may be required to incur significant costs to enhance or acquire new technology so that our production remains competitive.

EXPANSION INTO INTERNATIONAL MARKETS IS IMPORTANT TO OUR LONG-TERM SUCCESS, AND OUR INEXPERIENCE IN OPERATIONS OUTSIDE THE U.S. INCREASES THE RISK THAT OUR INTERNATIONAL OPERATIONS MAY NOT BE SUCCESSFUL.

We believe that our future growth depends, in part, on constructing biofuel production facilities in foreign countries, such as the Dominican Republic and Guatemala, and our ability to produce and sell biofuels and product electricity outside the United States. While some of our executive officers have experience in international business from prior positions, we have no specific experience with operations outside the United States. Our goal of selling Vertroleum(R) biofuels and producing electricity in international markets will require management attention and resources and is subject to inherent risks, which may adversely affect us, including:

- unusual or burdensome foreign laws or regulations and unexpected changes in regulatory requirements, including potential restrictions on the transfer of funds;
-    foreign  currency  risks;
- political and economic instability, including adverse changes in trade policies between countries in which we may maintain operations;
- difficulties in staffing and managing foreign sales and support operations in locations with less developed infrastructures;
- longer accounts receivable payment cycles and difficulties in collecting payments; and
-    less effective  protection  of  our  intellectual  property.

The noted factors and other factors could adversely affect our ability to execute our international production and marketing strategy or otherwise have a material adverse effect on our business.


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
RISKS  RELATING  TO  THE  BIOFUELS  INDUSTRY
--------------------------------------------

WE  MAY  NOT  BE  ABLE  TO  COMPETE  EFFECTIVELY  IN  OUR  INDUSTRY.

The biofuels industry is extremely competitive and growing more intense as more production facilities are built and the industry expands globally. We may not be able to compete successfully against current or potential competitors. In the U.S., we primarily compete with (i) ethanol manufacturers, (ii) biodiesel producers and (iii) companies producing biofuels and other products from municipal solid waste. In the area of Municipal Solid Waste, we compete for example with Covanta, which produces methane gas and electricity. We also compete to some extent with biodiesel production facilities, including companies that have divisions devoted to biodiesel production, such as Archer Daniels Midland Company and Cargill, Inc.; start-up biofuels and biodiesel refineries that are entering the market; and also traditional large petroleum refining companies that are developing large-scale refineries that use natural gas, coal and other non-renewable feedstocks. Many of these competitors have greater financial resources than we do.

In addition, we will face competition from international biofuels suppliers outside the U.S. if we attempt to sell into international markets, such as Central America and Europe. Some of these markets are more mature than the market in the U.S., and there could be more competitors with greater production capacity than in the U.S. Any increase in domestic or foreign competition could cause us to reduce our prices and take other steps to compete effectively, which could adversely affect our results of operations and financial condition.

THE U.S. BIOFUELS INDUSTRY IS HIGHLY DEPENDENT ON A MIX OF FEDERAL AND STATE LEGISLATION AND REGULATION AND ANY CHANGES IN LEGISLATION OR REGULATION COULD HARM OUR BUSINESS AND FINANCIAL CONDITION.

The elimination or a significant reduction in the "green credits" or other tax credits could have a material adverse effect on the price of our fuels and on our financial condition and results of operations. Currently, federal tax incentives make the cost of biofuels production significantly more competitive with the price of traditional crude oil or petroleum. Currently, under the Energy Policy Act of 2005, or EPAct, producers of biofuels blends can claim up to a $2.50 tax credit per gallon of biofuels produced from cellulosic biomass feedstocks. In addition, this credit and other federal and state programs that benefit biofuels generally are subject to U.S. government obligations under international trade agreements, including those under the World Trade Organization Agreement on Subsidies and Countervailing Measures, that might in the future be the subject of challenges. The elimination or significant reduction in these tax credit or other programs could harm our results of operations and financial condition.

The effect of federal renewable fuel standards is uncertain. The EPAct established minimum nationwide levels of renewable fuels, which includes biodiesel, ethanol and any liquid fuel produced from biomass or biogas, to be blended into fuel supply. By the year 2012, these standards require that the national volume of renewable fuels to be blended in fuel supply equal or exceed 7.5 billion gallons. While these renewable fuel standards should stimulate demand for renewable fuels generally, they may not result in specific demand for our biofuels. Additionally, the U.S. Department of Energy, in consultation with the Secretary of Agriculture and the Secretary of Energy, may waive the renewable fuels mandate with respect to one or more states if the Administrator of the U.S. Environmental Protection Agency, or EPA, determines that implementing the requirements would severely harm the economy or the environment of a state, a region or the U.S., or that there is inadequate supply to meet the requirement. Any waiver of the renewable fuel standards could adversely impact the demand for our biofuel products and may have a material adverse effect on our financial condition and results of operations.

In addition, the effect of state renewable fuel standards is uncertain. Any change in state renewable fuel standards could adversely impact the demand for our biofuel products and may have a material adverse effect on our financial condition and results of operations.

WE MAY BE ADVERSELY AFFECTED BY ENVIRONMENTAL, HEALTH AND SAFETY LAWS, REGULATIONS AND LIABILITIES.

Although we believe that our production process does not result in negative impact to the environment or the aquifer, we are subject to various federal, state, local and foreign environmental laws, regulations and permits, including those relating to the discharge of materials into the air, water and ground, the generation, storage, handling, use, transportation and disposal of hazardous materials, and the health and safety of our employees. In addition, some of these laws and regulations require our facilities to operate under permits that are subject to renewal, modification or revocation. These laws, regulations and permits may require expensive pollution control equipment or operational changes to limit actual or potential impacts to the environment. A violation of these laws and regulations or permit conditions can result in substantial fines, natural resource damages, criminal sanctions, permit revocations and/or facility shutdowns.

In addition, new environmental laws and regulations, new interpretations of existing laws and regulations, increased governmental enforcement of existing laws or other developments could require us to make additional significant expenditures. Continued government and public emphasis on environmental issues can be expected to result in increased future investments for environmental controls at our production facilities. Present and future environmental laws and regulations, and interpretations thereof, applicable to our operations, more vigorous enforcement policies and discovery of currently unknown conditions may require substantial expenditures that could have a material adverse effect on our financial condition.

The hazards and risks associated with producing and transporting our products, such as fires, natural disasters, explosions, abnormal pressures, blowouts and pipeline ruptures and the failure of pollution control equipment, also may result in personal injury claims or damage to property and third parties. As protection against operating hazards, we maintain insurance coverage against some, but not all, potential losses. Our coverage includes, but is not limited to, physical damage to assets, employer's liability, commercial general liability, automobile liability, workers' compensation and directors and officers liability insurance. We do not carry environmental insurance. Notwithstanding any insurance we may carry, we could sustain losses for uninsurable or uninsured risks, or in amounts in excess of existing insurance coverage. Events that result in significant personal injury or damage to our property or third parties or other losses that are not fully covered by insurance could have a material adverse effect on our financial condition.

CHANGES IN INDUSTRY SPECIFICATION STANDARDS FOR OUR BIOFUEL PRODUCTS MAY INCREASE PRODUCTION COSTS OR REQUIRE ADDITIONAL CAPITAL EXPENDITURES TO UPGRADE AND/OR MODIFY OUR PRODUCTION FACILITIES TO MEET THEM. SUCH UPGRADES AND/OR MODIFICATIONS MAY ENTAIL DELAYS IN OR STOPPAGES OF PRODUCTION.

The American Society of Testing and Materials, or ASTM, is the recognized standard-setting body for fuels and additives in the U.S. Our current products comply with ASTM's specifications. ASTM has modified its specifications in the past and is expected to continue to modify the specifications in the future as the use of biofuels expands. There is no guarantee that our production facilities will be able to produce ASTM-compliant biofuels in the event of changes to the specification, or that our production facilities will be able to produce products that complies with specifications used in other countries. We may need to invest significant capital resources to upgrade or modify our production facilities, which might cause delays in or stoppages of production and the resultant loss of revenue, or which might not be economically feasible at all. Any modifications to our production facilities or to the ASTM specifications or other specification with which we attempt to comply may entail increased production costs or reduced production capacity. These consequences could result in a negative impact on our financial performance.

RISKS  RELATING  TOINVESTMENT  IN  THE  COMPANY
-----------------------------------------------

THERE MAY NOT BE A MARKET FOR OUR SECURITIES, WHICH MAY AFFECT THE ABILITY OF INVESTORS TO REALIZE A RETURN ON THEIR INVESTMENT.

The Company's common stock presented is quoted for trading on the "pink sheets" market under the symbol "SSTP." An active trading market in the Company's securities may not be sustained. The market price for the Company's securities could be subject to wide fluctuations. Factors such as biofuels prices, competitive situations, government regulation, interest rates, share price movements of the Company's peer companies and competitors, as well as overall market movements, may have a significant impact on the market price of the Company's securities. The stock market has from time to time experienced extreme price and volume fluctuations, particularly in the petroleum, bio-energy and oil and gas sectors, which have often been unrelated to the operating performance of particular companies.

AS A RESULT OF THIS REGISTRATION STATEMENT, WE WILL BE SUBJECT TO PUBLIC COMPANY REPORTING AND OTHER REQUIREMENTS FOR WHICH WE WILL INCUR SUBSTANTIAL COSTS AND OUR ACCOUNTING AND OTHER MANAGEMENT SYSTEMS AND RESOURCES MAY NOT BE ADEQUATELY PREPARED.

As a result of this offering, we will become subject to public company reporting and other obligations under the Securities Exchange Act of 1934, as amended, including the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act. Section 404 requires that our management annually assess the effectiveness of our internal control over financial reporting and that our independent auditors report on management's assessment. We expect that these requirements will be required beginning with our fiscal year ended December 31, 2009. These reporting and other obligations will place significant demands on our management, administrative, operational and accounting resources. We anticipate that we will need to upgrade our systems, implement additional financial and management controls, reporting systems and procedures, and potentially hire additional accounting, internal audit and finance staff. If we are unable to accomplish these objectives in a timely and effective fashion, our ability to comply with our financial reporting requirements and other rules that apply to reporting companies could be impaired. Further, during the course of our testing for compliance with Section 404, we may identify deficiencies which we may not be able to remediate in time to meet our deadline for compliance with
Section 404, and we may also identify inaccuracies or deficiencies in our financial reporting that could require revisions to or restatement of prior period results.

We will also incur significant additional legal, accounting, insurance and other expenses as a result of being a public company. For example, laws and regulations affecting public companies, including the provisions of the Sarbanes-Oxley Act and rules related to corporate governance and other matters subsequently adopted by the SEC and the NASDAQ Stock Market, will result in substantially increased costs to us, including legal and accounting costs, and may divert our management's attention from other matters that are important to our business.

OUR PRINCIPAL SHAREHOLDERS AND MANAGEMENT OWN A SIGNIFICANT PERCENTAGE OF OUR STOCK AND WILL BE ABLE TO EXERCISE SIGNIFICANT INFLUENCE OVER OUR AFFAIRS.

Our executive officers and directors, as of December 31, 2008, beneficially owned approximately 31.7% of our common stock. Consequently these shareholders will likely be able to determine the composition of our board of directors, retain the voting power to approve some matters requiring shareholder approval and continue to have significant influence over our operations. The interests of these shareholders may be different than the interests of other shareholders on these matters. This concentration of ownership could also have the effect of delaying or preventing a change in our control or otherwise discouraging a potential acquirer from attempting to obtain control of us, which in turn could reduce the price of our common stock.

OUR CURRENT CHAIRMAN OF THE BOARD HOLDS 100% OF OUR SERIES A CONVERTIBLE PREFERRED STOCK AND CONSEQUENTLY CAN EXERCISE VOTING CONTROL OF THE COMPANY.

John H. Rivera, our Chairman of the Board and Chief Visionary Officer, is the owner of 100% or 10,000 shares of Series E Convertible Preferred Stock. Each share of Series E Convertible Preferred Stock has the right to 50,000 votes per share and votes with the common stock. This is effectively 500,000,000 million votes. This preferred stock ownership could have the effect of delaying or preventing a change in our control or otherwise discouraging a potential acquirer from attempting to obtain control of us, which in turn could reduce the price of our common stock.

WE HAVE OUTSTANDING OPTIONS THAT HAVE THE POTENTIAL TO DILUTE SHAREHOLDER VALUE AND CAUSE THE PRICE OF OUR COMMON STOCK TO DECLINE.

In the past, we have offered and we expect to continue to offer stock options and other forms of stock-based compensation to our directors, officers, employees and others. As of December 31, 2008, we had outstanding options to purchase 55,800,000 shares of our common stock under our 2008 Employee and Consultant Stock Option Plan at an exercise price of $0.0275 per share and have an aggregate of 44,200,000 additional shares of common stock reserved for future issuance under our 2008 Stock Option Plan. To the extent that these options or awards, or any additional options or warrants we issue in the future, are exercised and the shares issued on exercise are sold in the public market, the public market price of our common stock may decline.

THE BOARD DOES NOT EXPECT TO DECLARE DIVIDENDS, WHICH MAY MAKE IT MORE DIFFICULT FOR INVESTORS TO REALIZE A RETURN ON THEIR INVESTMENT.

The Company has never paid dividends to its shareholders. For the foreseeable future, the Company expects to follow a policy of retaining earnings, if any, in order to finance further exploration and development or expansion. The payment of dividends is within the discretion of the board of directors of the Company and will depend on the earnings, if any, financial requirements and the operating and financial condition of the Company, among other factors.

OUR STOCK MIGHT BE CONSIDERED A PENNY STOCK WHICH RESTRICTS CERTAIN TRANSACTIONS

At any time that the market price for our common stock is less than $5.00 per share, our stock might be considered to be a "penny stock" as defined by SEC rules. Under those rules, certain stock brokerage firms may prohibit purchase or sale of shares of our common stock within their clients' accounts.

All securities brokerage firms effecting purchase orders for clients in the Company's common stock at a time when the common stock has a market bid price of less than $5.00 per share are required by federal law to send a standardized notice to such clients regarding the risks of investing in "penny stocks", to provide additional bid, ask and broker compensation and other information to the patients and to make a written determination that the Company's common stock is a suitable investment for the client and receive the client's written agreement to the transaction, unless the client is an established client of the firm, prior to effecting a transaction for the client. These business practices may inhibit the development of a public trading market for the Company's common stock during periods that the price of the common stock in the public market is less than $5.00 by both limiting the number of brokerage firms which may participate in the market and increasing the difficulty in selling the Company's common stock.

ITEM 2.  FINANCIAL INFORMATION

This Management's Discussion and Analysis and Plan of Operation should be read in conjunction with the audited financial statements for the fiscal year ended December 31, 2007 and the nine month period ended September 30, 2008. The discussion also includes subsequent activities up to December 31, 2008. The financial statements have been prepared in accordance with generally accepted accounting policies in the United States ("GAAP"). Except as otherwise disclosed, all dollar figures included therein and in the following management discussion and analysis ("MD&A") are quoted in United States dollars.

Forward  Looking  Statements:

Statements about our future expectations are "forward-looking statements" within the meaning of applicable Federal Securities Laws, and are not guarantees of future performance. When used herein, the words "may," "will," "should," "anticipate," "believe," "appear," "intend," "plan," "expect," "estimate," "approximate," and similar expressions are intended to identify such forward-looking statements. These statements involve risks and uncertainties inherent in our business, including those set forth under the caption "Risk Factors," in this Disclosure Statement, and are subject to change at any time. Our actual results could differ materially from these forward-looking statements. We undertake no obligation to update publicly any forward-looking statement.

A.     PLAN OF OPERATION

Sustainable Power Corp. (a development stage company) (the "Company"), is a green energy provider focused on production and sale of our environmentally safe biofuel known as Vertroleum , as well as power generation. We have the exclusive rights in the United States to develop, construct and manage a portfolio of green energy plants utilizing renewable Vertroleum fuel sources including municipal solid waste and other non-food feedstock. Our initial production facility is in final stages of completion in Baytown, Texas. Activities during the development stage include developing the business plan, raising capital, and research and development of the Rivera Process for processing biomass and municipal solid waste into Vertroleum biofuels and biogas for the production of Vertroleum fuels and generation of electrical power.

The build out of our initial four reactor factory in Baytown, TX and make it fully operational requires a total budget of approximately $20,000,000, the majority of which has been expended. Once completed, this facility should initially be capable of producing 24,000 gallons of Vertroleum biofuels per day. When this or another typical factory reaches full capacity (anticipated in Baytown to be 400 reactors), it should be able to produce approximately three million gallons per day of Vertroleum biofuel oil. Once this level is obtained, it may be possible to take a portion of the profits to help subsidize the building of another facility.

Our  primary  business  strategies  are  as  follows:

- To produce Vertroleum biofuels and generate electricity with feedstock at little or even negative cost, with high gross margins and profitability.

- To eliminate and remediate environmental risk through the use of green energy only and the use of non-food biomass and municipal solid waste as our production feedstock.

- To effectively reduce landfills and other negative impact of municipal solid waste by utilizing municipal solid waste as our principal feedstock.

- To diversify and expand our Vertroleum biofuels and electricity production throughout the world through joint ventures or other arrangements for production of Vertroleum biofuels, biofuel manufacturing equipment and electricity in different countries, in order to effectively protect our interests from adverse changes in any one country or industry;

- To establish strong in-country ties and partnerships in and outside of the United States to get an inside track on new acquisitions;

B. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

RESULTS  OF  OPERATIONS

FULL  FISCAL  YEARS

Fiscal  Year  Ended  December  31,  2007
----------------------------------------

We essentially commenced operations and began operation of our business plan during the early part of 2007.

During the period ended December 31, 2007, we reported no revenues and a net loss of $54,613,394 or $.04 per share. The Company was essentially in its buildout and research and development stage and consequently this does not yet reflect the anticipated operations of the Company.

Our net operating expenses were $47,970,234, which reflected $45,851,231 of professional fees and consulting which were virtually entirely paid with equity securities and which are reflected principally at market price of the equity issued rather than at the actual value received by the Company. The operating expenses also included approximately $458,333 in accrued officer salary expenses, which were accrued but unpaid. Our expenses also included $1,486,320 in general and administrative expenses.

We have also recorded a loss of $54,613,394. This entry principally reflects the issuance of common stock valued at the current market price rather than value of services to various employees, professionals and consultants which resulted in book entry losses.

Our operation results for 2007 include an issuance of 648,547,740 shares of our common stock to U.S. Sustainable Energy Corp. ("USSE") in consideration for (i) assignment of a license for the technology underlying our business, (ii) delivery of certain equipment and assets and (ii) payment of certain expenses. These shares were held in escrow by us pending satisfaction of these conditions. Because of failure of conditions, the holder of the license issued to USSE terminated the license agreement, which effectively terminated the sublicense to us. We have subsequently entered into a replacement license. USSE also failed to meet the other obligations and, in fact, received funding from us for their operations and payroll until they ceased operating in or about May of 2008. In addition, certain shareholders of USSE failed to deliver assets which were required as part of the original transaction, including delivery of two facilities in Natchez, Mississippi. In December 2008, we terminated all agreements with USSE and cancelled all but 40,000,000 of the shares held in escrow.

Fiscal  Year  Ended  December  31,  2006
----------------------------------------

The Company operated as Offshore Creations, Inc. during the fiscal year ended December 31, 2006, and as such had not commenced operations of the current business of the Company.

INTERIM  PERIOD

Nine  Months  Ended  September  30,  2008
-----------------------------------------

During the nine month period ended September 30, 2008, we completed the construction of the first reactor at our Baytown, Texas facility and were able to produce and sell a nominal amount of Vertroleum to Envirocompanies. This resulted in nominal revenues of 11,378. We reported a net loss for that period of $5,565,434 or $.00 per share. The Company principally remained in the developmental stage as it worked to complete the Baytown, Texas facility.

Our net operating expenses were $5,556,472, which as in previous periods mostly reflected $2,559,890 in professional fees and $1,024,778 in officer compensation which was virtually entirely paid with equity securities and which are reflected principally at market price of the equity issued rather than at the actual value received by the Company. The operating expenses also included approximately $385,000 in accrued officer salary expenses, which were accrued but unpaid. Our expenses also included $1,798,674 in general and administrative expenses.

We recorded a loss for the nine month period of $5,565,434. Other than approximately $1.8 million in general and administrative expense and some actual professional fees paid for in cash, this entry principally reflects the issuance of common stock valued at the current market price rather than value of services to various employees, professionals and consultants which resulted in book entry losses.

Off-Balance  Sheet  Arrangements
--------------------------------

The  company  has  no  off-balance  sheet  arrangements.

FINANCIAL CONDITION AND LIQUIDITY

Our liquidity requirements arise principally from the costs associated with building our Vertroleum biofuels production facilities as well as our working capital needs. To date, we have funded our liquidity requirements with a combination of loans from our principals, loans from third parties and cash obtained through the sale of restricted stock. We have also deferred management compensation pending appropriate financing of the Company.

We continue to review other financing options for our business, which may in the future include more equity financing. We have entered into or are seeking to enter into various joint venture arrangements which would provide financing for development of our mineral properties.

We believe that the combination of (i) the sale of stock in equity transactions,
(ii)  other  potential  joint venture arrangements currently in discussions, and
(iii) other proposed and negotiated financings, cash on hand, expected revenues and any new revenues from our production facilities that our cash flow will be sufficient to meet our current and anticipated operating cash requirements at least through fiscal 2009.

Cash and cash equivalents consist of demand deposits and interest earning investments with maturities of three months or less, including overnight bank deposits and money market funds. We carry cash equivalents at cost.

From April 2007 through October 2007, we raised approximately $1,560,000 in capital through the sale of restricted securities to accredited investors. We issued approximately 38,360,000 shares of common stock for these sales.

On February 19, 2008 we received $1,000,000 from an accredited investor in connection with the sale of 50,000,000 shares of our common stock in a privately negotiated transaction. This arrangement also originally included a strategic relationship which we have subsequently mutually terminated. This investor agreed to pay $2,000,000 for the shares, but as of the date hereof, has not paid the remaining portion. The shares remain in escrow pending resolution of this outstanding payment.

On June 26, 2008, we received $2,000,000 from Pemco, S.A., an accredited investor in connection with the sale of 50,000,000 shares of our common stock in a privately negotiated transaction, which also included a strategic relationship agreement and ongoing relationship with Pemco.

From July 2008 through December 2008, we raised approximately $809,000 in capital through the sale of restricted securities to accredited investors. We issued 62,000,000 shares of common stock for these sales.

We are currently in negotiations with respect to other substantial equity investments in our common stock (or other equity investments). We anticipate that these equity investments will result in our ability to meet our cash and capitalization requirements for at least the next twelve months.

CAPITAL  EXPENDITURES  AND  DEVELOPMENT  PLAN

We are currently seeking investment capital with the intention of completing Phase One and commencing Phase two of our development plan.

We are currently in the final stages of completion of PHASE ONE of our first operating production facility. When completed, this facility at Phase One will initially be capable of producing 24,000 gallons of fuel oil a day (based on just four "reactors" in the facility). When this factory (or others) reaches full Phase Three capacity (400 reactors), it will be able to produce 3 million gallons per day of fuel oil.

PHASE  ONE

Completion of the first four reactors at the Baytown, Texas facility to the point of commercial production. Continuation of preparation to connect to the ERCOT grid and produce electricity. Completion of the acquisition and purchase of approximately 200 acres of land in Baytown for the full plant. TIME: 30 to
60  Days  after  funding   COST:  approximately  $14,500,000  USD

PHASE  TWO

Construction of plant for distillation 50,000 barrels a day plant (minimum 2,100,000 gallons of distillate (kerosene, jet fuel, naptha, diesel, marine fuel) and 900,000 gallons of bunker). Acquisition or joint venture with existing electrical generation facility for the immediate production and sale of electrical power. One Year from Start. COST: approximately $15,000,000.

PHASE  THREE

Continuing infrastructure and development of reactors to a total of 400 reactors at the Baytown, Texas facility. Completion of a waste processing facility on site for the separation, densification and pelletization of municipal solid waste sufficient to source all reactors. Obtain an EPC interconnect contract for an electric generation facility for 540 MWH of electricity into the ERCOT grid. TIME: Two to Four Years from Start. COST: Initial investment to commence
Phase Three to the point of revenue self-sustainability and continued development will be approximately $70,000,000; full amount required for completion of Phase Three to be determined after completion of planning, development, economic conditions of US materials market and engineering studies.

ITEM  3.  PROPERTIES.

The Company's head and principal office is located at 7100 Hwy 146 South, Baytown, Texas 77520. Its telephone number is (281) 573-6977 and information about the Company can be found on its website at www.sustainablepowercorp.us.
                                                    ---------------------------

The facilities are currently occupied under the terms of an Industrial Lease entered into in February 2008. The lease is currently month to month with a monthly payment of $5,000, and covers approximately five acres which currently house the Company's operations and management offices.

In February 2009, we entered into a real estate purchase agreement with Jonathan Groves to purchase the real estate surrounding our current operations comprising a total of approximately 190 acres. The total purchase price for this acquisition is $2.7 million, of which we were credited $120,000 for certain shares of our common stock delivered to Mr. Groves and as to which will pay a $25,000 good faith deposit. The closing of this purchase is scheduled for on or before March 31, 2009.

ITEM 4.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

The following table shows the beneficial ownership of each class of the Company's stock as of December 31, 2008. The table shows the amount of shares owned by:

(1) each person known to us who owns beneficially more than five percent of the outstanding shares of any class of the Company's stock, based on the number of shares outstanding as of December 31, 2008;
(2)     each  of  the  Company's  Directors  and  Executive  Officers;  and
(3)     all  of  its  Directors  and  Executive  Officers  as  a  group.

The percentage of shares owned is based on 1,856,383,587 shares of the Company's common stock being outstanding as of December 31, 2008. Where the beneficially owned shares of any individual or group in the following table includes any options, warrants, or other rights to purchase shares in the Company's stock, the percentage of shares owned includes such shares as if the right to purchase had been duly exercised.

                                                   AMOUNT          PERCENT
           NAME, TITLE, AND ADDRESS,               OF SHARES       OF CLASS
CLASS      OF BENEFICIAL OWNER                     OWNED           OWNED
---------  --------------------------------------  --------------  ---------
           John H. Rivera,
           Chairman and Chief Visionary Officer
           7100 Hwy 146 South
Common     Baytown, Texas 77520                    520,000,000(1)      27.0%
---------  --------------------------------------  --------------  ---------
           John H. Rivera,
Series E   Chairman and Chief Visionary Officer
Preferred  7100 Hwy 146 South
Stock      Baytown, Texas 77520                           10,000        100%
---------  --------------------------------------  --------------  ---------
           M. Richard Cutler
           President, CEO and Director
           3206 West Wimbledon Dr
Common     Augusta, GA 30909                        36,567,018(2)       1.9%
---------  --------------------------------------  --------------  ---------
           Gerald Brent
           Director and Vice President
           of Operations
           7100 Hwy 146 South
Common     Baytown, Texas 77520                     23,500,000(3)       1.3%
---------  --------------------------------------  --------------  ---------
           Scott Hoerr
           Director
           1529 Winsor Dr.
Common     Quincy, IL 62305                            5,000,000        0.3%
---------  --------------------------------------  --------------  ---------
           Bruce A. Hammack
           Chief Financial Officer
           10510 Spencer Hwy
Common     LaPorte, TX 77572                         3,012,500(4)       0.2%
---------  --------------------------------------  --------------  ---------
           Ralph F. Oler, Sr.
           Director
           5336 East Road
Common     Baytown, TX 77522                        21,648,000(5)       1.2%
---------  --------------------------------------  --------------  ---------
           Alice M. Price
           7100 Hwy 146 South
Common     Baytown, Texas 77520                    198,000,000(6)      10.9%
---------  --------------------------------------  --------------  ---------
           Radhames Lora
           Calle Camini 91
           Santo Domingo
Common     Dominican Republic                        140,000,000        7.7%
---------  --------------------------------------  --------------  ---------
           All Officers and Directors
Common     as a group (six persons)                  609,727,518       31.7%
---------  --------------------------------------  --------------  ---------

(1) Does not include 193,000,000 shares held by Alice M. Price, as to which Mr. Rivera disclaims beneficial ownership. Includes 20,000,000 shares issuable under presently exercisable options at $.0275 per share issued under the Sustainable Power Corp. 2008 Employee and Consultant Stock Option Plan.
     Ms. Price is the wife of Mr. Rivera.
(2) Includes 27,942,018 shares of common stock held by Cutler Law Group of which Mr. Cutler is President. Includes 5,000,000 shares issuable under presently exercisable options at $.0275 per share issued under the Sustainable Power Corp. 2008 Employee and Consultant Stock Option Plan.
(3) Includes 5,000,000 shares issuable under presently exercisable options at $.0275 per share issued under the Sustainable Power Corp. 2008 Employee and Consultant Stock Option Plan.
(4) Includes 2,000,000 shares issuable under presently exercisable options at $.0275 per share issued under the Sustainable Power Corp. 2008 Employee and Consultant Stock Option Plan.
(5) Includes 17,648,000 shares held by Filters Unlimited, Inc., of which Mr. Oler is President. Includes 3,000,000 shares issuable under presently exercisable options at $.0275 per share issued under the Sustainable Power Corp. 2008 Employee and Consultant Stock Option Plan.
(6) Includes 5,000,000 shares issuable under presently exercisable options at $.0275 per share issued under the Sustainable Power Corp. 2008 Employee and Consultant Stock Option Plan.

BENEFICIAL OWNERSHIP OF SECURITIES: Pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, involving the determination of beneficial owners of securities, a beneficial owner of securities is person who directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has, or shares, voting power and/or investment power with respect to the securities, and any person who has the right to acquire beneficial ownership of the security within sixty days through means including the exercise of any option, warrant or conversion of a security.

ITEM  5.  DIRECTORS  AND  EXECUTIVE  OFFICERS.

The following table sets forth the names and ages of our current directors and executive officers, their principal offices and positions and the date each such person became a director or executive officer. The Board of Directors elects our executive officers annually. Our directors serve one-year terms or until their successors are elected, qualified and accept their positions. The executive officers serve terms of one year or until their death, resignation or removal by the Board of Directors. There are no family relationships or understandings between any of the directors and executive officers. In addition, there was no arrangement or understanding between any executive officer and any other person pursuant to which any person was selected as an executive officer.

NAME OF DIRECTOR OR OFFICER  AGE  POSITION
---------------------------  ---  -----------------------------
John H. Rivera                59  Chairman of the Board and
7100 Hwy 146 South                Chief Visionary Officer
Baytown, Texas 77520

M. Richard Cutler             51  President and Chief Executive
3206 West Wimbledon Dr            Officer, Director
Augusta, GA 30909

Gerald Brent                  61  Vice President of Operations,
7100 Hwy 146 South                Director
Baytown, Texas 77520

Scott Hoerr                   48  Director
1529 Winsor Dr.
Quincy, IL 62305

Ralph F. Oler, Sr.            58  Director
5336 East Road
Baytown, TX 77522

Bruce A. Hammack              56  Chief Financial Officer
10510 Spencer Hwy
Laporte, TX 77572

EXECUTIVE OFFICERS AND DIRECTORS

JOHN  H.  RIVERA:  Chairman  of  the  Board  and  Chief  Visionary  Officer

John Rivera is our Chairman of the Board and on September 1, 2008 became our Chief Visionary Officer. From our inception in February 2007 he was a director and from September 2007 through September 2008 he was our President and Chief Executive Officer. Mr. Rivera was President and Chief Executive Officer of US Sustainable Energy Corp., a biofuels company, since its inception in November 2005 until December 2008. From 2001 through November 2005, Mr. Rivera was President and CEO of Green Waste Energy, Inc., a biofuels company.

Mr. Rivera invented the Company's Vertroleum(R) biofuel manufacturing process and has 30 years' experience in business and technology development in U.S. and international markets. His accomplishments include developing a clean-oil process that converted pit oils to uncontaminated fuel; developing co-generation facilities in the Dominican Republic, Puerto Rico and Nicaragua; and leading the development of process technology to extract clean oil from contaminated sand in Kuwait. He also has designed and developed numerous computer-based systems and researched and developed chemical reactions and catalysts.

M.  RICHARD  CUTLER.  President  and  Chief  Executive  Officer,  Director

Mr. Cutler joined us as President and Chief Executive Officer on September 1, 2008. M. Richard Cutler is the principal and founder of Cutler Law Group which he formed in 1996. Cutler Law Group is Sustainable Power Corp.'s corporate and securities law firm. Mr. Cutler has practiced in the general corporate and securities area since his graduation from law school, representing dozens of public companies. Mr. Cutler is a graduate of Brigham Young University (B.A., magna cum laude, 1981); and Columbia University School of Law (J.D. 1984). While at Columbia, Mr. Cutler was honored as a Harlan Fiske Stone Scholar, was Managing Editor of the Columbia Journal of Law and Social Problems, received a Recognition of Achievement with Honors in Foreign and International Law, Parker School of Foreign and Comparative Law, was twice published in the Columbia
Journal of Law & Social Problems and was once published in the Texas International Law Journal. Mr. Cutler is a member of the State Bar of Texas and the State Bar of California.

After law school, from March 1984 to April 1985, Mr. Cutler joined the national law firm of Jones, Day, Reavis & Pogue where he practiced in the corporate, securities and mergers and acquisitions departments. Mr. Cutler from April 1985 until May 1989 practiced in the corporate and securities department of Akin, Gump, Strauss, Hauer & Feld, a Dallas law firm. After moving to the west coast in May 1989, Mr. Cutler was with the Los Angeles office of Kaye, Scholer, Fierman, Hayes & Handler, a New York based law firm, where he continued his general business and securities practice until September 1990. In October 1990, Mr. Cutler founded the law firm of Horwitz, Cutler & Beam, where he practiced corporate and securities law for five years before forming his present business in July 1996., which he moved to Augusta, Georgia in September 2002. Mr. Cutler has been admitted to the U.S. Federal District Courts, Central and

Northern Districts of California, as well as the U.S. Court of Appeals, Ninth Circuit.

GERALD  BRENT:  Vice  President  of  Operations  and  Director

Gerald Brent has been a director of the Company and our Chief Operating Officer since our inception in February 2007. Gerald Brent has worked with John Rivera in the engineering and technical aspects of the Rivera Process since its inception. Mr. Brent was General Manager of US Sustainable Energy Corp., a biofuels company, since its inception in November 2005 until February 2007. From 2001 through November 2005, Mr. Brent was General Manager of Green Waste Energy, Inc., a biofuels company.

SCOTT  HOERR:  Director

Scott Hoerr joined our Board of Directors on November 28, 2007. Scott Hoerr has 28 years of experience operating a family farm in Northeast Missouri. Scott saw an opportunity to add-value to his farm commodities by getting into the ethanol industry. With 14 years of experience in the ethanol industry, Scott became a Founder and was elected to the Executive Board of Northeast Missouri Grain Processors Board of Directors. This became the first farmer-owned ethanol plant in the state of Missouri, and after one year of operation tripled in size and now has annual revenues of over $100 million. Since then Scott has expanded his investment into the ethanol industry in two other plants, another in Missouri and one in Indiana.

RALPH  F.  OLER,  SR.,  Director

Ralph F. Oler, Sr. joined our Board of Directors on November 22, 2008. Mr. Oler is currently owner and operator of Filters Unlimited, a company in Baytown, Texas which manufactures and sells filters, as well as owner and operator of Eastside Honda (a Honda dealer) and Baytown Motorsports in Baytown, Texas.

BRUCE  A.  HAMMACK:  Chief  Financial  Officer

Bruce A. Hammack joined us as Chief Financial Officer on September 1, 2008. Mr. Hammack is a Managing member of Hammack & Co., CPA's, LLC. Mr. Hammack received a BBA in Accounting from Western Michigan University in 1977. From
1977 to 1981, Mr. Hammack worked in the audit department for SEC clients for McGladrey, Hendrickson & Co., the 12th largest accounting firm at the time (when there was the Big 8). Mr. Hammack also served in the management advisory services department and prepared tax returns. After moving to Texas in 1981 during the oil and gas boom, Mr. Hammack worked for a smaller CPA firm of 20 employees until 1982.

In 1983 Mr. Hammack formed Hammack & Co., CPA's, LLC, a public accounting firm with two offices located in the Greater Houston area. For almost twenty-five years, Hammack & Co. has been servicing businesses, individuals, trusts and estates throughout Texas, the United States and South America. Mr. Hammack's clients are principally related to or serve in the refinery, petrochemical and oil and gas business, but are also involved in other industries. Mr. Hammack's largest client has $95 million in sales in the construction industry servicing the petrochemical and refinery business. Mr. Hammack's second largest client has $50 million in sales and moves oil rigs internationally. Mr. Hammack has travelled extensively in South America where he set up accounting systems and translation programs from Spanish to English within the accounting system.

Mr. Hammack is a member of the AICPA, the Texas Society of CPAs and a member of the Development Board for Moody National Bank.

ADVISORY  BOARD
---------------

Our advisory board provides us guidance and advice in connection with our various business activities, as well as provides contacts and support with various governmental and other entities involved in the biofuels marketplace.

JULIO  GONZALEZ-GAMARRA,  Member  of  Board  of  Advisors

Julio Gonzalez-Gamarra is the incumbent President of Parlacen for the Central American States for the 2007-2008 term. Mr. Gonzalez-Gamarra served as a Deputy in the Guatemalan Congress (1994-96), President of the Agriculture, Livestock and Fisheries Commission (1995-96) and Vice-President of Parlacen for the State of Guatemala (2006-07). The PARLACEN, or Parliament of Central America, was created by the agreements "Esquipulas II," signed in 1987 by the presidents of the region, but did not start its operation until October 28, 1991. The forum is composed of representatives Guatemala, El Salvador, Honduras, Nicaragua, Panama, and the Dominican Republic. Mexico attends meetings of the PARLACEN as an observer.

JIM  FORD,  Member  of  Board  of  Advisors

Jim Ford is Senior Vice President of AmSpec Services, LLC. AmSpec's laboratory services have evolved from basic diesel and fuel oil analysis to state-of-the-art gasoline analysis and extensive chemical testing. Recent innovations have added complete ULSD and Bio Diesel capabilities to AmSpec's Linden, NJ and Houston, TX locations; additionally the Houston laboratory is one of the few laboratories in the region equipped for tetra-ethyl lead blending and evaluations for atypical high-octane products. AmSpec is an active participant in industry standard and regulatory bodies. AmSpec laboratories are active in all available API, ASTM, and Atlantic Regional Round Robin testing programs. AmSpec clients range from the largest multi-national oil companies; U.S. refiners and blenders, trading houses to the smallest end-user home heating oil companies, on which the company was founded.

ITEM  6.  EXECUTIVE  COMPENSATION.

COMPENSATION DISCUSSION AND ANALYSIS

We do not have a standing compensation committee. Our Chairman and our President and Chief Executive Officer make recommendations to our board of directors as to employee benefit programs and officer and employee compensation.

Objectives  and  Philosophy  of  Our  Executive  Compensation  Program
----------------------------------------------------------------------

The  primary  objectives  of  our  executive  compensation  programs  are  to:

-     attract,  retain  and  motivate  skilled  and  knowledgeable  individuals;
- ensure that executive compensation is aligned with our corporate strategies and business objectives;
- promote the achievement of key strategic and financial performance measures by linking short-term and long-term cash and equity incentives to the achievement of measurable corporate and individual performance goals; and
-     align  executives'  incentives  with  the  creation  of stockholder value.

To achieve these objectives, our board of directors evaluate our executive compensation program with the objective of setting compensation at levels they believe will allow us to attract and retain qualified executives. In addition, a portion of each executive's overall compensation is tied to key strategic, financial and operational goals set by our board of directors. We also generally provide a portion of our executive compensation in the form of options that vest over time, which we believe helps us retain our executives and align their interests with those of our stockholders by allowing the executives to participate in our longer term success as reflected in asset growth and stock price appreciation.

Components  of  our  Executive  Compensation  Program
-----------------------------------------------------

At  this  time,  the primary elements of our executive compensation program are:

     -     base  salaries;
     -     cash  bonuses;
     -     option  grant  incentive  awards;  and
     -     benefits  and  other  compensation.

We do not have any formal or informal policy or target for allocating compensation between short-term and long-term compensation, between cash and non-cash compensation or among the different forms of non-cash compensation. Instead, we have determined subjectively on a case-by-case basis the appropriate level and mix of the various compensation components. Similarly, we do not rely on benchmarking against our competitors in making compensation related decisions.

Named  Executive  Officers
--------------------------

The following table identifies our principal executive officer, our principal financial officer and our most highly paid executive officers, who, for purposes of this Compensation Disclosure and Analysis only, are referred to herein as the "named executive officers."

Name                 Corporate Office
-----------------    ------------------------------------------

John H. Rivera       Chairman and Chief Visionary Officer
M. Richard Cutler    President and Chief Executive Officer
Gerald Brent         Vice President of Operations and Secretary
Bruce A. Hammack     Chief Financial Officer

Employment Agreements
---------------------

We maintain employment agreements or other written agreements with John H. Rivera and M. Richard Cutler. As discussed in more detail below, these agreements cover a range of other components of the executive's compensation package.

Base  salaries
--------------

Base salaries are used to recognize the experience, skills, knowledge and responsibilities required of all our named executive officers. Under the terms of employment agreements base salary, and other components of compensation, may be evaluated by our board of directors for adjustment based on an assessment of the individual's performance and compensation trends in our industry. Currently all of our named executive officers have agreed to defer base salaries until the Company has achieved a funding level sufficient to maintain its operations and pay salaries without jeopardizing our business operations.

Cash  bonuses
-------------

Our board of directors has the discretion to award cash bonuses based on our financial performance and individual objectives. The corporate financial performance measures (revenues and profits) will be given the greatest weight in this bonus analysis. In our initial development phase, we have not yet granted any cash bonuses to any named executive officer nor have we yet developed any specific individual objectives while we wait to attain revenue and profitability levels sufficient to undertake any such bonuses.

Stock  Option  awards
---------------------

Our stock option award program is the primary vehicle for offering long-term incentives to our executives. Our equity awards to executives have typically been made in the form of stock options. We believe that equity grants in the form of Stock Options provide our executives with a direct link to our long-term performance, create an ownership culture and align the interests of our executives and our stockholders.

We may also make discretionary equity awards to the named officers. In determining the size of equity grants to our executives, our board of directors will consider company-level performance, the applicable individual's performance, the amount of equity previously awarded to the individual, the vesting of such awards and the recommendations of management. Any grants of discretionary equity awards, including those to executives, would be approved by our board of directors and generally are granted based on the fair market value of our common stock.

                        # of Shares
                        underlying   Exercise Price
     Name               Options      per Share        Expiration Date
     -----------------  -----------  ---------------  -----------------
     John H. Rivera      20,000,000  $         .0275  December 31, 2013
     M. Richard Cutler    5,000,000  $         .0275  December 31, 2013
     Gerald Brent         5,000,000  $         .0275  December 31, 2013
     Bruce A. Hammack     2,000,000  $         .0275  December 31, 2013

Benefits and other compensation
-------------------------------

Under the terms of their employment contracts, our named executive officers are permitted to participate in such health care, disability insurance, bonus and other employee benefits plans as may be in effect with the Company from time to time to the extent the executive is eligible under the terms of those plans. As of the date of this Registration Statement, we have not implemented any such employee benefit plans.

SUMMARY  COMPENSATION  TABLE

The following table sets forth the total compensation paid to, or accrued by, the Company's highest paid executive officers during the fiscal years ended December 31, 2008, December 31, 2007 and December 31, 2006. No restricted stock awards, long-term incentive plan payout or other types of compensation, other than the compensation identified in the chart below and its accompanying notes, were paid to these executive officers during that fiscal years.


                                    ANNUAL           ANNUAL                         COMPEN-     LONG TERM
                                    COMPEN-SATION    COMPEN-SATION   OTHER          SATION      COMPEN-
NAME AND                            SALARY           BONUS           ANNUAL         RESTRICTED  SATION     LTIP
POSITION                      YEAR              ($)             ($)  COMPEN-SATION  STOCK       OPTIONS    PAYOUTS  ALL OTHER
----------------------------  ----  ---------------  --------------  -------------  ----------  ---------  -------  ---------
John H. Rivera,
Chairman and
Chief Visionary Officer       2008                0               0              0           0          0        0          0
----------------------------  ----  ---------------  --------------  -------------  ----------  ---------  -------  ---------
                              2007                0               0              0           0          0        0          0
----------------------------  ----  ---------------  --------------  -------------  ----------  ---------  -------  ---------
                              2006                0               0              0           0          0        0          0
----------------------------  ----  ---------------  --------------  -------------  ----------  ---------  -------  ---------
M. Richard Cutler
President and CEO             2008                0               0              0  20,000,000          0        0          *
----------------------------  ----  ---------------  --------------  -------------  ----------  ---------  -------  ---------
Gerald Brent,
Vice President of Operations
and Secretary                 2008  $       105,000               0              0           0          0        0          0
----------------------------  ----  ---------------  --------------  -------------  ----------  ---------  -------  ---------
                              2007  $       105,000               0              0           0          0        0          0
----------------------------  ----  ---------------  --------------  -------------  ----------  ---------  -------  ---------
                              2006                0               0              0           0          0        0          0
----------------------------  ----  ---------------  --------------  -------------  ----------  ---------  -------  ---------

*Does not include legal fees paid to Cutler Law Group, the Company's securities legal firm, of which Mr. Cutler is President. Does not include accrued but unpaid salary for Mr. Rivera and Mr. Cutler.

Annual Base Salary
------------------

The following table discloses the annual salary set forth in the employment agreement of each of the individual named executive officers.

     Name                 Annual Salary
     -----------------    --------------

     John H. Rivera       $      500,000
     M. Richard Cutler    $      120,000
     Gerald Brent         $      105,000

As discussed above, our employment agreements provide for an annual salary. Base salary may be increased from time to time with the approval of the board of directors. Base salary may not be decreased without the written consent of the named executive officer.

Mr Rivera and Mr. Cutler have agreed to defer their base salary pending receipt of funding sufficient to appropriately fund our operations. Mr. Cutler is also president of Cutler Law Group, which is currently paid a cash flat fee of $15,000 per month for legal services rendered for the Company (which has been less than 20% of the fees otherwise incurred).

Employment Agreements
---------------------

JOHN H. RIVERA: Chairman of the Board and Chief Visionary Officer - Mr. Rivera has not been paid any salary for his services through the date hereof. Effective February 7, 2007, Mr. Rivera entered into an employment agreement for a period of five years with the Company which provides for base compensation in the gross amount of $500,000 per year for the first twelve months, which payment is deferred until sufficient funding of the Company to permit continued operations while adequately providing for salary compensation. Mr. Rivera is also entitled to other benefits granted to executive officers and to a bonus of up to 50% of base compensation based on the Company's performance.

M. RICHARD CUTLER: President and Chief Executive Officer, Secretary and Director
- Mr. Cutler has not been paid any salary for his services through the date hereof. Mr. Cutler's law firm has, however, been paid legal fees for its services as corporate and securities legal counsel for the Company. A minimum of 50% of such legal fees have been payable in common stock of the Company pursuant to the Agreement.

Effective August 30, 2008, Mr. Cutler entered into an employment agreement for a period of one year with the Company (which automatically renews for successive one year periods absent notice from either party) which provides for base compensation in the gross amount of $10,000 per month which is to be negotiated after three months at a rate of not less than $10,000 per month. Mr. Cutler has agreed to defer payment of salary until sufficient funding of the Company to permit continued operations while adequately providing for salary compensation. Mr. Cutler also received a grant of 20,000,000 shares of common stock of the Company. Mr. Cutler is also entitled to other benefits granted to executive officers and to a bonus of up to 50% of base compensation based on the Company's performance.

Termination  of  Employment  Agreements
---------------------------------------

John Rivera

The employment agreement of Mr. Rivera may be terminated: (i) upon resignation,
(ii) upon resignation "for good reason", (iii) by the Company for cause;( iv) by the Company without cause; (v) upon a change in control or (vi) upon a death or disability.

If Mr. Rivera resigns employment other than for "Good Reason," the Company shall have no liability except to pay base salary and any accrued benefits through his last day worked. Mr. Rivera would not be entitled to receive severance or other benefits.

If Mr. Rivera resigns employment for "Good Reason," he shall be entitled to receive (i) all accrued but unpaid salary and benefits through the date of termination, and (ii) the Severance Benefit referenced below. "Good Reason" shall mean a resignation within sixty days after any of the following events which occur without Mr. Rivera's consent: (1) A diminution in Mr. Rivera's position, duties or responsibilities; (2) A relocation of the Company's headquarters more than 50 miles from its present location; (3) A reduction in Mr. Rivera's then Base Compensation; or (4) The Company's material breach of the employment agreement.

If the Company terminates Mr. Rivera for "Cause," the Company shall have no liability to Mr. Rivera except to pay base salary and any accrued benefits through his last day worked. Mr. Rivera shall not be entitled to receive severance or other benefits. "Cause" includes: (1) Theft or embezzlement, or attempted theft or embezzlement, of money exceeding $20,000 or material tangible or intangible assets or property of the Company, its Subsidiaries or its employees or business relations; (2) An intentional violation of any law or any act or acts of moral turpitude which negatively and directly affects the property, business or operations of the Company or its Subsidiaries; (3) Other than as a result of a disability, a material and substantial failure to carry out effectively Mr. Rivera's duties and obligations to the Company, or failure to devote to the Company's business the time required, upon not less than ten
(10) days' advance written notice of the asserted problem and a reasonable opportunity to cure; (4) Gross negligence or willful misconduct in the performance of Mr. Rivera's duties resulting in material negative impact on the property, business or operations of the Company; or (5) Mr. Rivera's material breach of the employment agreement which, after written notice by the Company of such breach, is not cured within ten (10) days of such notice.

If the Company terminates Mr. Rivera without Cause (and for reasons other than Death, Disability or Change in Control), Mr. Rivera shall be entitled to receive
(i) all accrued but unpaid salary and benefits through the date of termination and (ii) the Severance Benefit.

If the Company terminates Mr. Rivera without Cause (and for reasons other than Death or Disability) in conjunction with a "Change in Control," he shall be entitled to receive (i) all accrued but unpaid salary and benefits through the date of termination and (ii) the Change in Control Benefit.

The "Severance Benefit" includes: (i) continuation of base salary in effect immediately prior to such termination or resignation, but in any event such compensation shall be for no less than sixty months ("Severance Benefit Period"); and (ii) continuation of employment benefits for the Severance Benefit Period. The "Change in Control Benefit" includes : (i) continuation of base salary in effect immediately prior to such termination or resignation for a period equal to twice the amount of the Severance Benefit Period or the remainder of the then current employment term ("Change in Control Benefit Period"), whichever is longer; and (ii) continuation of employment benefits for the Change in Control Benefit Period.

M. Richard Cutler

The employment agreement of Mr. Cutler may be terminated: ( i) upon resignation,
(ii) by the Company for cause;( iii) by the Company without cause; or (iv) upon a death or disability.

If Mr. Cutler resigns employment or if the Company terminates Mr. Cutler for "cause", the Company shall have no liability except to pay base salary and any accrued benefits through his last day worked. Mr. Cutler would not be entitled to receive severance or other benefits. "Cause" includes: (1) Theft or embezzlement, or attempted theft or embezzlement, of money exceeding $20,000 or material tangible or intangible assets or property of the Company, its Subsidiaries or its employees or business relations; (2) An intentional violation of any law or any act or acts of moral turpitude which negatively and directly affects the property, business or operations of the Company or its Subsidiaries; (3) Other than as a result of a disability, a material and substantial failure to carry out effectively Mr. Cutler's duties and obligations to the Company, upon not less than ten (10) days' advance written notice of the asserted problem and a reasonable opportunity to cure; (4) Gross negligence or willful misconduct in the performance of Mr. Cutler's duties resulting in material negative impact on the property, business or operations of the Company; or (5) Mr. Cutler's material breach of the employment agreement which, after written notice by the Company of such breach, is not cured within ten (10) days of such notice.

If the Company terminates Mr. Cutler without Cause, Mr. Cutler shall be entitled to receive (i) all accrued but unpaid salary and benefits through the date of termination and remaining salary under the term of the Employment Agreement.

GRANTS OF PLAN-BASED AWARDS TABLE FOR FISCAL YEAR 2007 AND FISCAL YEAR 2008

                              ALL OTHER OPTION    EXERCISE OR
                              AWARDS: NUMBER      BASE PRICE OF  GRANT DATE FAIR
                     ACTUAL   OF SECURITIES       OPTION         VALUE OF STOCK
      CONSTRUCTIVE   GRANT    UNDERLYING OPTIONS  AWARDS         AND OPTION
NAME  GRANT DATE(1)  DATE(1)  (#)                 ($/SH)(2)      AWARDS
----  -------------  -------  ------------------  -------------  ---------------
NONE




OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END TABLE

The following table sets forth information regarding the outstanding stock options held by our named officers as of December 31, 2008.

                                           OPTION AWARDS
                    ------------------------------------------------------------
                                              EQUITY
                                              INCENTIVE
                    NUMBER OF    NUMBER OF    PLAN AWARDS:
                    SECURITIES   SECURITIES   NUMBER OF
                    UNDERLYING   UNDERLYING   SECURITIES
                    UNEXERCISED  UNEXERCISED  UNDERLYING    OPTION    OPTION
                    OPTIONS      OPTIONS      UNEXERCISED   EXERCISE  EXPIR-
                    (#) EXER-    (#) UNEXER-  UNEARNED      PRICE     ATION
NAME                CISABLE      CISABLE      OPTIONS(#)    ($)       DATE
------------------  -----------  -----------  ------------  --------  ----------
John H. Rivera       20,000,000            0             0  $  .0275  12/31/2013
M. Richard Cutler     5,000,000            0             0  $  .0275  12/31/2013
Gerald F. Brent       5,000,000            0             0  $  .0275  12/31/2013
Bruce A. Hammack      2,000,000            0             0  $  .0275  12/31/2013
Ralph S. Oler, Sr.    3,000,000            0             0  $  .0275  12/31/2013

OPTION EXERCISES FOR FISCAL YEAR 2006, 2007 AND 2008

During the 2006 fiscal year, the 2007 fiscal year and the 2008 fiscal year, none of the named executive officers exercised options.

NONQUALIFIED DEFERRED COMPENSATION

We offer no defined contribution or other plan that provide for the deferral of compensation on a basis that is not tax-qualified to any of our employees including the named executive officers.

COMPENSATION OF DIRECTORS

We intend to use a combination of cash and equity-based compensation to attract and retain candidates to serve on our board of directors. We do not compensate directors who are also our employees for their service on our board of directors. Therefore, Mr. Rivera, Mr. Cutler and Mr. Brent will not receive any compensation for their service on our board of directors. Other than 5,000,000 shares of common stock issued to Mr. Hoerr, we have not provided any compensation to any member of our Board of Directors for the fiscal year ended December 31, 2006, the fiscal year ended December 31, 2007 nor December 31, 2008.

EQUITY COMPENSATION OF DIRECTORS

We do not currently have a fixed plan for the award of equity compensation to our non-employee directors.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

We do not currently have a standing Compensation Committee, rather our entire board of directors participated in deliberations concerning executive officer compensation.

COMPENSATION COMMITTEE REPORT

The board of directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the board of directors recommended that this Compensation Discussion and Analysis be included in this Registration Statement on Form 10.

STOCK  OPTION  AND  WARRANT  GRANTS  TO  EMPLOYEES

On December 1, 2008 we adopted our 2008 Employee and Consultants Stock Option Plan. Under the plan, we are authorized to issue options to purchase up to 100,000,000 shares of our common stock to employees and consultants. Options are intended to be "incentive" options under applicable tax regulations in which holders are not immediately subject to tax, or "nonstatutory" which do not have these tax benefits. All options must be issued at an exercise price of not less than 100% of the then current market price, and holders of 10% or more of the Company's stock cannot have incentive options unless the exercise price is 110% of the then current market price. No eligible employee or consultant can be issued more than $100,000 in market value of incentive options at any time. The plan is administered by our Chairman and our Chief Executive Officer, subject to approval of specific grants by the Board of Directors.

Effective December 31, 2008, we issued options eligible to purchase a total of 55,800,000 shares of our common stock exercisable at $.0275 per share through December 13, 2013. Of such shares, 35,000,000 options were issued to our key executive officers and directors and 17,800,000 were issued to key employees. An additional 3,000,000 options were issued to key consultants of the Company.


ITEM  7.  CERTAIN  RELATIONSHIPS  AND  RELATED  TRANSACTIONS  AND  DIRECTOR
INDEPENDENCE

RELATED TRANSACTIONS

M. Richard Cutler, President and Chief Executive Officer of the Company, is also President of Cutler law Group, which operates as the Company's corporate and securities legal counsel. As such, Mr. Cutler bills the company for legal services and receives compensation which is payable 50% in cash and 50% in common stock of the Company which is discounted at 25% from the then current market price. On November 1, 2008, Mr. Cutler agreed to bill the Company a flat monthly legal fee of $15,000 in cash and $15,000 in common stock pending appropriate funding of the Company sufficient to feasibly maintain its operations.

The Company has entered into a 50 year Technology License Agreement for the "Rivera Process" with an entity controlled by John H. Rivera, our Chairman and Chief Visionary Officer, effective December 31, 2008. This license does not provide for royalties, but Mr. Rivera was awarded a total of 150,000,000 shares of common stock in consideration for this license.

DIRECTOR  INDEPENDENCE

The Company is not listed on any national exchange, or quoted on any inter-dealer quotation service, that imposes independence requirements on any committee of the Company's directors, such as an audit, nominating or compensation committee. The Company currently has two independent members on its Board of Directors, Scott Hoerr and Ralph F. Oler, Sr.

ITEM 8.  LEGAL PROCEEDINGS.

REDWOOD  CONSULTANTS  LLC  AND  JENS  DALSGAARD

On September 26, 2008, we filed a complaint against Redwood Consultants LLC, Constellation Capital Management, LLC, La Stella Lighting, Inc., Jens Dalsgaard and Giuliana Dalsgaard (collectively "Redwood Group") in the Texas State District Court of Harris County, Texas. The complaint alleged fraud and civil theft in connection with shares of our common stock obtained by the Redwood Group in connection with financing activities which were not completed, as well as sought declaratory relief and a request for disclosure. In December 2008, the Redwood Group filed an answer to the complaint and for a change in venue to Federal District Court in Texas. We do not anticipate opposing the motion to change venue to Federal District Court. We expect that resolution of this case will result in cancellation of a minimum of 75,000,000 shares of our common stock wrongfully obtained by the Redwood Group. Further action in this case is pending.

The Company is not a party to any other material legal proceedings and, to the Company's knowledge, no such proceedings are threatened or contemplated by any party.

ITEM 9. MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

MARKET  INFORMATION

Our common stock is quoted in United States markets on the Pink Sheets, maintained by Pink Sheets LLC, a privately owned company headquartered in New York City, under the symbol "SSTP." There is no assurance that the common stock will continue to be traded on the Pink Sheets or that any liquidity exists for our shareholders.

MARKET  PRICE

The following table shows the high and low per share price quotations of the Company's common stock as reported by the Pink Sheets for the periods presented. These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commissions, and may not necessarily represent actual transactions. The Pink Sheets market is extremely limited and the prices quoted by brokers are not a reliable indication of the value of the common stock. The periods presented represent fiscal quarters, with the fourth quarter of each year ending on December 31. Prior to January 1, 2007, the Company's common stock rarely traded and did not reflect any existing business.

                                                 HIGH           LOW
          Fiscal 2009
               First Quarter (through Feb 11)    0.039          0.02

          Fiscal 2008
               Fourth Quarter                    0.028          0.019
               Third Quarter                     0.029          0.019
               Second Quarter                    0.0445         0.024
               First Quarter                     0.073          0.03

          Fiscal 2007
               Fourth Quarter                    0.039          0.023
               Third Quarter                     0.07           0.031
               Second Quarter                    0.21           0.04
               First Quarter                     0.27           0.012

As of December 31, 2008, the Company had 3,000,000,000 shares of common stock authorized, and 1,856,383,587 shares issued and outstanding. These shares were held by approximately 228 shareholders of record and the Company estimates by more than 8,000 beneficial shareholders.

PENNY  STOCK  REGULATIONS

Our common stock is quoted in United States markets on the PinkSheets, maintained by PinkSheets LLC, a privately owned company headquartered in New York City, under the symbol "SPXP." On February 10, 2009 the last reported sale price of our common stock was $0.0205 per share. As such, the Company's common stock may be subject to provisions of Section 15(g) and Rule 15g-9 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), commonly referred to as the "penny stock rule.

Section 15(g) sets forth certain requirements for transactions in penny stocks, and Rule 15g-9(d) incorporates the definition of "penny stock" that is found in Rule 3a51-1 of the Exchange Act. The SEC generally defines "penny stock" to be any equity security that has a market price less than $5.00 per share, subject to certain exceptions. As long as the Company's common stock is deemed to be a penny stock, trading in the shares will be subject to additional sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors.

DIVIDENDS

The Company has not issued any dividends on the common stock to date, and does not intend to issue any dividends on the common stock in the near future. We currently intend to use all profits to further the growth and development of the Company.

ITEM 10. RECENT SALES OF UNREGISTERED SECURITIES.

The following represents all unregistered securities sold by the Company during the last two full fiscal years and through the date of this Registration Statement.

On February 7, 2007 the Company issued an aggregate of 121,069,429 shares to six accredited investors upon the conversion of debt valued at $100,000. The shares were issued in accordance with Section 3(a)(9) of the Securities Act for an exchange of securities of the Company.

On February 7, 2007 the Company issued an aggregate of 153,069,429 shares to twelve accredited investors in exchange for a Note which was compensation payable under a consulting agreement previously held by Offshore Creations. The shares were issued in accordance with Section 4(2) of the Securities Act for an offering not involving a public offering.

On February 12, 2007 the Company issued 820,000,000 shares to or on behalf of the founder of the Company upon the implementation of our current biofuel business. The shares were issued in accordance with Section 4(2) of the Securities Act for an offering not involving a public offering and included a restrictive legend.

On February 12, 2007 the Company issued 200,000,000 shares to two accredited investors in connection with our joint venture arrangement in the Dominican
Republic. The shares were issued in accordance with Section 4(2) of the Securities Act for an offering not involving a public offering and included a restrictive legend.

On February 12, 2007 the Company issued 98,000,000 shares valued at $28,420,000 to or on behalf of one accredited investor who had agreed to provide financing to the Company. The shares were issued in accordance with Section 4(2) of the Securities Act for an offering not involving a public offering and included a restrictive legend.

On February 12, 2007 the Company issued 60,000,000 shares to five accredited investors for consulting services valued at $60,000. The shares were issued in accordance with Section 4(2) of the Securities Act for an offering not involving a public offering and included a restrictive legend.

On February 12, 2007 the Company issued 10,000,000 shares to an accredited investor for legal services valued at $10,000. The shares were issued in accordance with Section 4(2) of the Securities Act for an offering not involving a public offering and included a restrictive legend.

On February 12, 2007 the Company issued 10,000,000 shares to two accredited investors for investor relations services valued at $10,000. The shares were issued in accordance with Section 4(2) of the Securities Act for an offering not involving a public offering and included a restrictive legend.

On April 3, 2007 the Company issued 3,360,000 shares to an accredited investor for $200,000 in private placement financing. The shares were issued in accordance with Section 4(2) of the Securities Act for an offering not involving a public offering and included a restrictive legend.

On April 19, 2007 the Company issued 648,547,740 shares to US Sustainable Energy Corp. in consideration for assignment of the license for our process as well as equipment, financing and other matters. The shares were issued in accordance with Section 4(2) of the Securities Act for an offering not involving a public offering and included a restrictive legend. These shares were held in escrow pending completion of the obligations of US Sustainable Energy Corp. and all but 40,000,000 of such shares were cancelled on December 15, 2008 when such obligations were not met. We valued the remaining 40,000,000 shares at $8,000,000.

On May 8, 2007 the Company issued 3,000,000 shares to an accredited investor for $150,000 in private placement financing. The shares were issued in accordance with Section 4(2) of the Securities Act for an offering not involving a public offering and included a restrictive legend.

On July 19, 2007 the Company issued 12,000,000 shares to an accredited investor for $400,000 in private placement financing. The shares were issued in accordance with Section 4(2) of the Securities Act for an offering not involving a public offering and included a restrictive legend.

On August 3, 2007 the Company issued 75,000,000 shares valued at the time at $3,000,000 to three accredited investors in the anticipation of agreements to provide financing as well as investor relations services. The financing and the services did not occur as agreed and these shares are currently under administrative hold at the Company's transfer agent and are also the subject of litigation to have the shares cancelled. See "Legal Proceedings." The shares were issued in accordance with Section 4(2) of the Securities Act for an offering not involving a public offering and included a restrictive legend.

On August 4, 2007 the Company issued 75,000,000 shares to four accredited investors for consulting services valued at $3,000,000. The shares were issued in accordance with Section 4(2) of the Securities Act for an offering not involving a public offering and included a restrictive legend.

On October 4, 2007 the Company issued 22,000,000 shares to four accredited investors for $810,000 in private placement financing. The shares were issued in accordance with Section 4(2) of the Securities Act for an offering not involving a public offering and included a restrictive legend.

On November 2, 2007 the Company issued 5,000,000 shares to a director of the Company valued at $150,000. The shares were issued in accordance with Section 4(2) of the Securities Act for an offering not involving a public offering and included a restrictive legend.

On January 2, 2008 the Company issued 6,300,000 shares to two accredited investors for consulting services valued at $189,000. The shares were issued in accordance with Section 4(2) of the Securities Act for an offering not involving a public offering and included a restrictive legend.

On February 8, 2008 the Company issued 1,591,000 shares to an accredited investor in consideration for equipment valued at $95,460. The shares were issued in accordance with Section 4(2) of the Securities Act for an offering not involving a public offering and included a restrictive legend.

On February 11, 2008 the Company issued 5,000,000 shares to three accredited investors in consideration for legal services valued at $250,000. The shares were issued in accordance with Section 4(2) of the Securities Act for an offering not involving a public offering and included a restrictive legend.

On February 13, 2008 the Company issued 1,666,667 shares to an accredited investor in consideration for services valued at $100,000. The shares were issued in accordance with Section 4(2) of the Securities Act for an offering not involving a public offering and included a restrictive legend.

On February 19, 2008 the Company issued 50,000,000 shares to an accredited investor for $2,000,000 in private placement financing. As of the date hereof, the investor has only paid $1,000,000 of this financing and these shares remain in escrow with the Company pending payment of the second tranche of this financing. The shares were issued in accordance with Section 4(2) of the Securities Act for an offering not involving a public offering and included a restrictive legend.

On March 3, 2008 the Company issued 10,000,000 shares to an accredited investor for consulting services valued at $600,000. The shares were issued in accordance with Section 4(2) of the Securities Act for an offering not involving a public offering and included a restrictive legend.

On March 10, 2008 the Company issued 5,000,000 shares to an accredited investor for consulting services valued at $250,000. The shares were issued in accordance with Section 4(2) of the Securities Act for an offering not involving a public offering and included a restrictive legend.

On June 26, 2008 the Company issued 50,000,000 shares to an accredited investor for $2,000,000 in private placement financing. The shares were issued in accordance with Section 4(2) of the Securities Act for an offering not involving a public offering and included a restrictive legend.

On June 26, 2008 the Company issued 580,000 shares to an accredited investor for legal services valued at $17,400. The shares were issued in accordance with
Section 4(2) of the Securities Act for an offering not involving a public offering and included a restrictive legend.

On July 7, 2008 the Company issued 10,000,000 shares to an accredited investor for consulting services valued at $400,000. The shares were issued in accordance with Section 4(2) of the Securities Act for an offering not involving a public offering and included a restrictive legend.

On July 7, 2008 the Company issued 17,648,000 shares to an accredited investor for equipment valued at $600,000. The shares were issued in accordance with
Section 4(2) of the Securities Act for an offering not involving a public offering and included a restrictive legend.

On July 17, 2008 the Company issued 625,000 shares to two accredited investors for legal services valued at $31,250. The shares were issued in accordance with
Section 4(2) of the Securities Act for an offering not involving a public offering and included a restrictive legend.

On July 17, 2008 the Company issued 625,000 shares to two accredited investors for accounting services valued at $31,250. The shares were issued in accordance with Section 4(2) of the Securities Act for an offering not involving a public offering and included a restrictive legend.

On August 12, 2008 the Company issued 735,000 shares to four accredited investors for legal services valued at $14,700. The shares were issued in accordance with Section 4(2) of the Securities Act for an offering not involving a public offering and included a restrictive legend.

On August 30, 2008 the Company issued 20,000,000 shares to its President and Chief Executive Officer valued at $600,000. The shares were issued in accordance with Section 4(2) of the Securities Act for an offering not involving a public offering and included a restrictive legend.

On August 30, 2008 the Company issued 738,998 shares to two accredited investors for legal services valued at $14,347. The shares were issued in accordance with
Section 4(2) of the Securities Act for an offering not involving a public offering and included a restrictive legend.

On August 30, 2008 the Company issued 14,285,000 shares to three accredited investors for consulting services valued at $428,550. The shares were issued in accordance with Section 4(2) of the Securities Act for an offering not involving a public offering and included a restrictive legend.

On August 30, 2008 the Company issued 5,333,333 shares to an accredited investor for legal services valued at $160,000. The shares were issued in accordance with Section 4(2) of the Securities Act for an offering not involving a public offering and included a restrictive legend.

On August 30, 2008 the Company issued 1,066,666 shares to an accredited investor for legal services valued at $32,000. The shares were issued in accordance with
Section 4(2) of the Securities Act for an offering not involving a public offering and included a restrictive legend.

On August 30, 2008 the Company issued 7,500,000 shares to an accredited investor for investor relations services valued at $225,000. The shares were issued in accordance with Section 4(2) of the Securities Act for an offering not involving a public offering and included a restrictive legend.

On September 22, 2008 the Company issued 4,000,000 shares to an accredited investor for investor relations services valued at $80,000. The shares were issued in accordance with Section 4(2) of the Securities Act for an offering not involving a public offering and included a restrictive legend.

On September 24, 2008 the Company issued 2,500,000 shares to an officer of the Company for a private placement financing of $50,000. The shares were issued in accordance with Section 4(2) of the Securities Act for an offering not involving a public offering and included a restrictive legend.

On October 1, 2008 the Company issued 1,198,884 shares to an accredited investor for legal services valued at $23,978. The shares were issued in accordance with
Section 4(2) of the Securities Act for an offering not involving a public offering and included a restrictive legend.

On November 1, 2008 the Company issued 2,000,000 shares to an accredited investor for legal services valued at $30,000. The shares were issued in accordance with Section 4(2) of the Securities Act for an offering not involving a public offering and included a restrictive legend.

On November 1, 2008 the Company issued 80,000 shares to an accredited investor for surveying services valued at $1,600. The shares were issued in accordance with Section 4(2) of the Securities Act for an offering not involving a public offering and included a restrictive legend.

On December 1, 2008 the Company issued 2,000,000 shares to two accredited investors for legal services valued at $30,000. The shares were issued in accordance with Section 4(2) of the Securities Act for an offering not involving a public offering and included a restrictive legend.

On December 1, 2008 the Company issued 700,000 shares to an accredited investor for accounting services valued at $10,000. The shares were issued in accordance with Section 4(2) of the Securities Act for an offering not involving a public offering and included a restrictive legend.

On December 1, 2008 the Company issued 370,000 shares to an accredited investor for equipment valued at $5,500. The shares were issued in accordance with
Section 4(2) of the Securities Act for an offering not involving a public offering and included a restrictive legend.

On December 1, 2008 the Company issued 49,000 shares to an seven accredited investors for funding of $700. The shares were issued in accordance with
Section 4(2) of the Securities Act for an offering not involving a public offering and included a restrictive legend.

On December 1, 2008 the Company issued 1,100,000 shares to an accredited investor for services valued at $22,000. The shares were issued in accordance with Section 4(2) of the Securities Act for an offering not involving a public offering and included a restrictive legend.

On December 1, 2008 the Company issued 900,000 shares to an accredited investor for equipment valued at $15,000. The shares were issued in accordance with
Section 4(2) of the Securities Act for an offering not involving a public offering and included a restrictive legend.

On December 1, 2008 the Company issued 7,000,000 shares to an accredited investor for investor relations services valued at $140,000. The shares were issued in accordance with Section 4(2) of the Securities Act for an offering not involving a public offering and included a restrictive legend.

On December 31, 2008 the Company issued 33,100,000 shares to five accredited investors for financings valued at $662,000. The shares were issued in accordance with Section 4(2) of the Securities Act for an offering not involving a public offering and included a restrictive legend.

On December 31, 2008 the Company issued 4,000,000 shares to two accredited investors for financings valued at $48,000. The shares were issued in accordance with Section 4(2) of the Securities Act for an offering not involving a public offering and included a restrictive legend.

On December 31, 2008 the Company issued 2,000,000 shares to two accredited investors for legal services valued at $15,000. The shares were issued in accordance with Section 4(2) of the Securities Act for an offering not involving a public offering and included a restrictive legend.

On January 13, 2009 the Company issued 6,000,000 shares to two accredited investors for purchases of a total of $75,000 in a private placement. The shares were issued in accordance with Section 4(2) of the Securities Act for an offering not involving a public offering and included a restrictive legend.

On January 31, 2009 the Company issued 8,800,000 shares to four accredited investors for purchases of a total of $100,000 in a private placement. The shares were issued in accordance with Section 4(2) of the Securities Act for an offering not involving a public offering and included a restrictive legend.

On January 13, 2009 the Company issued 2,000,000 shares to two accredited investors for legal services valued at $15,000. The shares were issued in accordance with Section 4(2) of the Securities Act for an offering not involving a public offering and included a restrictive legend.

ITEM 11.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

The following sets forth the material terms of the Company's securities. However, a more detailed description of our securities is contained in the Company's Articles of Incorporation, incorporated by this reference and included as an exhibit to this Form 10.

COMMON STOCK

Our Articles of Incorporation authorize the issuance of up to 3,000,000,000 shares of common stock, par value $0.001. There were 1,856,383,587 shares of common stock issued and issued and outstanding as of December 31, 2008.

Holders of our common stock are entitled to one vote per share on all matters to be voted on by the stockholders. Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefore. In the event of a liquidation, dissolution, or winding up of the Company, the holders of common stock are entitled to share ratably in all of our assets which are legally available for distribution after payment of all debts and other liabilities and liquidation preference of any outstanding common stock.

Holders of our common stock have no preemptive rights to purchase the Company's common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock. The outstanding shares of common stock are validly issued, fully paid and non-assessable.

PREFERRED  STOCK

Our Articles of Incorporation authorize the issuance of 100,000,000 shares of Preferred Stock, par value $.01 per share. There are presently 10,000 shares of Series E Convertible Preferred Stock outstanding, each of which is convertible into one share of common stock. Each share of Series E Convertible Preferred Stock has the right to vote 50,000 votes per share in the same class and at the same time as the common stock. These shares are held by John H. Rivera, our Chairman of the Board. Consequently such shares have a substantial anti-takeover impact.

Our Board of Directors has the ability to issue shares of preferred stock with such dividend rights, liquidation preferences, voting rights and other terms as they may determine are in the best interests of the Company. Issuance of preferred stock may have an anti-takeover impact. The Board of Directors presently has no intention to issue any shares of Preferred Stock.

DEBT  SECURITIES

As  of  December  31,  2008,  there  were  no  outstanding  debt  securities.

OPTIONS/WARRANTS

As of December 31, 2008, there were a total of 55,800,000 options to purchase shares of common stock issued on December 18, 2008 at $0.0275 per share for five years. There are no other options or warrants issued or outstanding.

DIVIDEND  POLICY

The Company has not issued any dividends on the common stock to date, and does not intend to issue any dividends on the common stock in the near future. We currently intend to use all profits to further the growth and development of the Company.

REPORTS  TO  STOCKHOLDERS

The Company intends to comply with the periodic reporting requirements of the Securities Exchange Act of 1934. The Company plans to furnish its stockholders with an annual report for each fiscal year commencing with the fiscal year ending December 31, 2009 containing financial statements audited by its independent certified public accountants.

The SEC maintains an Internet site at www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The public may also read and copy any materials we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549 (call 1-800-SEC-0330 for information). Our website is located at www.sustainablepowercorp.us.

TRANSFER  AGENT

The  transfer  agent  and  registrar  for  our  Common  Stock  is

     Transfer  Online,  Inc.
     317  SW  Alder  Street
     2nd  Floor
     Portland,  OR  97204
     Phone:  503-227-2950
     Fax:  503-227-6874
     www.transferonline.com
     ----------------------

ITEM 12.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Nevada Revised Statutes ("NRS") Sec. 78.7502 provides, in effect, that any person made a party to any action by reason of the fact that he is or was a director, officer, employee or agent of our company may and, in certain cases, must be indemnified by our company against, in the case of a non-derivative action, judgments, fines, amounts paid in settlement and reasonable expenses (including attorneys' fees) actually and reasonably incurred by him as a result of such action; and in the case of a derivative action, against amounts paid in settlement and expenses (including attorneys' fees) actually and reasonably incurred, if in either type of action he either (1) Is not liable for a breach of his fiduciary duties to the Company pursuant to NRS 78.138, or (2) acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of our company and in, with respect to any criminal, had reasonable cause to believe his conduct was lawful. This indemnification does not apply, in a derivative action, to matters as to which it is adjudged that the director, officer, employee or agent is liable to our company, unless upon court order it is determined that, despite such adjudication of liability, but in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnification for expenses.

At present, there is no pending litigation or proceeding involving any director or officer as to which indemnification is being sought, nor are we aware of any threatened litigation that may result in claims for indemnification by any director or officer.

ITEM 13.  FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA.

Set Forth Below.

ITEM 14.  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS.

In May 2007, the Company engaged Gruber & Company LLC to Audit its financial statements.

Since engaging them, there have been no disagreements between the Company and Gruber & Company LLC, the Company's accountants, on any matter of accounting principles or practices, financial statement disclosure or auditing scope of procedure, which disagreements, if not resolved to the satisfaction of such firm, would have caused them to make reference to the subject matter thereof in their report on the Company's financial statements for such periods.

ITEM 15.  FINANCIAL STATEMENTS AND EXHIBITS.

FINANCIAL  STATEMENTS

Consolidated Financial Statements as at December 31, 2007 and at September 30, 2008, and for period from January 1, 2006 to September 30, 2008.

EXHIBITS

3.1    Articles  of  Incorporation  of  Sustainable  Power  Corp.  as  amended.

3.2    By-laws of  Sustainable  Power  Corp.

3.3    Certificate  of  Designation  for  Series  E  Convertible Preferred Stock

3.4    Form of Series  A  Warrant

3.5    Form of Series  B  Warrant

3.6    Form of Stock  Option  Agreement

10.1 Technology License Agreement between Sustainable Power Corp. and US Sustainable Energy Corp. dated April 19, 2007.

10.2 Employment Agreement between Sustainable Power Corp. and John H. Rivera dated February 12, 2007.

10.3 Lockup Agreement between Sustainable Power Corp. and U.S. Sustainable Energy Corp. dated December 10, 2007

10.4 Memorandum of Understanding between Sustainable Power Corp. and Farmers Sustainable Energy International dated December 11, 2007

10.5 Consulting Agreement between Sustainable Power Corp. and Berkshire Capital Management Co., Inc. dated January 2, 2008

10.6 Consulting Agreement between Sustainable Power Corp. and Amanda Johnson dated January 2, 2008

10.7 Consulting Agreement between Sustainable Power Corp. and James Mylock dated January 2, 2008

10.8 Consulting Agreement between Sustainable Power Corp. and Jon Callahan dated January 2, 2008

10.9 Agreement between Sustainable Power Corp. and Biofuels Capital Partners dated January 3, 2008

10.10 Memorandum of Understanding between Sustainable Power Corp. and Haytian Tractor & Equipment Co., S.A. dated February 5, 2008

10.11 Joint Venture Agreement between Sustainable Power corp. and Farmers Sustainable Energy International dated February 12, 2008

10.12  Stock Purchase  Agreement  between  Sustainable  Power  Corp.  and Borneo
       Energy  Sendirian  Berhad  dated  February  19,  2008

10.13 Consulting Services Agreement between Sustainable Power Corp. and Michael Barrett dated March 10 2008

10.14 Stock Subscription Agreement between Sustainable Power Corp. and Pemco Energy A.S. dated July 1, 2008

10.15 Strategic Alliance Agreement between Sustainable Power Corp. and Pemco Energy A.S. dated July 1, 2008

10.16 Cooperative Agreement between Sustainable Power Corp. and L Sol dated July 10, 2008

10.17 Consulting Agreement between Sustainable Power Corp. and R&L Promotions LLC dated August 16, 2008

10.18 Joint Venture Agreement between Sustainable Power Corp. and Whitman Enterprises, Inc. dated August 21, 2008

10.19 Employment Agreement between Sustainable Power Corp. and M. Richard Cutler dated September 1, 2008

10.20 Affiliation Agreement between Sustainable Power Corp. and Amecks, Inc. dated October 8, 2008

10.21 Memorandum of Understanding between Sustainable Power Corp. and Rice University dated November 17, 2008

10.22 Amendment to Subscription Agreement between Sustainable Power Corp. and Borneo Oil Sendirian Berhad dated November 29, 2008

10.23 Sustainable Power Corp. Employee and Consultant Stock Option Plan dated December 1, 2008

10.24 Technology License Agreement between Sustainable Power Corp. and Rivera International dated December 18, 2008.

10.25 Consulting Agreement between Sustainable Power Corp. and Fusion Consulting LLC dated December 21, 2008.

10.26  Lease Agreement  with  Jonathan  Groves  dated  February  2008

10.27 Memorandum of Understanding between Sustainable Power Corp. and Oil & Food Corporation B.V. dated February 6, 2009.

10.28 Memorandum of Understanding between Sustainable Power Corp. and Direcci n General de Mineria, Secretar a de Estada de Industria y Comercio de la Republica Dominicana dated February 9, 2008.

21     Subsidiaries  of  the  company.*

                                   SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                   SUSTAINABLE  POWER  CORP.
                                        (Registrant)


Date:     February  12,  2009      By: /s/  M.  Richard  Cutler
          -------------------          ------------------------
                                   M.  Richard  Cutler
                                   President  and  Chief  Executive  Officer

REPORT  OF  INDEPENDENT  REGISTERED  PUBLIC  ACCOUNTING  FIRM
THE  BOARD  OF  SUSTAINABLE  POWER  CORP.

We have audited the accompanying balance sheet of Sustainable Power Corp., a Developmental Stage Enterprise, as of December 31, 2007, and the related statements of operations, stockholders equity and cash flows for the periods then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform our audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sustainable Power Corp., a Developmental Stage Enterprise, at December 31, 2007 and the results of its' operations and its' stockholders equity and cash flows for the periods then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company's viability is dependent upon its ability to obtain future financing and the success of its future operations. These factors raise substantial doubt as to the Company's ability to continue as a going concern. Management's plan in regard to these matters is described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

GRUBER  &  COMPANY,  LLC  LAKE  SAINT  LOUIS,  MISSOURI
FEBRUARY  12,  2009

                            SUSTAINABLE POWER CORP.
                       (A DEVELOPMENTAL STAGE ENTERPRISE)
                                 BALANCE SHEETS

                                                 UNAUDITED
                                               SEPTEMBER 30,    DECEMBER 31,
                                                    2008            2007
                                              ---------------  --------------
ASSETS
--------------------------------------------
Current Assets
  Cash & Equivalents                          $      819,264   $       8,062
  Employee Advances                                    3,000               -
                                              ---------------  --------------
    Total Current Assets                             822,264           8,062

Property & Equipment, Net                          3,313,857       2,133,256
                                              ---------------  --------------
TOTAL ASSETS                                  $    4,136,121   $   2,141,318
                                              ===============  ==============


LIABILITIES & STOCKHOLDERS' EQUITY (DEFICIT)
--------------------------------------------
Current Liabilities
  Accounts Payable & Accrued Expenses         $       55,183   $           -
  Accrued Officer Compensation                       843,333         458,333
  Notes Payable                                       47,619          33,829
                                              ---------------  --------------
    Total Current Liabilities                        946,135         492,162

Commitments & Contingencies                                -               -

Stockholders' Equity (Deficit)
  Preferred Stock-Series E, $0.01
    par value, 100,000,000 shares
    authorized; 10,000 shares issued          $          100   $         100
    and outstanding
  Common Stock, $0.001 par value,
    3,000,000,000 shares authorized;
    1,786,485,703 and 1,576,895,429                1,786,486       1,576,895
    shares issued and outstanding,
    respectively
  Additional Paid-in Capital                      62,792,774      54,896,101
  Stock Subscriptions Receivable                  (1,000,000)              -
  Accumulated Deficit                            (60,389,374)    (54,823,940)
                                              ---------------  --------------
    Total Stockholders' Equity (Deficit)           3,189,986       1,649,156
                                              ---------------  --------------
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY      $    4,136,121   $   2,141,318
  (DEFICIT)                                   ===============  ==============

   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS

                            SUSTAINABLE POWER CORP.
                       (A DEVELOPMENTAL STAGE ENTERPRISE)
                            STATEMENTS OF OPERATIONS


                                          UNAUDITED                            FOR THE
                                           FOR THE                           PERIOD FROM
                                         NINE MONTHS        FOR THE        FEBRUARY 7, 2007
                                            ENDED          YEAR ENDED       (INCEPTION) TO
                                         SEPTEMBER 30,    DECEMBER 31,       SEPTEMBER 30,
                                             2008             2007                2008
                                        ---------------  ---------------  ------------------

Revenues                                $       11,378   $            -   $          11,378

Cost of Goods Sold                              97,195          561,134             658,329
                                        ---------------  ---------------  ------------------

Gross Profit                                   (85,817)        (561,134)           (646,951)

Operating Expenses
  Advertising                                   48,444                -              48,444
  Depreciation                                  38,869           23,950              62,819
  Officer Compensation                       1,024,778          608,733           1,633,511
  Professional Fees and Consulting           2,559,890       45,851,231          48,411,121
  General & Administrative Expenses          1,798,674        1,486,320           3,284,994
                                        ---------------  ---------------  ------------------
    Total Operating Expenses                 5,470,655       47,970,234          53,440,889
                                        ---------------  ---------------  ------------------

Operating Income (Loss)                     (5,556,472)     (48,531,368)        (54,087,840)
                                        ---------------  ---------------  ------------------

Other Income (Expense)
  Impairment of License Agreement                    -       (6,000,000)         (6,000,000)
  Impairment of Fixed Assets                         -          (72,083)            (72,083)
  Interest Expense                              (8,962)          (9,943)            (18,905)
                                        ---------------  ---------------  ------------------
  Other                                              -                -                   -
                                        ---------------  ---------------  ------------------
    Total Other  Income (Expense)               (8,962)      (6,082,026)         (6,090,988)

Net Income (Loss) Before Income Taxes       (5,565,434)     (54,613,394)        (60,178,828)

Provision for Income Taxes                           -                -                   -
                                        ---------------  ---------------  ------------------

Net Income (Loss)                       $   (5,565,434)  $  (54,613,394)  $     (60,178,828)
                                        ===============  ===============  ==================

Net Income per Share
  Basic                                 $        (0.00)  $        (0.04)  $           (0.04)
                                        ===============  ===============  ==================
  Diluted                               $        (0.00)  $        (0.04)  $           (0.04)
                                        ===============  ===============  ==================


Number of Shares Used in
Per Share Calculations
  Basic                                  1,675,588,803    1,301,088,410       1,461,672,303
                                        ===============  ===============  ==================
  Diluted                                1,675,588,803    1,301,088,410       1,461,672,303
                                        ===============  ===============  ==================


   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS

                            SUSTAINABLE POWER CORP.
                       (A DEVELOPMENTAL STAGE ENTERPRISE)
                  STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

                   PREFERRED STOCK-SERIES E     COMMON STOCK
                                                ------------


                                                                                                                    TOTAL
                                     PAR                                               STOCK                        STOCK-
                             NUMBER  VALUE                   PAR VALUE    ADDITIONAL   SUBSCR-       ACCUM-         HOLDERS'
                             OF      D$0.01   NUMBER         D$0.001)     PAID-IN-     IPTIONS       ULATED         EQUITY
                             SHARES  AMOUNT   OF SHARES      AMOUNT       CAPITAL      RECEIVABLE    DEFICIT        DDEFICIT)
                             ------  -------  -------------  -----------  -----------  ------------  -------------  -------------
BALANCE AT
DECEMBER 31, 2006                 -        -     61,069,429  $    61,069  $   124,665  $         -   $   (210,546)  $    (24,812)
                             ------  -------  -------------  -----------  -----------  ------------  -------------  -------------
Preferred Stock Issued
  to Officers for Services   10,000      100              -            -          300            -              -            400
Common Stock Issued
  for Cash                        -        -     40,360,000       40,360    1,519,640            -              -      1,560,000
Common Stock Issued
  to Officers for Services        -        -      5,000,000        5,000      145,000            -              -        150,000
Common Stock Issued
  for Services                    -        -  1,370,466,000    1,370,466   43,438,174            -              -     44,808,640
Common Stock Issued
  for Conversion of Debt          -        -     60,000,000       60,000       40,000            -              -        100,000
Common Stock Issued
  for License Agreement           -        -     40,000,000       40,000    5,960,000            -              -      6,000,000
APIC Related to Donation
  of Plant and Equipment
  from Officer                    -        -              -            -    2,114,785            -              -      2,114,785
APIC Related to Debt
  Forgiveness by Officer                   -                                1,553,537                                  1,553,537
Net Loss                          -        -              -            -            -            -    (54,613,394)   (54,613,394)
                             ------  -------  -------------  -----------  -----------  ------------  -------------  -------------
BALANCE AT
DECEMBER 31, 2007            10,000  $   100  1,576,895,429  $ 1,576,895  $54,896,101  $         -   $(54,823,940)  $  1,649,156
                             ------  -------  -------------  -----------  -----------  ------------  -------------  -------------
Common Stock Issued
  for Cash                        -        -     91,000,000       91,000    3,809,000            -              -      3,900,000
Common Stock Issued
  to Officers for Services        -        -     20,000,000       20,000      580,000            -              -        600,000
Common Stock Issued
  for Services                    -        -     55,942,274       55,943    1,938,749            -              -      1,994,692
Common Stock Issued
  for Subscriptions               -        -     25,000,000       25,000      975,000   (1,000,000)             -              -
Common Stock Issued
  for Equipment                   -        -     17,648,000       17,648      582,352            -              -        600,000
APIC Related to Debt
  Forgiveness by Officer          -        -                                   11,572                                     11,572
Net Loss                          -        -              -            -            -            -     (5,565,434)    (5,565,434)
                             ------  -------  -------------  -----------  -----------  ------------  -------------  -------------
BALANCE AT SEPTEMBER 30,
  2008 (UNAUDITED)           10,000  $   100  1,786,485,703  $  ,786,486  $62,792,774  $(1,000,000)  $ 60,389,374)  $  3,189,986
                             ------  -------  -------------  -----------  -----------  ------------  -------------  -------------

                            SUSTAINABLE POWER CORP.
                       (A DEVELOPMENTAL STAGE ENTERPRISE)
                            STATEMENTS OF CASH FLOWS



                                                      UNAUDITED                      FOR THE PERIOD FROM
                                                     FOR THE NINE      FOR THE         FEBRUARY 7, 2007
                                                     MONTHS ENDED     YEAR ENDED        (INCEPTION) TO
                                                     SEPTEMBER 30,    DECEMBER 31,       SEPTEMBER 30,
                                                          2008            2007               2008
                                                    ---------------  --------------  ---------------------
CASH FLOWS FROM OPERATING ACTIVITIES
--------------------------------------------------
Net Income (Loss)                                   $   (5,565,434)  $ (54,613,394)  $        (60,178,828)

Adjustments to reconcile net loss to
  net cash used in operating activities:
    Depreciation and Amortization                           38,869          23,950                 62,819
    Impairment of License Agreement                              -       6,000,000              6,000,000
    Impairment of Fixed Assets                                   -          72,083                 72,083
    Stock Based Compensation                             2,594,692      44,959,040             47,553,732
Changes in operating assets and liabilities:
    Employee Advances                                       (3,000)              -                 (3,000)
    Accounts Payable & Accrued Expenses                     55,183               -                 55,183
    Accrued Officer Compensation                           385,000         458,333                843,333
                                                    ---------------  --------------  ---------------------

NET CASH USED IN OPERATING ACTIVITIES                   (2,494,690)     (3,099,988)            (5,594,678)

CASH FLOWS FROM INVESTING ACTIVITIES
--------------------------------------------------
Purchase of Property and Equipment                        (572,774)         (7,360)              (580,134)
                                                    ---------------  --------------  ---------------------

NET CASH USED IN INVESTING ACTIVITIES                     (572,774)         (7,360)              (580,134)

CASH FLOWS FROM FINANCING ACTIVITIES
--------------------------------------------------
Payments on Notes Payable                                  (32,906)         (1,232)               (34,138)
APIC Related to Debt Forgiveness by Officer                 11,572       1,553,537              1,565,109
Common Stock Issued for Cash                             3,900,000       1,560,000              5,460,000

NET CASH PROVIDED BY FINANCING ACTIVITIES                3,878,666       3,112,305              6,990,971
                                                    ---------------  --------------  ---------------------

NET INCREASE (DECREASE) IN CASH                            811,202           4,957                816,159
                                                    ---------------  --------------  ---------------------

Cash Beginning of Period                                     8,062           3,105                  3,105
                                                    ---------------  --------------  ---------------------

CASH END OF YEAR                                    $      819,264   $       8,062   $            819,264
                                                    ===============  ==============  =====================

Supplemental Disclosure of Cash Flow Information:
Cash Paid during the period for interest            $        8,962   $       9,943   $             18,905
Cash Paid during the period for income taxes                     -               -                      -

                                     F-5

Supplemental Disclosure of Non-Cash Items:
Issuance of Common Stock for Subscription
  Receivable                                        $   1,000,0000   $           -   $          1,000,000
APIC Related to Donation of Plant and
  Equipment from Officer                                         -       2,114,785              2,114,785
Fixed Assets Purchased through Notes Payable                46,696          35,061                 81,757
Common Stock Issued for Conversion of Debt                       -         100,000                100,000
Issuance of Common Stock for Fixed Assets                  600,000               -                600,000
Issuance of Common Stock for License Agreement                   -       6,000,000              6,000,000


   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS

                            SUSTAINABLE POWER CORP.
                  (A DEVELOPMENTAL STAGE PLACECITYENTERPRISE)
                         NOTES TO FINANCIAL STATEMENTS

NOTE  1  -  ORGANIZATION,  BUSINESS  &  OPERATIONS

BUSINESS

Sustainable Power Corp. (a development stage company) (the "Company"), is an international green energy provider focused on production and sale of environmentally safe biofuel known as Vertroleum , as well as power generation. Sustainable Power has the exclusive rights in the United States to develop, construct and manage a portfolio of green energy plants utilizing renewable Vertroleum fuel sources including municipal solid waste and other non-food feedstock. Sustainable Power's initial production facility is in final stages of completion in Baytown, Texas. Activities during the development stage include developing the business plan, raising capital, and research and development of the Rivera Process for processing biomass and municipal solid waste into Vertroleum biofuels and biogas for the production of Vertroleum fuels and generation of electrical power.

Sustainable Power Corp. was incorporated on February 4, 2004 in the state of Nevada under the name Sandy Creek Corporation. In 2007 the name was changed to Sustainable Power Corp. We currently are listed for trading on the "Pink Sheets" under the symbol "SSTP.PK".

HISTORY  OF  COMPANY

The Company was originally incorporated as Sandy Creek Corporation on February 4, 2004 for the purpose of raising capital to undertake an Ostrich farm. The Company was unable to raise development money and the Company's operations ceased. On April 27, 2004 the Company merged with Offshore Creations, Inc., a Nevada corporation, and changed its name from Sandy Creek Corporation to Offshore Creations, Inc. The Company's focus at that time was to seek and develop opportunities in an international software and information technologies business. Offshore Creations commenced trading on the Pink Sheets in August 2004 under the symbol "OFSC". The business of Offshore Creations did not have long term success, and consequently the Company was introduced to the Sustainable Power Corp. team.

On February 7, 2007 the Company commenced its current operations and changed its name to Sustainable Power Corp. to better reflect the Company's new vision. The Company also changed its symbol to "SSTP".

NOTE  2  -  GOING  CONCERN  AND  MANAGEMENT'S  PLANS

The Company's primary source of operating funds since inception has been provided by its raising equity and by founding stockholder debt financing. The company intends to raise additional capital through private debt and equity investors. The Company is currently a developmental stage enterprise and there is no assurance that these funds, if raised, will be sufficient to enable the company to fully complete its development activities, attain profitable operations or continue as a going concern. At September 30, 2008, a working capital deficiency of $123,871 and had revenues of $11,378 and incurred net losses of $60,178,828

                            SUSTAINABLE POWER CORP.
                  (A DEVELOPMENTAL STAGE PLACECITYENTERPRISE)
                         NOTES TO FINANCIAL STATEMENTS

during the developmental stage February 7 , 2007 (date of inception) through September 30, 2008.

Management has taken steps to improve the Company's liquidity by raising funds and seeking revenue sources through the development of products through which the Company may generate revenue. There can be no assurance that the Company will be successful in these endeavors and therefore may have to consider other alternatives.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. However, the above matters raise substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE  3  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES

USE  OF  ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

CASH  AND  CASH  EQUIVALENTS

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

CONCENTRATIONS  OF  CREDIT  RISK  -  CASH

The Company maintains its cash with various financial institutions, which may exceed federally insured limits throughout the period.

MARKETABLE  SECURITIES  AVAILABLE  FOR  SALE

The Company evaluates its investment policies and the appropriate classification of securities at the time of purchase consistent with Statement of Financial Accounting Standards ("SFAS") No. 115, "Accounting for Certain investments in Debt and Equity Securities," at each balance sheet date and determined that all of its investment securities are to be classified as available-for-sale. Available-for-sale securities are carried at fair value, with the unrealized gains and losses, net of tax, reported in stockholders' deficiency under the caption "Accumulated Other Comprehensive Loss". Realized gains and losses and declines in value judged to be other than-temporary on available-for-sale securities are included in net gain on

                            SUSTAINABLE POWER CORP.
                  (A DEVELOPMENTAL STAGE PLACECITYENTERPRISE)
                         NOTES TO FINANCIAL STATEMENTS

sale of marketable securities. The cost of securities sold is based on the specific identification method.

INVENTORIES

Inventories are stated at the lower of cost or market. Cost is computed on a weighted-average basis, which approximates the first-in, first-out method; market is based upon estimated replacement costs

PROPERTY  AND  EQUIPMENT

Property and equipment are stated at cost and are depreciated using the straight-line method over their estimated useful lives, generally five to ten years. Leasehold improvements are amortized over the shorter of the useful life or the remaining lease term. Upon retirement or other disposition of these assets, the cost and related accumulated depreciation are removed from the accounts and the resulting gains or losses are reflected in operations. Expenditures for maintenance and repairs are charged to operations as incurred. Renewals and betterments are capitalized.

IMPAIRMENT  OF  LONG-LIVED  ASSETS

Effective January 1, 2002, the Company adopted Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS 144"), which addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," and the accounting and reporting provisions of APB Opinion No. 30, "Reporting the Results of Operations for a Disposal of a Segment of a Business." The Company periodically evaluates the carrying value of long-lived assets to be held and used in accordance with SFAS 144. SFAS 144 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair market values are reduced for the cost of disposal.

BASIC  AND  DILUTED  NET  INCOME  PER  SHARE

Basic earnings per share is calculated using the weighted-average number of common shares outstanding during the period without consideration of the dilutive effect of stock warrants and convertible notes. Diluted earnings per share is calculated using the weighted-average number of common shares outstanding during the period after consideration of the dilutive effect of preferred stock and stock options

                            SUSTAINABLE POWER CORP.
                  (A DEVELOPMENTAL STAGE PLACECITYENTERPRISE)
                         NOTES TO FINANCIAL STATEMENTS

STOCK-BASED  COMPENSATION

In December 2004, the Financial Accounting Standards Board (FASB) issued SFAS No. 123(R), Share-Based Payment. This pronouncement amends SFAS No. 123, Accounting for Stock-Based Compensation, and supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees. SFAS No. 123(R) requires that companies account for awards of equity instruments issued to employees under the fair value method of accounting and recognize such amounts in their statements of operations. Under SFAS No. 123(R), we are required to measure compensation cost for all stock-based awards at fair value on the date of grant and recognize compensation expense in our consolidated statements of operations over the service period that the awards are expected to vest.

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of SFAS 123(R) and the Emerging Issues Task Force consensus in Issue No. 96-18 ("EITF 96-18"), "Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring or in Conjunction with Selling, Goods or Services". Common stock issued to non-employees in exchange for services is accounted for based on the fair value of the services received.

FAIR  VALUE  OF  FINANCIAL  INSTRUMENTS

Statement of Financial Accounting Standard No. 107, Disclosures about fair value of financial instruments, requires that the Company disclose estimated fair values of financial instruments. The carrying amounts reported in the statements of financial position for current assets and current liabilities qualifying as financial instruments are a reasonable estimate of fair value.

REVENUE  RECOGNITION

Sales of products and related costs of products sold are recognized when (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred, (iii) the price is fixed or determinable and (iv) collectability is reasonably assured. These terms are typically met upon shipment of product to the customer.

SHIPPING  AND  HANDLING

In accordance with Emerging Issues Task Force (EITF) Issue No. 00-10, Accounting for Shipping and Handling Fees and Costs, we include shipping and handling fees billed to customers in net revenues. Amounts incurred by us for freight are included in cost of goods sold.

ALLOWANCE  FOR  DOUBTFUL  ACCOUNTS

We provide an allowance for estimated uncollectible accounts receivable balances based on historical experience and the aging of the related accounts receivable. As of September 30,

                            SUSTAINABLE POWER CORP.
                  (A DEVELOPMENTAL STAGE PLACECITYENTERPRISE)
                         NOTES TO FINANCIAL STATEMENTS

2008 and December 31, 2007, the Company has reserved $0 for doubtful accounts, respectively.

ADVERTISING

The Company expenses advertising costs as incurred. Advertising costs for the periods ended September 30, 2008 and December 31, 2007 were $48,444 and $0, respectively.

RESEARCH  AND  DEVELOPMENT  COSTS

Expenditures for research & development are expensed as incurred. Such costs are required to be expensed until the point that technological feasibility is established.

INCOME  TAXES

The Company accounts for income taxes using the liability method as required by Statement of Financial Accounting Standards ("FASB") No. 109, Accounting for Income Taxes ("SFAS 109"). Under this method, deferred tax assets and liabilities are determined based on differences between their financial reporting and tax basis of assets and liabilities. The Company was not required to provide for a provision for income taxes for the periods ended September 30, 2008 and December 31, 2007, as a result of net operating losses incurred during the periods. As of September 30, 2008, the Company has available approximately $60,000,000 of net operating losses ("NOL") available for income tax purposes that may be carried forward to offset future taxable income, if any. These carryforwards expire in various years through 2026. At September 30, 2008 and December 31, 2007, the Company has a deferred tax asset of approximately $21,000,000 and $19,000,000, relating to the Company's net operating losses, respectively. The Company's deferred tax asset has been fully reserved by a valuation allowance since realization of its benefit is uncertain. The Company's ability to utilize its NOL carryforwards may be subject to an annual limitation in future periods pursuant to Section 382 of the Internal Revenue Code of 1986, as amended.

The provision for income taxes using the federal and state tax rates as compared to the Company's effective tax rate is summarized as follows:


                                                  UNAUDITED
                                                 SEPTEMBER 30,   DECEMBER 31,
                                                     2008            2007
                                                --------------  -------------

          Statutory Federal Tax (Benefit) Rate            -34%           -34%
          Statutory State Tax (Benefit) Rate                0%             0%
                                                --------------  -------------
          Effective Tax (Benefit) Rate                    -34%           -34%
                                                --------------  -------------

          Valuation Allowance                              34%            34%
                                                --------------  -------------

          Effective Income Tax                              0%             0%
                                                ==============  =============

                            SUSTAINABLE POWER CORP.
                  (A DEVELOPMENTAL STAGE PLACECITYENTERPRISE)
                         NOTES TO FINANCIAL STATEMENTS

Significant components of the Company's deferred tax assets at September 30, 2008 and December 31, 2007 are as follows:

                                             UNAUDITED
                                            SEPTEMBER 30,    DECEMBER 31,
                                                2008             2007
                                           ---------------  --------------

          Net Operating Loss Carryforward  $   20,532,387   $  18,640,140

          Valuation Allowance                 (20,532,387)    (18,640,140)
                                           ---------------  --------------

          Net Deferred Tax Asset           $            -   $           -
                                           ===============  ==============

SHARES  ISSUED  TO  ACQUIRE  GOODS  AND  SERVICES  FROM  NON-EMPLOYEES

The Company accounts for the issuance of equity instruments to acquire goods and services based on the fair value of the goods and services or the fair value of the equity instrument at the time of issuance, whichever is more reliably measurable.

RESEARCH  AND  DEVELOPMENT  COSTS

Expenditures for research & development are expensed as incurred. Such costs are required to be expensed until the point that technological feasibility is established.

RECLASSIFICATIONS

Certain items in the prior year financial statements have been reclassified for comparative purposes to conform to the presentation in the current period's presentation. These reclassifications have no effect on the previously reported income (loss).

RECENTLY  ISSUED  ACCOUNTING  PRONOUNCEMENTS

In May 2008, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 162, The Hierarchy of Generally Accepted Accounting Principles. SFAS No. 162 identifies the sources of accounting principles and the framework for selecting the principles that are presented in conformity with generally accepted accounting principles in the United States. SFAS No. 162 is effective 60 days following the Securities and Exchange Commission's approval of the Public Company Accounting Oversight Board amendments to AU Section 411, The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles . The Company does not believe SFAS No. 162 will have a material impact on its financial statements.

In March 2008, the FASB issued SFAS No. 161, Disclosure about Derivative Instruments and Hedging Activities, an amendment of FASB Statement No. 133 . SFAS No. 161 changes the disclosure requirements for derivative instruments and hedging activities. Entities are

                            SUSTAINABLE POWER CORP.
                  (A DEVELOPMENTAL STAGE PLACECITYENTERPRISE)
                         NOTES TO FINANCIAL STATEMENTS

required to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement No. 133 and its related interpretations and
(c) how derivative instruments and related hedged items affect an entity's financial position, financial performance and cash flows. SFAS No. 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. The Company is currently evaluating the impact SFAS No. 161 may have on its financial statements.

In December 2007, the FASB issued SFAS No. 141(R), Business Combinations . SFAS No. 141(R) retains the fundamental requirements in SFAS No. 141, Business Combinations , that the acquisition method of accounting be used for all business combinations and for an acquirer to be identified for each business combination. SFAS No. 141(R) requires an acquirer to recognize the assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree at the acquisition date, measured at their fair values as of that date, with limited exceptions specified in SFAS No. 141(R). In addition, SFAS No. 141(R) requires acquisition costs and restructuring costs that the acquirer expected but was not obligated to incur to be recognized separately from the business combination, therefore, expensed instead of part of the purchase price allocation. SFAS No. 141(R) will be applied prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. Early adoption is prohibited. The Company expects to adopt SFAS No. 141(R) to any business combinations with an acquisition date on or after January 1, 2009.

In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements, an amendment to ARB No. 51 . SFAS No. 160 changes the accounting and reporting for minority interests, which will be recharacterized as noncontrolling interests and classified as a component of equity. SFAS No. 160 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. Early adoption is prohibited. The Company is currently evaluating the impact SFAS No. 160 may have on its financial statements.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities . SFAS No. 159 permits an entity to irrevocably elect fair value on a contract-by-contract basis as the initial and subsequent measurement attribute for many financial assets and liabilities and certain other items including insurance contracts. Entities electing the fair value option would be required to recognize changes in fair value in earnings and to expense upfront cost and fees associated with the item for which the fair value option is elected. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provisions of SFAS No. 157, Fair Value Measurements . The Company does not expect the adoption of SFAS No. 159 to have a material impact on its financial condition or results of operations.

                            SUSTAINABLE POWER CORP.
                  (A DEVELOPMENTAL STAGE PLACECITYENTERPRISE)
                         NOTES TO FINANCIAL STATEMENTS

NOTE  4  -  IMPAIRMENT  OF  LICENSE  AGREEMENT

On April 16, 2007, the Company issued 648,547,740 common shares were issued for a license agreement with US Sustainable Energy Corp (USSEC), of which John Rivera, Chairman of the Board, is the majority shareholder. Effective December 31, 2008, the Company cancelled 608,547,740 shares common stock held by US Sustainable Energy Corp., a related party, which were issued for this license agreement in 2007. We have retroactively applied this cancellation to 2007 to properly reflect the value and net result of these transactions. This license was deemed by Management to be fully impaired as of December 31, 2007 totaling $6,000,000.

NOTE  5  -  PROPERTY  AND  EQUIPMENT

At September 30, 2008 and December 31, 2007, property and equipment are comprised of the following:

                                             UNAUDITED
                                            SEPTEMBER 30,    DECEMBER 31,
                                                2008             2007
                                           ---------------  --------------

          Plant Machinery and Equipment
            (Under Construction)                1,624,994       1,624,994
          Plant Machinery and Equipment         2,200,278         407,084
          Office Furniture and Equipment           20,281           6,380
          Leasehold Improvements                   12,375               -
          Trailers                                118,748         118,748
          Less: Accumulated Depreciation          (62,819)        (23,950)
                                           ---------------  --------------
          Net Property & Equipment         $    3,913,857   $   2,133,256
                                           ===============  ==============

Depreciation and amortization for the periods ended September 30, 2008 and December 31, 2007 and 2006, was $38,869 and $23,950, respectively.

During 2007, John Rivera, Chairman of the Board, contributed $2,114,785 of fixed assets to the Company. These contributions included the property and equipment (under construction) in the Baytown Plant totaling $1,624,994 and $489,791in various generators, trailers and small tools.

On July 7, 2008 the Company issued 17,648,000 shares of common stock for the purchase of filters from Filters Unlimited totaling $600,000.
During 2007, the Company wrote-off $72,083 of assets that related to Offshore Creations, Inc. that management deemed to be impaired.

NOTE  6  -  ACCRUED  OFFICER  COMPENSATION

On February 7, 2007, the Company entered into an Employment Agreement with John Rivera as Chairman of the Board of Directors. Base compensation under this agreement is $500,000 per annum plus a bonus of up to 50% of base salary based upon performance. As of

                            SUSTAINABLE POWER CORP.
                  (A DEVELOPMENTAL STAGE PLACECITYENTERPRISE)
                         NOTES TO FINANCIAL STATEMENTS

September 30 2008 and December 31, 2007, with the agreement of Mr. Rivera the Company is in arrears with regard to this agreement of $833,333 and $458,333, respectively.

On August 30, 2008, the Company entered into an Employment Agreement with M. Richard Cutler as President and Chief Executive Officer. Base compensation under this agreement is $10,000 per month, which is adjustable after three months. As of September 30, 2008, with the agreement with Mr. Cutler the Company is in arrears with regard to this agreement of $10,000.

NOTE  9  -  NOTES  PAYABLE

At September 30, 2008 and December 31, 2007, notes payable consists of the following:

                                            UNAUDITED
                                           SEPTEMBER 30,   DECEMBER 31,
                                               2008           2007
                                          --------------  -------------

          Kubota  Credit Corporation      $        7,066  $      12,365
          Kubota  Credit Corporation               2,116          4,286
          Diversified Financial Services          13,212         17,178
          TYCO Valves                             19,820              -
          Dolphin Capital                          5,405              -
                                          --------------  -------------
          Total Notes Payable Balance     $       47,619  $      33,829
                                          ==============  =============

NOTE  12  -  STOCKHOLDERS'  EQUITY

COMMON  STOCK

Our Articles of Incorporation authorize the issuance of up to 3,000,000,000 shares of common stock, par value $0.001. There were 1,786,485,703 shares of common stock issued and issued and outstanding as of September 30, 2008 after taking effect for the retroactively applied cancellation of 608,547,740 shares common stock held by US Sustainable Energy Corp., a related party, which were issued for a license agreement in 2007 (see Common Shares Cancellation below).

Holders of common stock are entitled to one vote per share on all matters to be voted on by the stockholders. Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefore. In the event of a liquidation, dissolution, or winding up of the Company, the holders of common stock are entitled to share ratably in all of our assets which are legally available for distribution after payment of all debts and other liabilities and liquidation preference of any outstanding common stock.

Holders of common stock have no preemptive rights to purchase the Company's common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock. The outstanding shares of common stock are validly issued, fully paid and non-assessable.

                            SUSTAINABLE POWER CORP.
                  (A DEVELOPMENTAL STAGE PLACECITYENTERPRISE)
                         NOTES TO FINANCIAL STATEMENTS

For the nine months ended September 30, 2008, the Company issued a total of 209,590,274 shares of common stock of which 91,000,000 shares were issued to investors for cash totaling $3,900,000; 20,000,000 shares were issued to an Officer for services totaling $600,000; 55,942,274 shares were issued for services totaling $1,994,692; 25,000,000 shares were issued for stock subscriptions totaling $1,000,000; and 17,648,000 shares were issued for fixed assets totaling $600,000. In addition, John Rivera, Chairman of the Board, forgave debt totaling $11,572.

For the year ended nine December 31, 2007, the Company issued a total of 1,515,826,000 shares of common stock of which 40,360,000 shares were issued to investors for cash totaling $1,560,000; 5,000,000 shares were issued to an Officer for services totaling $150,000; 1,370,466,000 shares were issued for services totaling $44,808,640; 60,000,000 shares were issued for conversion of debt totaling $100,000; and 40,000,000 shares were issued for a license agreement totaling $6,000,000. In addition, John Rivera, Chairman of the Board, donated plant and equipment totaling $2,114,785 and forgave debt totaling $1,553,537.

COMMON  SHARE  CANCELLATION

On April 16, 2007, the Company issued 648,547,740 common shares were issued for a license agreement with US Sustainable Energy Corp (USSEC), of which John Rivera, Chairman of the Board, is the majority shareholder. Effective December 31, 2008, the Company cancelled 608,547,740 shares common stock held by US Sustainable Energy Corp., a related party, which were issued for this license agreement in 2007. We have retroactively applied this cancellation to 2007 to properly reflect the value and net result of these transactions. This license was deemed by Management to be fully impaired as of December 31, 2007 totaling $6,000,000.

PREFERRED  STOCK

The Articles of Incorporation authorize the issuance of 100,000,000 shares of Preferred Stock, par value $.01 per share. On August 1, 2007, the Company issued 10,000 shares of Series E Convertible Preferred Stock, each of which is convertible into one share of common stock. Each share of Series E Convertible Preferred Stock has the right to vote 50,000 votes per share in the same class and at the same time as the common stock. These shares are held by John H. Rivera, our Chairman of the Board. Consequently such shares have a substantial anti-takeover impact.

STOCK  OPTION  PLAN

On December 1, 2008 we adopted our 2008 Employee and Consultants Stock Option Plan. Under the plan, we are authorized to issue options to purchase up to 100,000,000 shares of our common stock to employees and consultants.

                            SUSTAINABLE POWER CORP.
                  (A DEVELOPMENTAL STAGE PLACECITYENTERPRISE)
                         NOTES TO FINANCIAL STATEMENTS

NOTE  13  -  COMMITMENTS  &  CONTINGENCIES

LEGAL

On September 26, 2008, the Company filed a complaint against Redwood Consultants LLC, Constellation Capital Management, LLC, La Stella Lighting, Inc., Jens Dalsgaard and Giuliana Dalsgaard (collectively "Redwood Group") in the Texas State District Court of Harris County, Texas. The complaint alleged fraud and civil theft in connection with shares of our common stock obtained by the Redwood Group in connection with financing activities which were not completed, as well as sought declaratory relief and a request for disclosure. On December 15, 2008, the Redwood Group filed an answer to the complaint and for a change in venue to Federal District Court in Texas. We do not anticipate opposing the motion to change venue to Federal District Court. We expect that resolution of this case will result in cancellation of a minimum of 75,000,000 shares of our common stock wrongfully obtained by the Redwood Group. Further action in this case is pending.

The Company is not a party to any other material legal proceedings and, to the Company's knowledge, no such proceedings are threatened or contemplated by any party.

LEASES

On January 1, 2008, the Company entered into a month to month ease agreement for a five acre facility and principle office at 7100 Highway 146, Baytown, Texas 77523. The lease is currently month to month with a monthly payment of $5,000.

EMPLOYMENT  AGREEMENTS

On February 7, 2007, the Company entered into an Employment Agreement with John Rivera as Chairman of the Board of Directors. The agreement will continue for five years from the effective date ending at the close of business on February 7, 2012. The term may be extended in one year increments. Base compensation under this agreement is $500,000 per annum plus a bonus of up to 50% of base salary based upon performance.

On August 30, 2008, the Company entered into an Employment Agreement with M. Richard Cutler as President and CEO. The agreement will continue for one year from the effective date ending at the close of business on August 31, 2009. The agreement specifies that Mr. Cutler will remain in the capacity as principal Legal Counsel for the Company. The term may be extended in one year increments. Base compensation under this agreement is $10,000 per month. In addition, the Company granted Mr. Cutler 20,000,000 shares of common stock.

NOTE  14  -  RELATED  PARTIES

US  SUSTAINABLE  ENERGY  CORP

For the periods ended September 30, 2008 and December 31, 2007, the Company advanced $758,790 and $1,031,743, respectively, for payments made to US Sustainable Energy Corp

                            SUSTAINABLE POWER CORP.
                  (A DEVELOPMENTAL STAGE PLACECITYENTERPRISE)
                         NOTES TO FINANCIAL STATEMENTS

(USSEC) of which John Rivera, Chairman of the Board, is the majority shareholder. These amounts were deemed to be uncollectible and were written-off as bad debt in general and administrative expense during the periods incurred.

CUTLER  LAW  GROUP

M. Richard Cutler, President and Chief Executive Officer of the Company, is also President of Cutler law Group, which operates as the Company's corporate and securities legal counsel. As such, Mr. Cutler bills the company for legal services and receives compensation which is payable 50% in cash and 50% in common stock of the Company which is discounted at 25% from the then current market price. On November 1, 2008, Mr. Cutler agreed to bill the Company a flat monthly legal fee of $15,000 in cash and $15,000 in common stock pending appropriate funding of the Company sufficient to feasibly maintain its operations. For the periods ended September 30, 2008 and December 31, 2007, the Company paid in cash $136,739 and $0, respectively, to the Cutler Law Group. In addition, the Company issued 2,098,908 common shares for services totaling $68,117 for legal services to the Cutler Law Group during the period ended September 30, 2008.

NOTE  15  -  SUBSEQUENT  EVENTS

PRIVATE  PLACEMENT

On December 19, 2008, the Company began offering a Private Placement of up to 200 Units ("Units") with each unit consisting of (i) 2,000,000 shares of the Company's Common Stock (the "Shares"); (ii), 1,000,000 Class A warrants at an exercise price of $0.04 exercisable for 12 months ("Class A Warrants"); and
(iii) 1,000,000 Class B warrants at an exercise price of $0.10 exercisable for 18 months ("Class B Warrants"). At the sole option of the Company, this offering may be expanded to a maximum of 250 units on the same terms.

REAL  ESTATE  PURCHASE  AGREEMENT

In December 2008, we entered into a real estate purchase agreement to purchase the real estate surrounding our current operations comprising a total of approximately 190 acres. The total purchase price for this acquisition is $2,700,000, of which we were credited $120,000 for certain shares of our common stock delivered to the seller and as to which we have paid a $25,000 good faith deposit. The closing of this purchase is scheduled for on or before March 31, 2009.

STOCK  OPTION  PLAN

On December 1, 2008 the Company adopted a 2008 Employee and Consultants Stock Option Plan. Under the plan, the Company is authorized to issue options to purchase up to 100,000,000 shares of common stock to employees and consultants. Options are intended to be "incentive" options under applicable tax regulations in which holders are not immediately subject to tax, or "nonstatutory" which do not have these tax benefits. All options must be issued at an exercise price of not less than 100% of the then current market price, and

                            SUSTAINABLE POWER CORP.
                  (A DEVELOPMENTAL STAGE PLACECITYENTERPRISE)
                         NOTES TO FINANCIAL STATEMENTS

holders of 10% or more of the Company's stock cannot have incentive options unless the exercise price is 110% of the then current market price. No eligible employee or consultant can be issued more than $100,000 in market value of incentive options at any time. The plan is administered by our Chairman and our Chief Executive Officer, subject to approval of specific grants by the Board of Directors.

Effective December 31, 2008, the Company issued options eligible to purchase a total of 55,800,000 shares of our common stock exercisable at $.0275 per share through December 13, 2013. Of such shares, 35,000,000 options were issued to key executive officers and directors and 17,800,000 were issued to key employees. An additional 3,000,000 options were issued to key consultants of the Company.

LICENSE  AGREEMENT

The Company has entered into a 50 year Technology License Agreement for the "Rivera Process" with an entity controlled by John H. Rivera, the Chairman and CVO, effective December 31, 2008. This license does not provide for royalties, but Mr. Rivera was awarded a total of 150,000,000 shares of common stock in consideration for this license. These shares included 100,000,000 which were previously issued in February 2007 and 50,000,000 which were issued in February 2009.

STOCK  ISSUANCES  AND  CANCELLATIONS

Subsequent to September 30, 2008, the Company issued a total of 129,790,884 shares of common stock of which 20,542,000 were shares were issued to investors for cash totaling $273,600; 107,978,884 shares were issued for services totaling $2,187,578; and 900,000 shares were issued for fixed assets totaling $15,000.

Effective December 31, 2008, the Company cancelled 608,547,740 shares common stock held by US Sustainable Energy Corp., a related party, which were issued for a license agreement in 2007.

                              GRUBER & COMPANY LLC


            REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The Board of Offshore Creations, Inc.

We have audited the accompanying balance sheet of Offshore Creations, Inc. as of December 31, 2006 and 2005 and the related statements of operations, stockholders equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (placecountry-regionUnited States). Those standards require that we plan and perform our audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as at December 31, 2006 and 2005 and the results of its' operations and its' stockholders equity and cash flows for the years then in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in the notes to the financial statements, the Company has a negative retained deficit. This item among others, raises substantial doubt about its ability to continue as a going concern. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.



Gruber & Company LLC
St. Louis, MO
Dated August 26, 2008

                           OFFSHORE CREATIONS,  INC.
                                 BALANCE SHEETS

ASSETS                                            DECEMBER 31,    DECEMBER 31,
Current Assets                                        2006            2005
  Cash and Cash Equivalents                     $       3,105   $     128,781
                                                --------------  --------------
  Accounts Receivable-net of allowance                      -         103,566
    of $13,596
  Prepaid Expenses                                          -          15,133
                                                --------------  --------------
      Total Current Assets                              3,105         247,480

  Fixed Assets                                         72,083         111,229
                                                --------------  --------------
      Total Assets                              $      75,188   $     358,709

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current Liabilities
    Accounts Payable and Accrued Expenses       $           -   $     235,892
     Notes Payable                                    100,000         203,797
                                                --------------  --------------
    Total liabilities                                 100,000         439,689
                                                --------------  --------------

Stockholders Equity
Common Stock, authorized 500,000,000
  shares, 61,069,429 issued and
  outstanding @ $.001 par value                         6,107           6,107
Subscription Receivable                                     -         (20,000)
Additional Paid in Capital                            179,627         179,627
Retained Deficit                                     (210,546)       (246,714)
                                                --------------  --------------

Total Stockholders' Equity (Deficit)                  (24,812)        (80,980)
                                                --------------  --------------

Total Liabilities and Stockholders Equity       $      75,188   $     358,709
                                                ==============  ==============

                            OFFSHORE CREATIONS, INC.
                            STATEMENT OF OPERATIONS


                                         FOR THE YEARS ENDED
                                             DECEMBER 31,
                                          2006          2005
                                      ------------  ------------
Revenues                              $   103,428   $ 1,767,889
Cost of Revenues                                -       703,745
                                      ------------  ------------
Gross Profit                              103,428     1,064,144
Expenses
  Sales                                       497        46,672
                                            5,570       601,186
  Payroll
  General and Administrative Costs         61,193       399,633
                                      ------------  ------------
  Total                                    67,260     1,047,491

Net Profit (Loss)                     $    36,168   $    16,653
                                      ============  ============
(Loss) per share                      $     (0.00)  $     (0.00)
                                      ============  ============

Weighted Average Shares Outstanding    61,069,429    61,069,429
                                      ============  ============


   The accompanying notes are an integral part of these financial statements.

                            OFFSHORE CREATIONS, INC.
                  STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)


                                                                                    Subsc-    Additional   Retained
                               Common Stock      Preferred Stock    Subscription    ription   Paid in      Earnings
                           Shares      Amount   Shares     Amount   Receivable      Payable   Capital      (Deficit)   Total
                           ----------  -------  ---------  -------  --------------  --------  -----------  ----------  ----------
Balance January 1, 2005    58,907.429  $ 5,891          -  $        $           -   $      -  $   136,201  $(263,367)  $(121,275)
Issuance of Shares          2,162,000      216          -        -        (20,000)         -       43.426          -      23,642
Net Profit for the year             -        -          -        -              -          -            -     16,653      16,653
                           ----------  -------  ---------  -------  --------------  --------  -----------  ----------  ----------
Balance December 31, 2005  61,069,429    6,107          -        -        (20,000)         -      179,627   (246,714)    (80,980)
Shares receivable                   -        -          -        -         20,000          -            -          -      20,000
Net Profit for the Year             -        -          -        -              -          -            -     36,168      36,168
                           ----------  -------  ---------  -------  --------------  --------  -----------  ----------  ----------
Balance December 31, 2006  61,069,429  $ 6,107          -  $     -  $           -   $      -  $   179,627  $(210,546)  $ (24,812)
                           ==========  =======  =========  =======  ==============  ========  ===========  ==========  ==========


                            OFFSHORE CREATIONS, INC.
                            STATEMENT OF CASH FLOWS

                                                  FOR THE YEARS ENDED
                                                     DECEMBER  31,
Cash Flows from Operating Activities:              2006        2005
                                                ----------  ----------
Net Profit for the period:                      $  36,168   $  16,653
Depreciation                                       39,146      83,596
Common Stock issued                                     -      23,642
Changes in Assets and Liabilities Accounts Rec    118,699      17,706
Accounts Payable and Accrued Expenses            (235,895)   (115,260)
                                                ----------  ----------
Net Cash Flows from Operating Activities          (41,882)     26,337

Cash Flows from Investing Activities
Purchase of Fixed Assets                                -     (56,279)
                                                ----------  ----------

Net Cash Used by Investing Activities                   -     (56,279)

Cash Flows from Financing Activities
Increase of note                                   26,018     134,665
Proceeds from stock subscribed                     20,000           -
Payments on Notes                                (129,812)          -
                                                ----------  ----------
Net Cash Flows from Financing Activities          (83,794)    134,665

Net Increase (Decrease) in cash                  (125,676)    104,723
                                                ----------  ----------

Cash-beginning                                    128,781      24,058
Cash-end                                        $   3,105   $ 128,781
                                                ==========  ==========

Supplemental disclosures:
Interest Paid                                   $     629   $   3,789
Income Taxes paid                               $       -   $       -


   The accompanying notes are an integral part of these financial statements.

                            OFFSHORE CREATIONS, INC.
                         NOTES TO FINANCIAL STATEMENTS

NOTE  1  -  ORGANIZATION  AND  SIGNIFICANT  ACCOUNTING  POLICIES

Organization and Line of Business
---------------------------------

 Offshore Creations, Inc. (the "Company") was incorporated in the state of StateNevada in 2002 originally as a computer consulting company mainly servicing foreign companies in the country-regionplaceUS.

Basis  of  Presentation/Going  Concern
--------------------------------------

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the country-regionplaceUnited States of America, which contemplate continuation of the Company as a going concern. The Company had no material assets and a negative retained deficit. These conditions raise substantial doubt as to the Company's ability to continue as a going concern. These financial statements do not include any adjustments that might result from the outcome of this uncertainty. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the country-regionplaceUnited States.

Stock  Based  Compensation
--------------------------

SFAS No. 123, "Accounting for Stock-Based Compensation," establishes and encourages the use of the fair value based method of accounting for stock-based compensation arrangements under which compensation cost is determined using the fair value of stock-based compensation determined as of the date of grant and is recognized over the periods in which the related services are rendered. For stock based compensation the Company recognizes an expense in accordance with SFAS No. 123 and values the equity securities based on the fair value of the security on the date of grant. For stock-based awards the value is based on the market value for the stock on the date of grant. Stock option awards are valued using the Black-Scholes option-pricing model.

Use of Estimates
----------------

The preparation of financial statements in conformity with accounting principles generally accepted in the country-regionplaceUnited States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from these estimates.

Fair Value of Financial Instruments
-----------------------------------

For certain of the Company's financial instruments, including cash and cash equivalents, other current assets, accounts payable, accrued interest and due to related party, the carrying amounts approximate fair value due to their short maturities.

Cash and Cash Equivalents
-------------------------

For purposes of the statements of cash flows, the Company defines cash equivalents as all highly liquid debt instruments purchased with a maturity of three months or less, plus all certificates of deposit.

Concentration of Credit Risk
----------------------------

Financial instruments, which potentially subject the Company to concentrations of credit risk, consist of cash and cash equivalents and accounts receivables. The Company places its cash with high quality financial institutions and at times may exceed the FDIC $100,000 insurance limit. The Company extends credit based on an evaluation of the customer's financial condition, generally without collateral. Exposure to losses on receivables is principally dependent on each customer's financial condition. The Company monitors its exposure for credit losses and maintains allowances for anticipated losses, as required.

Impairment of Long-Lived Assets
-------------------------------

SFAS No. 144 requires that long-lived assets to be disposed of by sale, including those of discontinued operations, be measured at the lower of carrying amount or fair value less cost to sell, whether reported in continuing operations or in discontinued operations. SFAS No. 144 broadens the reporting of discontinued operations to include all components of an entity with operations that can be distinguished from the rest of the entity and that will be eliminated from the ongoing operations of the entity in a disposal transaction. SFAS No. 144 also establishes a "primary-asset" approach to determine the cash flow estimation period for a group of assets and liabilities that represents the unit of accounting for a long-lived asset to be held and used.

Income  Taxes
-------------

The Company accounts for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes." Deferred taxes are provided on the liability method whereby deferred tax assets are recognized for deductible temporary differences, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Earnings  (Loss)  Per  Share
----------------------------

The Company reports earnings (loss) per share in accordance with SFAS No. 128, "Earnings per Share." Basic earnings (loss) per share is computed by dividing income (loss) available to common shareholders by the weighted average number of common shares available. Diluted earnings (loss) per share is computed similar to basic earnings (loss) per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. Diluted earnings (loss) per share has not been presented since the effect of the assumed conversion of options and warrants to purchase common shares would have an anti-dilutive effect.

Recently  Issued  Accounting  Pronouncements
--------------------------------------------
In December 2007, the FASB issued SFAS No. 141(R), Business Combinations (FAS 141(R)). This Statement provides greater consistency in the accounting and financial reporting of business combinations. It requires the acquiring entity in a business combination to recognize all assets acquired and liabilities assumed in the transaction, establishes the acquisition-date fair value as the measurement objective for all assets acquired and liabilities assumed, and requires the acquirer to disclose the nature and financial effect of the business combination. FAS 141(R) is effective for fiscal years beginning after December 15, 2008. We will adopt FAS 141(R) no later than the first quarter of fiscal 2010 and are currently assessing the impact the adoption will have on our financial position and results of operations.

In December 2007, the FASB issued SFAS No. 160. Noncontrolling Interests in Consolidated Financial Statements (FAS 160). This Statement amends Accounting Research Bulletin No. 51, Consolidated Financial Statements, to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. FAS 160 is effective for fiscal years beginning after December 15, 2008. We will adopt FAS 160 no later than the first quarter of fiscal 2010 and are currently assessing the impact the adoption will have on our financial position and results of operations. In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities, which permits entities to choose to measure at fair value eligible financial instruments and certain other items that are not currently required to be measured at fair value. The standard requires that unrealized gains and losses on items for which the fair value option has been elected be reported in earnings at each subsequent reporting date. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007. We will adopt SFAS No. 159 no later than the first quarter of fiscal 2009. We are currently assessing the impact the adoption of SFAS No. 159 will have on our financial position and results of operations.

In September 2006, the FASB issued SFAS No. 158, Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statements No. 87, 88, 106, and 132(R). SFAS No. 158 requires company plan sponsors to display the net over- or under-funded position of a defined benefit postretirement plan as an asset or liability, with any unrecognized prior service costs, transition obligations or actuarial gains/losses reported as a component of other comprehensive income in shareholders' equity. SFAS No. 158 is effective for fiscal years ending after December 15, 2006. We adopted the recognition provisions of SFAS No. 158 as of the end of fiscal 2007. The adoption of SFAS No. 158 did not have an effect on the Company's financial position or results of operations.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements. SFAS No. 157 establishes a framework for measuring fair value in generally accepted accounting principles, clarifies the definition of fair value and expands disclosures about fair value measurements. SFAS No. 157 does not require any new fair value measurements. However, the application of SFAS No. 157 may change current practice for some entities. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. We will adopt SFAS No. 157 in the first quarter of fiscal 2009. We are currently assessing the impact that the adoption of SFAS No. 157 will have on our financial position and results of operations.

In July 2006, the FASB issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes - an interpretation of FASB Statement No. 109 (FIN 48). This interpretation clarifies the application of SFAS No. 109, Accounting for Income Taxes, by defining a criterion that an individual tax position must meet for any part of the benefit of that position to be recognized in an enterprise's financial statements and also provides guidance on measurement, derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006, but earlier adoption is permitted. The Company is in the process of evaluating the impact of the application of the Interpretation to its financial statements.

NOTE 2 - ACCOUNTS RECEIVABLE

The Company has accounts receivable on services provided and has established a reserve of $13,596 for allowance for doubtful accounts in 2005. At December 31, 2006 there was no accounts receivable.

NOTE 3 - FIXED ASSET

                                    2006
                               ----------
     Furniture and Fixtures    $  38,543
     Computers                   259,173
                               ----------
     Total                       297,716

     Accumulated Depreciation   (225,633)

     Net Fixed Assets          $  72,083


                                    2005
                               ----------
     Furniture and Fixtures    $  38,543
     Computers                   259,173
                               ----------
     Total                       297,716

     Accumulated Depreciation   (186,487)

     Net Fixed Assets          $ 111,229

     Depreciation Expenses in 2006 was $39,146 and $83,596 in 2005. Assets are depreciated over asset lives of 3 to 5 years.

NOTE  4  -  NOTE  PAYABLE

In 2005 the Company was obligated under two notes, one to an investment house for $91,000 plus interest at 10% convertible in common shares if unpaid in 2006. The conversion would be at the market price of the stock. The company is also obligated on a note for $112,797 with interest at 6%. In 2006 the first note accrued interest to $100,000 and was converted in February 2007. The second note was satisfied in 2006.

NOTE 5 - COMMON STOCK TRANSACTIONS

In 2005 the Company issued 2,162,000 shares of common stock for services valued at $23,162. There were no share issuances in 2006

NOTE  6  -  INCOME  TAXES

Income taxes are accounted for in accordance with SFAS 109, Accounting for Income Taxes, using the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the year in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The Company has a net loss carryforward equal to approximately $184,000. The deferred tax asset related to this carryforward has been reserved in full due to the fact that it is more likely than not that the Company will realize this asset.

NOTE  7  -  SUBSEQUENT  EVENT

On February 16, 2007 the Company changed its name and its business plan to Sustainable Power Corp. In February of 2007 the Company issued 60,000,000 shares of stock to convert the debt outstanding of $100,000. In February 2007 the Company issued 32,000,000 shares of stock for services related to a one year consulting agreement.